As filed with the U.S. Securities and Exchange Commission on July 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cyabra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	99-4210757
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13 Gershon Shatz
Tel Aviv Israel
+972-54-768-8642

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan Brahmy

Chief Executive Officer

240W 40th St

New York, NY 10018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Ilana Neck Levin, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders identified herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 30, 2026

Cyabra, Inc.

(f/k/a Trailblazer Holdings, Inc.)

Up to 150,621,827 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling shareholders (the “Selling Shareholders”) identified in this prospectus of up to an aggregate of 150,621,827 shares (the “Shares”) of our common stock, $0.0001 par value per share (“Common Stock”), consisting of: (A) (i) 1,175,090 shares of Common Stock; (ii) 12,643,680 shares of Common Stock issuable upon the exercise of pre-funded warrants; (iii) 13,818,770 shares of Common Stock issuable upon the exercise of Series A warrants; (iv) 13,818,770 shares of Common Stock issuable upon the exercise of Series B warrants, that were issued and sold by us to the Selling Shareholders in a private placement  (the “PIPE”), pursuant to certain securities purchase agreements, dated as of July 9, 2026 (the “Securities Purchase Agreements”), by and between the Company and the Selling Shareholders; (B) 35,648,276 shares of Common Stock issuable upon the conversion of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Shares”) or upon the exercise of pre-funded warrants that may be issued in lieu thereof, pursuant to certain conversion agreements, dated as of July 9, 2026 (the “Conversion Agreements”), by and between the Company and certain Selling Shareholders, the closing of which is subject to stockholder approval; and (C) (i) 24,505,747 shares of Common Stock or shares of Common Stock issuable upon the exercise of pre-funded warrants that may be issued in lieu thereof; (ii) 24,505,747 shares of Common Stock issuable upon the exercise of Series A warrants; and (iii) 24,505,747 shares of Common Stock issuable upon the exercise of Series B warrants, issuable in exchange of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”), pursuant to that certain exchange agreement, dated as of July 9, 2026 (the “Exchange Agreement”), by and between the Company and Alpha Capital Anstalt (“Alpha”), the closing of which is subject to stockholder approval. The Series A warrants issued pursuant to the Securities Purchase Agreements and issuable pursuant to the Exchange Agreement are collectively referred to herein as the “Series A Warrants”, the Series B warrants issued pursuant to the Securities Purchase Agreements and issuable pursuant to the Exchange Agreement are collectively referred to herein as the “Series B Warrants”, the pre-funded warrants issued pursuant to the Securities Purchase Agreements and issuable pursuant to the Conversion Agreements and the Exchange Agreement are collectively referred to herein as the “Pre-Funded Warrants”, and the Series A Warrants and the Series B Warrants are collectively referred to herein as the “Warrants”. This prospectus also covers any additional shares of Common Stock that may become issuable by reason of stock splits, stock dividends or other anti-dilution events described in the Warrants. The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock, are exercisable immediately upon issuance and will remain exercisable until exercised in full. The Series A Warrants have an exercise price of $0.50 per share of Common Stock, will be initially exercisable on the date stockholder approval is obtained and will expire five years from the initial exercise date. The Series B Warrants have an exercise price of $0.45 per share of Common Stock, will be initially exercisable on the date stockholder approval is obtained and will expire twelve months from the initial exercise date.

We are registering the resale of the Shares as required by the Securities Purchase Agreements. We are not selling any securities under this prospectus and will not receive any proceeds from sales of the Shares by the Selling Shareholders or their permitted transferees. To the extent the Pre-Funded Warrants and the Warrants are exercised for cash, if at all, we will receive up to an aggregate of approximately $36,409,556 in cash from the exercise price of such Pre-Funded Warrants and the Warrants, assuming the exercise in full of all the Warrants.

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell its Shares in the section of this prospectus titled “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Global Market under the symbol “CYAB.” On July 29, 2026, the last reported sale price of our Common Stock was $0.26 per share. There is no established market for the Pre-Funded Warrants and we do not intend to apply to list them on any securities exchange or other nationally recognized trading system.

This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

This offering will terminate on the earlier of (i) the date when all of the securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 8 before you invest in our Common Stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July       , 2026.

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ABOUT THIS PROSPECTUS

This prospectus relates to the offer and resale of up to an aggregate of 150,621,827 Shares issued in connection with the PIPE, the Conversation Agreements and the Exchange Agreement.

You should rely only on the information contained in this prospectus and the related exhibits, and any prospectus supplement or amendment thereto, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of our Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

●	our ability to raise capital through the issuance of additional securities;

●	the exercise of outstanding warrants for cash, if at all, and the amount of proceeds we may receive from any such exercises;

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the size of the addressable markets for our products and services;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation;

●	the ability to maintain the listing of our Common Stock on the Nasdaq Global Market; and

●	operational risk.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You should also carefully read our consolidated financial statements and the related notes herein, as well as the exhibits to the registration statement of which this prospectus forms a part. Unless the context otherwise requires, the terms “Cyabra,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar references in this prospectus refer to Cyabra, Inc., the registrant on the cover page of the registration statement of which this prospectus forms a part.

Unless the context otherwise requires, references in this prospectus to “we,” “us,”“Cyabra,” or the “Company” refers to Cyabra, Inc.

We were originally known as Trailblazer Holdings, Inc. (“Holdings”), a Delaware company. On March 27, 2026, we closed a business combination (the “Business Combination”) agreement, by and among Trailblazer Merger Corporation I (“Parent”), a blank-check special purpose acquisition company, Trailblazer Merger Sub, Ltd., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Holdings, a direct, wholly owned subsidiary of Parent. Upon the consummation of the transactions contemplated by the merger agreement, (a) Parent will merge with and into Holdings and Holdings will be the survivor of such merger and (b) Merger Sub will merge with and into Cyabra Strategy Ltd., with Cyabra Strategy Ltd. being the surviving entity, following which Merger Sub will cease to exist and Cyabra Strategy Ltd will become a wholly owned subsidiary of Parent and will be publicly listed on the Nasdaq Stock Market.

We uncover disinformation spread online. Disinformation diminishes trust, creates false or negative narratives and content and sows dissension. Creators of disinformation may be sponsored by foreign governments, competitors, or other third parties with significant resources and access to highly sophisticated generative artificial intelligence (“GenAI”) tools that generate and spread fake content. They use these tools to create bot networks and fake social media accounts to disseminate disinformation, inciting fear and anger and making us question everything we see or read. These tools make it difficult for the targets of the disinformation — whether they are corporations or public sector agencies — to detect and combat its spread. In many cases, these targets do not have the tools or expertise to effectively identify or counteract the threat. While fake accounts using enhanced AI tools appear more and more authentic, the line between real and fake is disappearing.

We combat disinformation by leveraging advanced artificial intelligence (“AI”) and machine learning (“ML”) technologies to monitor and analyze online conversations in real-time. Developed by experts in information warfare, our platform collects publicly available data from social media and news sites. The platform applies our proprietary algorithms to assess authenticity and sentiment, enabling us to identify fake accounts, uncover harmful narratives, detect GenAI text and images, and filter between real and fake profiles, helping customers protect their brand reputation and ensure the authenticity of online discourse about them. We do not compete with any of the platforms and news sites from which we collect public data and our collection of such public data is for intelligence purposes only from responsible actors (on behalf of government or corporate entities).

Governments around the world, including defense ministries, foreign ministries, security and intelligence agencies, rely on our insights to mitigate risks to democracy, public order, and national security. Our platform has been used by law enforcement agencies throughout the world to respond to issues such as online fraud, hate speech and criminal-related activities. Our tools are used by business customers to manage and protect their online reputation through advanced AI monitoring.

Recent Developments

On March 27, 2026, we completed our previously announced Business Combination with Holdings. Pursuant to the Business Combination, our legacy Cyabra Strategy Ltd. entity merged with and into a wholly-owned subsidiary of Holdings with the legacy Cyabra Strategy Ltd. entity surviving as a wholly-owned subsidiary of Trailblazer Holdings, Inc., which was subsequently renamed “Cyabra, Inc.” Upon consummation of the Business Combination, the Common Stock of Cyabra, Inc. began trading on the Nasdaq Global Market under the symbol “CYAB.”

The PIPE

On July 9, 2026, we entered into Securities Purchase Agreements with the Selling Shareholders relating to an offering and the sale of an aggregate of 1,175,090 Pre-Funded Warrants to purchase up to 12,643,680 shares of Common Stock, at a purchase price of $0.435 per share and $0.4349 per Pre-Funded Warrant, Series A Warrants to purchase up to 13,818,770 shares of Common Stock at an exercise price of $0.50 and Series B Warrants to purchase up to 13,818,770 shares of Common Stock at an exercise price of $0.45. The PIPE closed on July 10, 2026. The gross proceeds from the PIPE, before deducting the placement agent fees and offering expenses, were approximately $6 million. We intend to use the net proceeds received from the PIPE for working capital and other general corporate purposes.

The Pre-Funded Warrants are exercisable immediately upon issuance and remain exercisable until exercised in full. The Series A Warrants will be initially exercisable on the date stockholder approval is obtained and will expire five years from the initial exercise date. The Series B Warrants will be initially exercisable on the date stockholder approval is obtained and will expire twelve months from the initial exercise date.

Exchange Agreement and Conversion Agreement

On July 9, 2026, we entered into the Exchange Agreement with Alpha that holds the outstanding Series C Preferred Stock, pursuant to which Alpha agreed to exchange at the Exchange Closing (as defined in the Exchange Agreement) an amount of Series C Preferred Stock with an aggregate value of $10,660,000 (the “Preferred Shares Value”), and we agreed to issue to Alpha, in the exchange therefor: (i) the number of shares of Common Stock; (ii) if applicable, the Pre-Funded Warrants; and (iii) the Series A Warrants and the Series B Warrants (including the Series A Warrant shares and the Series B Warrant shares) as if Alpha had invested additional cash equal to the Preferred Shares Value in the PIPE. Effective upon the Exchange Closing, the Exchange Preferred Shares (as defined in the Exchange Agreement) shall automatically be cancelled, retired and restored to the status of authorized but unissued shares of the Series C Preferred Stock. The Exchange Closing is subject to the receipt of a stockholder approval required in connection with the Exchange Agreement.

On July 9, 2026, we entered into the Conversion Agreements with certain Selling Shareholders that are holders of an aggregate of 35,648,276 of Series A Preferred Stock and Series B Preferred Stock, pursuant to which such Selling Shareholders agreed that upon the Conversion Closing (as defined in the Conversion Agreements), all of the outstanding Preferred Shares shall be deemed to have been converted into shares of Common Stock (or Pre-Funded Warrants in lieu thereof). Pursuant to the Conversion Agreements, we and the Selling Shareholders parties thereto agreed to amend the terms of the Certificates of Designation governing the Preferred Shares to reduce the conversion price of each class of Preferred Shares to $0.435 per share. The conversion is subject to the receipt of a stockholder approval required in connection with the Conversion Agreements.

Corporate Information

Cyabra Strategy Ltd., an Israeli company, was formed on July 13, 2017. Our principal executive offices are located at 13 Gershon Shatz, Tel Aviv, Israel 6997543, and our telephone number is +972-54-768-8642. We maintain a website on the Internet at https://cyabra.com/. Information on our website, or any other website, is not incorporated by reference in this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and December 31, 2026. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in the filings we make with the SEC. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies that are not emerging growth companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

Risks Related to This Offering

●	The number of shares of Common Stock being registered for resale pursuant to the registration statement of which this prospectus forms a part is significant in relation to our currently outstanding shares of Common Stock.

●	Holders of the Pre-Funded Warrants and/or Warrants will have no rights as shareholders until such holders exercise such Pre-Funded and/or Warrants.

●	Resales by the Selling Shareholders may have an adverse effect on the market price of our Common Stock.

●	Stockholders may experience significant dilution as a result of this offering and potential future offerings.

●	There is no public market for the Pre-Funded Warrants and/or Warrants.

Risks Related to Our Business and the Industry in Which It Operates

●	We have a history of losses, anticipate continued operating losses in the future, and may not be able to achieve or maintain profitability.

●	We will require additional capital to support our business and objectives.

●	Our business depends on renewals of its subscription contracts.

●	We face competition, which may adversely affect its ability to add new customers, retain existing customers and grow its business.

●	If we do not accurately predict, prepare for, and respond promptly to rapidly evolving technological and market developments and successfully manage changing customer needs, our competitive position and prospects will be harmed.

●	Our research and development may not generate revenue or yield expected benefits.

●	Conditions in Israel could adversely affect our business.

●	Our business and operations have experienced significant growth in recent periods, and if it does not effectively manage any future growth or is unable to improve its systems, processes, and controls, our operating results could be adversely affected.

●	Our business depends, in part, on sales to governmental organizations, and significant changes in the contracting or fiscal policies of such governmental organizations could have an adverse effect on our business and results of operations.

●	Issues in the development and use of AI, machine learning and data scraping in our software solution, combined with an uncertain regulatory environment, may result in reputational harm, liability, or other adverse effects to our business and operating results.

●	We rely on third-party data centers, such as Amazon Web Services, to host and operate our platform and any disruption of or interference with our use of these facilities may negatively affect its ability to maintain the performance and reliability of its platform which could cause our business to suffer.

●	Licensing of our software is dependent, in part, on the performance of third parties.

●	If we are unable to attract, retain, and motivate its key technical, sales, and management personnel, our business could suffer.

Risks Related to Our Intellectual Property

●	Failure to protect and enforce our proprietary technology and intellectual property rights could substantially harm our business.

●	Intellectual property disputes could result in significant costs and harm our business.

●	We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

Risks Related to Our Products and Technology

●	Security breaches, computer malware, computer hacking, cyberattacks and other security incidents could harm our business, reputation, brand and operating results.

●	Defects, errors, or vulnerabilities in our products or subscriptions, the failure of our products or subscriptions to block a virus or prevent a security breach or incident, misuse of our products, or risks of product liability claims could harm our reputation and adversely impact our operating results.

●	Our use of open source technology could impose limitations on its ability to commercialize its software.

Risks Related to Our Legal or Regulatory Matters

●	We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which can increase the cost of doing business, compliance risks and potential liability.

●	Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing our operations could subject it to penalties and other adverse consequences.

●	Our business may be affected by litigation and governmental investigations.

●	We have received Israeli government grants for certain research and development activities. The terms of those grants require it to satisfy specified conditions as stipulated under the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984, the regulations promulgated thereunder and the Israel Innovation Authority (the “IIA”) applicable rules and guidelines, including the terms of the specific grants received from the IIA (collectively, the “Innovation Law”).

Risks Relating to the Ownership of Our Common Stock

●	The price of our Common Stock may be volatile.

●	Our management team has minimal experience managing a public company.

●	Insiders have substantial influence over our management, which could limit your ability to affect the outcome of key transactions, including a change of control.

●	Future sales, or the perception of future sales, of our Common Stock by us or our existing stockholders in the public market could cause the market price for our Common Stock to decline.

●	We do not anticipate paying any cash dividends in the foreseeable future.

ABOUT THIS OFFERING

Issuer	Cyabra, Inc. (f/k/a Trailblazer Holdings, Inc.)

Shares of Common Stock that may be offered and sold from time to time by the Selling Shareholders named herein:	Up to an aggregate of 150,621,827 shares of Common Stock, consisting of: (A) (i) 1,175,090 shares of Common Stock; (ii) 12,643,680 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants; (iii) 13,818,770 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iv) 13,818,770 shares of Common Stock issuable upon the exercise of the Series B Warrants; (B) 35,648,276 shares of Common Stock issuable upon the conversion of the Preferred Shares or upon the exercise of Pre-Funded Warrants that may be issued in lieu thereof pursuant to the Conversion Agreements, the closing of which is subject to stockholder approval; and (C) (i) 24,505,747 shares of Common Stock or shares of Common Stock issuable upon the exercise of Pre-Funded Warrants that may be issued in lieu thereof, (ii) 24,505,747 shares of Common Stock issuable upon the exercise of Series A Warrants, and (iii) 24,505,747 shares of Common Stock issuable upon the exercise of Series B Warrants issuable pursuant to the Exchange Agreement, the closing of which is subject to stockholder approval.

The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock, are exercisable immediately upon issuance and will remain exercisable until exercised in full. The Series A Warrants have an exercise price of $0.50 per share of Common Stock, will be initially exercisable on the date stockholder approval is obtained and will expire five years from the initial exercise date. The Series B Warrants have an exercise price of $0.45 per share of Common Stock, will be initially exercisable on the date stockholder approval is obtained and will expire twelve months from the initial exercise date. Stockholder approval is required in connection with the PIPE, the Exchange Agreement and the Conversion Agreements. The Exchange Closing pursuant to the Exchange Agreement and the Conversion Closing pursuant to the Conversion Agreements are each subject to the receipt of stockholder approval.

Shares of Common Stock outstanding prior to the consummation of this offering:	15,765,372 shares of Common Stock.

Shares of Common Stock outstanding after consummation of this offering:	166,387,199 shares of Common Stock (assuming full exercise for cash of the Pre-Funded Warrants and the Warrants, the full conversion of the Preferred Shares into shares of Common Stock (or pre-Funded Warrants in lieu thereof), and the issuance pursuant to the Exchange Agreement of all shares of Common Stock (or Pre-Funded Warrants in lieu thereof), Series A Warrants and Series B Warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. We will receive proceeds in the event that any of the Pre-Funded Warrants and the Warrants are exercised at the exercise prices per share for cash. Any proceeds that we receive from the exercise of the Pre-Funded Warrants and the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors:	An investment in the shares of Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section of this prospectus and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Markets symbol:	“CYAB”

The number of outstanding shares of Common Stock prior and after this offering as of July 29, 2026 excludes the following:

●	400,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants at an exercise price of $11.50 per share;

●	49,983 shares of Common Stock issuable upon the exercise of certain outstanding warrants at an exercise price of $3.6011 per share;

●	1,153,587 shares of Common Stock that are reserved for issuance upon the exercise of the Replacement Options (as defined below) under the 2026 Plan; and

●	2,072,125 shares of Common Stock that are reserved for issuance pursuant to the grant of future equity awards under the 2026 Plan.

RISK FACTORS

Any investment in Common Stock involves a high degree of risk. Before deciding whether to purchase Common Stock, investors should carefully consider the risks described below. Our business, financial condition, operating results and prospects are subject to the following material risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of the Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of the Common Stock. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of the Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.” References to “we,” “us,” or “our” in this section refer to the Combined Company.

Risks Related to this Offering.

The number of shares of Common Stock being registered for resale pursuant to the registration statement of which this prospectus forms a part is significant in relation to our currently outstanding shares of Common Stock.

The registration statement of which this prospectus forms a part registers for resale by the selling shareholders up to an aggregate of 150,621,827 shares of our Common Stock, consisting of shares of Common Stock issued or issuable upon the exercise of warrants and the conversion or exchange of other outstanding securities. As of July 29, 2026, we had 15,765,372 shares of Common Stock outstanding. Accordingly, the number of shares being registered for resale represents approximately 955% of our currently outstanding Common Stock.

The resale by the Selling Shareholders, or the perception that such resales may occur, could cause the market price of our Common Stock to decline significantly. Sales of a substantial number of shares of our Common Stock, or the perception that such sales may occur, could increase the volatility of the market price of our Common Stock and make it more difficult for us to raise additional capital through future equity financings at prices that we deem appropriate or at all.

Moreover, because a substantial portion of the shares being registered for resale are issuable upon the exercise of warrants or the conversion or exchange of other outstanding securities, the number of shares that may ultimately be issued and sold into the market could substantially increase the number of our outstanding shares, resulting in substantial dilution to existing stockholders.

We may not obtain the stockholder approval required for the exercise of the Series A Warrants and Series B Warrants, the consummation of the Exchange Closing and the consummation of the Conversion Closing.

The Series A Warrants and Series B Warrants issued in the PIPE will not become exercisable unless and until we obtain stockholder approval. In addition, the Exchange Closing pursuant to the Exchange Agreement and the Conversion Closing pursuant to the Conversion Agreements are each subject to the receipt of stockholder approval. There can be no assurance that we will obtain the stockholder approval or, if obtained, that it will be obtained in a timely manner. If we fail to obtain stockholder approval, holders of the Series A Warrants and Series B Warrants will not be able to exercise such warrants, the Exchange Closing will not occur and holders of the Preferred Shares that are parties to the Conversion Agreements will not receive shares of Common Stock (or pre-funded warrants in lieu thereof) issuable upon conversion of the Preferred Shares pursuant to the Conversion Agreements, which could adversely affect our business, financial condition, results of operations and the market price of our Common Stock.

Holders of the Pre-Funded Warrants and/or Warrants will have no rights as shareholders until such holders exercise such Pre-Funded and/or Warrants.

Holders of the Pre-Funded Warrants and/or Warrants will have no rights as shareholders unless and until such securities are exercised and, in the case of the Series A Warrants and Series B Warrants, the requisite stockholder approval has been obtained. Upon the exercise of the Pre-Funded Warrants and/or Warrants, such holders will be entitled to exercise the rights of shareholders only as to matters for which the record date occurs after the exercise date.

Resales by the Selling Shareholders may have an adverse effect on the market price of our Common Stock.

The 150,621,827 shares of Common Stock being offered under this prospectus for the account of the Selling Shareholders equal approximately 955% of the 15,765,372 shares of our Common Stock outstanding as of July 29, 2026. Sales of the shares offered under this prospectus, or the potential of such sales, may have an adverse effect on the market price, liquidity and the demand for our Common Stock and such sales could also affect our company’s ability to raise additional capital in the equity markets in the future.

Stockholders may experience significant dilution as a result of this offering and potential future offerings.

The issuance of up to 149,446,737 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants, the conversion of the Preferred Shares (assuming the Preferred Shares are converted into Common Stock rather than Pre-Funded Warrants), and pursuant to the Exchange Agreement (assuming the shares issuable thereunder are issued as Common Stock rather than Pre-Funded Warrants) could cause our existing stockholders to experience substantial dilution.

The Selling Shareholders identified herein are selling from time to time up to 150,621,827 shares of Common Stock, consisting of 1,175,090 outstanding shares of Common Stock and up to 149,446,737 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants, the conversion of the Preferred Shares (or upon the exercise of Pre-Funded Warrants that may be issued in lieu thereof) and pursuant to the Exchange Agreement (or upon the exercise of Pre-Funded Warrants that may be issued in lieu thereof), which constitute approximately 955% of our issued and outstanding shares of Common Stock prior to the offering pursuant to this prospectus. Such sales could cause the market price of our Common Stock to decline.

Purchasers of our Common Stock, as well as our existing stockholders, will experience dilution upon the exercise of the Pre-Funded Warrants and the Warrants and the conversion of the Preferred Shares into shares of Common Stock.

In addition, we may also offer additional shares of Common Stock in the future, which may result in additional significant dilution.

There is no public market for the Pre-Funded Warrants and/or Warrants.

There is no established public trading market for the Pre-Funded Warrants or the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Pre-Funded Warrants or the Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.

Risks Related to Our Business and the Industry in Which We Operate.

We have a history of losses, anticipate continued operating losses in the future, and may not be able to achieve or maintain profitability. If we cannot achieve or maintain profitability, our shareholders could lose all or part of their investment.

Since our inception, we have generated substantial net losses as we have devoted our resources to the development of our technology. As of March 31, 2026, we had an accumulated deficit of approximately $58.1 million. For the years ended December 31, 2025 and December 31, 2024, our total comprehensive loss was $12.8 million and $15.6 million, respectively. We expect our operating losses to continue for the foreseeable future as we continue to invest in research and development and sales and marketing efforts. These efforts may be more costly than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. If we are unable to generate substantial revenue, we may never become profitable or be able to maintain any future profitability. If this were to occur, our shareholders could lose all or part of their investment.

We will require additional capital to support our business and objectives.

Until such time, if ever, as we can generate sufficient revenue to provide for our working capital needs, we expect to finance our working capital requirements through a combination of equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or products, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our research and product development or our sales and marketing efforts, or grant rights to develop and market our products that we would otherwise prefer to develop and market ourselves, all of which could also impact our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Our business depends on renewals of its subscription contracts.

Subscription revenue accounts for a majority of our total revenues. Sales and renewals of our subscription contracts may decline and fluctuate as a result of a number of factors, including our customers’ level of satisfaction with our product, the frequency and severity of subscription outages, our product uptime or latency and reductions in our customers’ spending levels. Our existing customers have no contractual obligation to, and may not, renew their subscription contracts after the completion of their initial contract period. Additionally, our customers may renew their subscription agreements for shorter contract lengths or on other terms that are less economically beneficial to us. In order for us to maintain or improve our operating results, it is important that our customers renew when the terms of their contracts expire. Customer renewal rates may be affected by a number of factors, including:

●	our pricing or license terms and those of our competitors;

●	our reputation for performance and reliability;

●	new product releases by us or our competitors;

●	customer satisfaction with our software or support;

●	consolidation within our customer base;

●	availability of comparable software from our competitors;

●	effects of global or industry specific economic conditions;

●	our customers’ ability to continue their operations and spending levels; and

●	other factors, a number of which are beyond our control.

If our customers fail to renew their subscription contracts or renew on terms that are less beneficial to us, our renewal rates may decline or fluctuate, which may harm our business.

In addition, because we recognize subscription revenue over the term of the relevant subscription period, which generally ranges from several months to three years, a decline in subscription contracts in any one fiscal quarter will not be fully or immediately reflected in revenue in that fiscal quarter but will negatively affect our revenue in future fiscal quarters.

We face competition, which may adversely affect our ability to add new customers, retain existing customers and grow our business.

We believe the market for disinformation detection services is competitive and subject to rapid technological changes. We primarily compete with third-party service providers and, to a certain extent, the in-house capabilities of our existing and potential future customers. Our competitors include Logically, Inc., Blackbird.AI, Alethea Group, Inc., VineSight Technology Ltd. and Pyrra Technologies Inc.

Many of our competitors have greater financial, technical, marketing, sales, and other resources, greater name recognition, longer operating histories, and a larger base of customers than we do. They may be able to devote greater resources to the promotion and sale of products and services than we can, and they may offer lower pricing than we do. Further, they may have greater resources for research and development of new technologies, the provision of customer support, and the pursuit of acquisitions. They may also have larger and more mature intellectual property portfolios and broader and more diverse product and service offerings, which allow them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products and subscriptions. Some competitors may have broader distribution and established relationships with distribution partners and end-customers.

Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors or continuing market consolidation. Our competitors and potential competitors may be able to develop new or disruptive technologies, products, or services and leverage new business models that are equal or superior to ours, achieve greater market acceptance of their products and services, disrupt our markets, and increase sales by utilizing different distribution channels than we do. In addition, new and enhanced technologies continue to increase our competition. To compete successfully, we must accurately anticipate technology developments and deliver innovative, relevant, and useful products, services and technologies in a timely manner. Some of our competitors have made or could make acquisitions of businesses that may allow them to offer more directly competitive and comprehensive solutions than they had previously offered and adapt more quickly to new technologies and end-customer needs. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins and loss of market share. If we are unable to compete successfully, or if competing successfully requires us to take aggressive pricing or other actions, our business, financial condition, and results of operations would be adversely affected.

If we do not accurately predict, prepare for, and respond promptly to rapidly evolving technological and market developments and successfully manage changing customer needs, our competitive position and prospects will be harmed.

The market for disinformation detection services has grown quickly and continues to evolve rapidly. If we fail to accurately predict, prepare for, and respond to rapidly evolving technological and market developments and successfully manage changing customer needs in a timely manner, our business will be harmed.

Our research and development may not generate revenue or yield expected benefits.

A key element of our strategy is to focus on innovation and invest in research and development to create new products and enhance our existing product offerings. Research and development projects can be technically challenging and expensive, and there may be delays between the time we incur expenses and the time we are able to generate revenue, if any. Anticipated customer demand for any software we may develop could decrease after the development cycle has commenced, and we could be unable to avoid costs associated with the development of any such software. If we expend a significant amount of resources on research and development and our efforts do not lead to the timely introduction or improvement of software that is competitive in our current or future markets, it could harm our business. Our development could be limited by government regulations affecting who we can hire, and what markets we can serve.

Conditions in Israel could adversely affect our business.

We are incorporated under the laws of the State of Israel, and many of our employees, including certain management members, operate from our office that is located in Tel Aviv, Israel. In addition, a substantial number of our officers and directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with certain armed groups in the Gaza Strip, with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Israel faces threats from more distant neighbors, and in particular, Iran, which has threatened to attack Israel and which is believed to be developing nuclear weapons.

On October 7, 2023, the “Swords of Iron” war started between Israel and the terrorist organizations in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. This war is concentrated in the Gaza Strip which is along the southern region of the State of Israel, whereas the Hezbollah terrorist organization located in Lebanon has also engaged in hostilities. Israel has responded to the attacks against it with airstrikes and extensive mobilization of reserves. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip and Lebanon against civilian targets in various parts of Israel, including areas in which our employees are located, and negatively affected business conditions in Israel. In addition, Iran fired missiles and drones at Israel.

Any hostilities involving Israel, including the recent hostilities between certain armed groups in the Gaza Strip and Israel which has resulted large number of missiles being fired at Israel, including major cities, such interruptions or curtailments of trade between Israel and its trading partners, could adversely affect our operations and results of operations. To the extent that key employees and potential employees are called up for active duty, our ability to operate may be impaired.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure investors that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our results of operations, financial condition or the expansion of our business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect our business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations, and prospects.

In addition, many Israeli citizens are obligated to perform several weeks of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition, and results of operations.

In addition, in 2023, the current Israeli government pursued extensive changes with respect to Israel’s judicial system. In response to such developments, individuals, organizations and financial institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or conduct business in Israel, as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. Such proposed changes may also adversely affect the labor market in Israel, or lead to political instability or civil unrest. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds and to attract or retain qualified and skilled personnel. We can give no assurance that the political, economic and security situation in Israel will not have a material adverse impact on our business in the future.

Our business and operations have experienced significant growth in recent periods, and if it does not effectively manage any future growth or is unable to improve its systems, processes, and controls, our operating results could be adversely affected.

We have experienced significant growth and increased demand for our software solution over the past few years, and the number of our customers has increased. The growth and expansion of our business places a significant strain on our management, operational, and financial resources. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, our operating and administrative systems and controls and our ability to manage headcount, capital, and processes in an efficient manner.

We may not be able to successfully implement, scale, or manage improvements to our systems, processes, and controls in an efficient or timely manner, which could result in material disruptions of our operations and business. In addition, our existing systems, processes, and controls may not prevent or detect all errors, omissions, or fraud. We may also experience difficulties in managing improvements to our systems, processes, and controls, or in connection with third-party software licensed to help us with such improvements. Any future growth would add complexity to our organization and require effective coordination throughout our organization. Failure to manage any future growth effectively could result in increased costs, disrupt our existing customer relationships, reduce demand for our solutions, or materially harm our business performance and operating results.

International operations expose us to risks inherent in international activities.

We face risks in doing business internationally that could adversely affect its business, including:

●	foreign exchange risk;

●	import, export and sanctions restrictions and changes in trade regulation and agreements, including increased government limitations concerning sharing technology, end use, and end users and possible foreign government retaliation;

●	sales and customer service challenges associated with operating in different countries;

●	difficulties in staffing and managing foreign operations and working with foreign partners;

●	different pricing environments, longer sales cycles, longer accounts receivable payment cycles, and collections issues;

●	the campaign of boycotts, divestment and sanctions that has been undertaken against Israel;

●	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including the Committee on Foreign Investment in the United States (CFIUS), the Foreign Corrupt Practices Act of 1977 (FCPA), employment, ownership, trade, tax, privacy and data protection and artificial intelligence laws and regulations;

●	limitations on enforcement of intellectual property rights;

●	social and political instability in a number of countries around the world, including the recent developments in the Middle East, and also including the threat of war, terrorist attacks in the United States or in Europe, the Middle East and Africa, epidemics or civil unrest;

●	more restrictive or otherwise unfavorable government regulations affecting Israeli entities;

●	increased financial accounting and reporting burdens and complexities;

●	restrictions on the transfer of funds; and

●	unstable regional, economic and political conditions.

Our inability to manage any of these risks successfully, or to comply with these laws and regulations, could reduce our sales, affect our development and harm its business.

Our business depends, in part, on sales to governmental organizations, and significant our in the contracting or fiscal policies of such governmental organizations could have an adverse effect on our business and results of operations.

Our future growth depends, in part, on increasing sales to governmental organizations. Demand from governmental organizations is often unpredictable, subject to budgetary uncertainty and typically involves long sales cycles. A significant focus of our business has been marketing to governmental organizations, but it cannot assure our shareholders that we will be able to maintain or grow our revenue from governmental organizations. Governmental sales are subject to a number of challenges and risks that may adversely impact our business.

Sales to such governmental organizations include, but are not limited to, the following risks:

●	selling to governmental organizations can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

●	governmental demand and payment for our solutions may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays in the governmental appropriations or procurement processes adversely affecting public sector demand for its solutions, including as a result of abrupt events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics;

●	the attitude of governmental organizations towards us as a company, our technology or the capabilities that we offer, may change and reduce interest in our service as an acceptable solution;

●	changes in the political environment, including before or after a change to the leadership within the governmental organization, can create uncertainty or changes in policy or priorities and reduce available funding for our services; and

●	governmental organizations routinely investigate and audit contractors’ administrative processes, and any unfavorable audit could result in the governmental organization refusing to continue to subscribe to our solutions, which would adversely impact its revenue and results of operations, or institute fines or civil or criminal liability if the audit were to uncover improper or illegal activities.

The occurrence of any of the foregoing risks could cause governmental organizations to delay or refrain from subscribing to our solutions in the future or otherwise have an adverse effect on its business.

Issues in the development and use of AI, machine learning and data scraping in our software solution, combined with an uncertain regulatory environment, may result in reputational harm, liability, or other adverse effects to our business and operating results.

We incorporate machine learning and AI technologies in our software solution and intend to continue to add and improve our existing machine learning and AI technologies. AI technologies are complex and rapidly evolving. We face significant competition from other companies as well as an evolving and uncertain regulatory landscape in relation to these technologies and “big data.” The development and use of AI technologies by us may result in new or enhanced governmental or regulatory scrutiny, litigation, confidentiality or security risks, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. There are operational risks as well. For example, the algorithms that we use may be flawed or may be based on datasets that are biased or insufficient. Similarly, any latency, disruption, or failure in our machine learning and AI technologies or infrastructure could result in delays or errors in our software solution.

Uncertainty around new and emerging AI technologies may require additional investment and increase our costs in the development, testing, deployment, and maintenance of machine learning models, development of new approaches and processes and development of appropriate policies, procedures, protections and safeguards, which may be costly and could impact our expenses. The development, marketing, and use of AI technologies presents emerging ethical and social issues, and if we enable or offer solutions that draw scrutiny or controversy due to their perceived or actual impact on customers, employees, content owners, or on society as a whole, we may experience brand or reputational harm, competitive harm, and/or legal liability.

The intellectual property ownership and license rights surrounding AI technologies, as well as data protection laws related to the use and development of AI, are currently not fully addressed by courts or regulators. The use or adoption of AI technologies in our software solutions may result in exposure to claims by third parties of copyright infringement or other intellectual property misappropriation, which may require us to pay compensation, license fees to third parties and/or cease use of certain content or data. The evolving legal, regulatory, and compliance framework for AI technologies may also impact our ability to protect our own data and intellectual property against infringing use.

Our products and services rely to a certain extent on the usage of third party information gathering services and other automated process or other method to retrieve, index, “data mine” or “data scrape” third party websites or platforms in a manner that that the owner of such website or platform may contend that such activity violates such website’s or platform’s robot exclusion protocols, terms of service, terms of use, end-user agreement, or other contract. Such reliance may result in exposure to claims by such third parties or other persons, including data subjects and regulatory or enforcement bodies, of breach of contract, trespass, copyright infringement, intellectual property misappropriation or unfair competition, infringement of privacy rights or violation of other regulatory rules and statutes, which may require us to pay compensation, fines or other kinds of expenses, license fees to third parties, to handle legal disputes, incur reputational damage and/or cease use of certain content or data or encounter difficulties in accessing such content or data by virtue of legal mechanisms or technical measures adopted by third parties using anti-scraping technologies such as CAPTCHA systems or IP blocking.

The laws and regulations governing web scraping and data usage are evolving, and future changes to such legal framework could impose additional restrictions on our activities. We may be required to invest significant resources in adapting our practices to comply with new laws and regulations, and failure to do so could lead to penalties, fines or limitations and prohibitions which may be imposed on our business operations. Moreover, as concerns about data privacy and cybersecurity continue to rise, regulatory authorities are placing increased oversight on businesses that rely on scraping. As such, we may face investigations, audits or enforcement actions from regulators, leading to operational disruptions, fines or legal costs.

We rely on third-party data centers, such as Amazon Web Services, to host and operate our platform and any disruption of or interference with our use of these facilities may negatively affect its ability to maintain the performance and reliability of its platform which could cause its business to suffer.

Our customers depend on the continuous availability of our platform. We currently host our platform and serve our customers using a mix of third-party data centers, primarily Amazon Web Services, Inc., or AWS. Consequently, we may be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of our direct control. We may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints.

The following factors, many of which are beyond our control, can affect the delivery, availability, and the performance of our platform:

●	the development and maintenance of the infrastructure of the internet;

●	he performance and availability of third-party providers of cloud infrastructure services, such as AWS, with the necessary speed, data capacity and security for providing reliable internet access and services;

●	decisions by the owners and operators of the data centers where our cloud infrastructure is deployed to terminate its contracts, discontinue its services, shut down its operations or facilities, increase its prices, change its service levels, limit its bandwidth, declare bankruptcy or prioritize the traffic of other parties;

●	physical or electronic break-ins, acts of war or terrorism, human error or interference (including by disgruntled employees, former employees or contractors) and other catastrophic events;

●	cyberattacks, including denial of service attacks, targeted at us, its data centers, or the infrastructure of the internet;

●	failure by us to maintain and update its cloud infrastructure to meet its data capacity requirements;

●	errors, defects or performance problems in our software, including third-party software incorporated in its software;

●	improper deployment or configuration of our solutions;

●	the failure of our redundancy systems, in the event of a service disruption at one of its data centers, to provide failover to other data centers in its data center network; and

●	the failure of our disaster recovery and business continuity arrangements.

The adverse effects of any service interruptions on our reputation, results of operations, and financial condition may be disproportionately heightened due to the nature of its business. Interruptions or failures in our service delivery could result in a cyberattack or other security threat to one of its customers during such periods of interruption or failure. Additionally, interruptions or failures in our service could affect its renewal rates, and harm its ability to attract new customers. The occurrence of any of these factors, or if we are unable to rapidly and cost-effectively fix such errors or other problems that may be identified, could damage its reputation, negatively affect its relationship with its customers or otherwise harm its business, results of operations and financial condition.

Licensing of our software is dependent, in part, on the performance of third parties.

We license our software primarily through its direct sales force. To a lesser extent, we have authorized certain resellers to market and sell our software to their customers. If these resellers are unable to successfully market our software, or become unstable, financially insolvent, or otherwise do not perform as we expect, our revenue growth from resellers could be negatively impacted.

If we are unable to attract, retain, and motivate its key technical, sales, and management personnel, its business could suffer.

Our future success depends, in part, on its ability to continue to attract, retain, and motivate the members of its management team and other key employees. In particular, we are highly dependent on the services of our co-founders, Dan Brahmy, Yossef Daar and Ido Shraga. We rely on our leadership team in the areas of operations, security, marketing, sales, support, research and development, and general and administrative functions, and on individual contributors on its research and development team.

Competition for highly skilled personnel, particularly in software development, including in the areas of AI and machine learning, is often intense. Our future performance depends on the continuing services and contributions of its senior management to execute on its business plan and to identify and pursue new opportunities and product innovations. If we are unable to hire, integrate, train, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, and operating results could be harmed.

Risks Related to Our Intellectual Property

Failure to protect and enforce our proprietary technology and intellectual property rights could substantially harm its business.

The success of our business depends, in part, on our ability to protect and enforce our proprietary technology and intellectual property rights. We primarily rely on our unpatented proprietary technology and trade secrets. Despite our efforts to protect our proprietary technology and trade secrets, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. The contractual provisions that we enter into with employees, consultants, partners, vendors and customers may not be sufficient to prevent unauthorized use or disclosure of our proprietary technology or trade secrets and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or trade secrets.

Policing unauthorized use of our technologies, software and intellectual property is difficult, expensive and time-consuming. We may be unable to detect or determine the extent of any unauthorized use or infringement of our software, technologies or intellectual property rights.

From time to time, we may need to engage in litigation or other administrative proceedings to protect our intellectual property rights. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business and revenue. If we are unable to protect and enforce our intellectual property rights, our business may be harmed.

Intellectual property disputes could result in significant costs and harm our business.

Intellectual property disputes may occur in the markets in which we compete. Many of our competitors are large companies with significant intellectual property portfolios, which they may use to assert claims of infringement, misappropriation or other violations of intellectual property rights against us or our customers. Any allegation of infringement, misappropriation or other violation of intellectual property rights by a third-party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from its business, and could cause uncertainty among its customers or prospective customers, all of which could have an adverse effect on its business or revenue.

Our agreements may include provisions that require it to indemnify others for losses suffered or incurred as a result of our infringement of a third-party’s intellectual property rights, including certain of its customers.

An adverse outcome of a dispute or an indemnity claim may require us to:

●	pay substantial damages;

●	cease licensing our software or portions of it;

●	develop non-infringing technologies;

●	acquire or license non-infringing technologies; and

●	make substantial indemnification payments.

Any of the foregoing or other damages could harm our business, decrease its revenue, increase its expenses or negatively impact its cash flow.

We may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and adversely affect our business.

Under the Israeli Patent Law, 5727-1967 (the “Patent Law”), inventions conceived by an employee during and as a result of his or her employment with a company are regarded as “service inventions”, which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no agreement between an employer and an employee with respect to the employee’s right to receive compensation for such “service inventions”, the Israeli Compensation and Royalties Committee (the “Committee”), a body constituted under the Patent Law, will determine whether the employee is entitled to remuneration for service inventions developed by such employee and the scope and conditions for such remuneration. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patent Law.

Although we generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to it all rights to any inventions created during and as a result of their employment with us, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, We could be required to pay additional remuneration or royalties to its current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.

Risks Related to Our Products and Technology

Security breaches, computer malware, computer hacking, cyberattacks and other security incidents could harm our business, reputation, brand and operating results.

Security incidents have become more prevalent across industries and may occur on our systems. Security incidents may be caused by, or result in but are not limited to, security breaches, computer malware or malicious software, computer hacking, cyberattacks on our information systems, unauthorized access to confidential information, denial of service attacks, security system control failures in our own systems or from vendors we use, email phishing, software vulnerabilities, social engineering, sabotage and drive-by downloads. Such security incidents, whether intentional or otherwise, may result from actions of hackers, criminals, nation states, vendors, employees or customers.

We are a highly automated business which relies on our network infrastructure and enterprise applications, third-party providers of cloud-based services, internal technology systems and website for development, marketing, operational, support and sales activities. A disruption or failure of these systems or in those of our external service providers, in the event of a major storm, earthquake, fire, telecommunications failure, cyberattack, government intervention, terrorist attack or other catastrophic event could cause system interruptions, reputational harm, delays in our product development and loss of critical data and could materially and adversely affect our ability to operate our business.

We also rely on social media platforms and news sites to extract public data that helps us analyze patterns typical of fake profiles spreading harmful narratives, tracking the source and spread of information to measure its reach and impact. A disruption to the social media platforms and new sites could cause service disruptions, reputational harm and delays in the provision of our products and services to our customer base.

We may experience disruptions, data loss, outages and other performance problems on our systems due to service attacks, unauthorized access or other security related incidents. Any security breach or loss of system control caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, modification or corruption of data, software, hardware or other computer equipment and the inadvertent transmission of computer malware could harm our business. A cybersecurity incident may occur on our systems, or third-party systems upon which we rely, which could disrupt us materially in the future.

In addition, some of our software may store and transmit customers’ confidential business information in our facilities and on our equipment, networks, corporate systems and in the cloud. Security incidents could expose us to litigation, remediation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Our customer data, corporate systems, and security measures may be compromised due to the actions of outside parties, employee error, malfeasance, third-party software, capacity constraints, a combination of these or otherwise and, as a result, an unauthorized party may obtain access to our data or our customers’ data. Outside parties may attempt to fraudulently induce our employees to disclose sensitive information in order to gain access to our customers’ data or our information. We must continuously examine and modify our security controls and business policies to address new threats, the use of new devices and technologies, and these efforts may be costly or distracting.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement sufficient control measures to defend against these techniques. Though it is difficult to determine what harm may directly result from any specific incident or breach, any failure to maintain confidentiality, availability, integrity, performance and reliability of our systems and infrastructure may harm our reputation and our ability to retain existing customers and attract new customers. If an actual or perceived security incident occurs, the market perception of the effectiveness of our security controls could be harmed, our brand and reputation could be damaged, we could lose customers, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, regulatory fines and changed security control, system architecture and system protection measures.

Defects, errors, or vulnerabilities in our products or subscriptions, the failure of our products or subscriptions to block a virus or prevent a security breach or incident, misuse of our products, or risks of product liability claims could harm our reputation and adversely impact our operating results.

Because our products and subscriptions are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by our end-customers. For example, from time to time, certain of our end-customers have reported defects in our products related to performance, scalability, and compatibility. Additionally, defects may cause our products or subscriptions to be vulnerable to security attacks, cause them to fail to help secure networks, or temporarily interrupt end-customers’ networking traffic. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect our end-customers’ networks. In addition, due to the Russian invasion of Ukraine, there could be a significant increase in Russian cyberattacks against us. Furthermore, defects or errors in our subscription updates or our products could result in a failure to effectively update end-customers’ hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime or may fail to meet the increased requirements of a growing installed end-customer base, any of which could temporarily or permanently expose our end-customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our end-customers’ existing infrastructure, which often have varied specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems.

The occurrence of any such problem in our products and subscriptions, whether real or perceived, could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities and in providing financial concessions;

●	loss of existing or potential end-customers or channel partners;

●	delayed or lost revenue;

●	delay or failure to attain market acceptance;

●	diversion of our resources;

●	loss of competitive position;

●	an increase in warranty claims compared with our historical experience, or an increased cost of servicing warranty claims, either of which would adversely affect out gross margins; and breach of contract claims or related liabilities, regulatory inquiries, investigations, or other proceedings, each of which may be costly and harm our reputation.

Further, our products and subscriptions may be misused by end-customers or third parties that obtain access to our products and subscriptions. For example, our products and subscriptions could be used to censor private access to certain information on the Internet. Such use of our products and subscriptions for censorship could result in negative press coverage and negatively affect our reputation.

The limitation of liability provisions in our standard terms and conditions of sale may not fully or effectively protect us from claims as a result of federal, state, or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. The sale and support of our products and subscriptions also entail the risk of product liability claims. Although we may be indemnified by our third-party manufacturers for product liability claims arising out of manufacturing defects, because we control the design of our products and subscriptions, we may not be indemnified for product liability claims arising out of design defects. While we maintain insurance coverage for certain types of losses, our insurance coverage may not adequately cover any claim asserted against us, if at all. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources, and harm our reputation.

In addition, our classifications of application type, virus, spyware, vulnerability exploits, data, or URL categories may falsely detect, report, and act on applications, content, or threats that do not actually exist. This risk is heightened by the inclusion of a “heuristics” feature in our products and subscriptions, which attempts to identify applications and other threats not based on any known signatures but based on characteristics or anomalies which indicate that a particular item may be a threat. These false positives may impair the perceived reliability of our products and subscriptions and may therefore adversely impact market acceptance of our products and subscriptions and could result in damage to our reputation, negative publicity, loss of channel partners, end-customers and sales, increased costs to remedy any problem, and costly litigation.

Our use of open source technology could impose limitations on its ability to commercialize our software.

We use open source software in some of its software and expect to continue to use open source software in the future. Although we monitor our use of open source software to avoid subjecting our software to conditions to which we do not intend to be subject, we may face allegations from others alleging ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of the open source software, derivative works, or its proprietary source code that was developed using such software. These allegations could also result in litigation. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize its software. In such an event, we may be required to seek licenses from third parties to continue commercially offering our software, to make our proprietary code generally available in source code form, to re-engineer our software or to discontinue the sale of our software if re-engineering could not be accomplished on a timely basis, any of which could adversely affect its business and revenue.

The use of open source software subjects us to a number of other risks and challenges. Open source software is subject to further development or modification by anyone. Others may develop such software to be competitive with or no longer useful by us. It is also possible for competitors to develop their own solutions using open source software, potentially reducing the demand for our software. If we are unable to successfully address these challenges, our business and operating results may be adversely affected, and our development costs may increase.

Risks Related to Our Legal or Regulatory Matters

We are subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which can increase the cost of doing business, compliance risks and potential liability.

In the ordinary course of our business, we collect, use, transfer, store, maintain and otherwise process certain sensitive and other personal information regarding our employees, and contact information of our customers and service providers, and public data available on the social media platforms and news sites, which may include certain sensitive and other personal information, which is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity. Ensuring that our collection, use, transfer, storage, maintenance and other processing of personal information complies with applicable laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity in relevant jurisdictions can increase operating costs, impact the development of new systems, and reduce operational efficiency. Global legislation, enforcement, and policy activity in this area is rapidly expanding and creating a complex regulatory compliance environment. Any actual or perceived mishandling or misuse of the personal information by us or a third party with which we are affiliated, including payrolls providers and other service providers that have access to sensitive and other personal information, could result in litigation, regulatory fines, penalties or other sanctions, damage to our reputation, disruption of our business activities, and significantly increased business and cybersecurity costs or costs related to defending legal claims.

Internationally, many jurisdictions have established data privacy and cybersecurity legal frameworks with which we may need to comply. For example, the EU has adopted the General Data Protection Regulation (“GDPR”), which requires covered businesses to comply with rules regarding the processing of personal data, including its use, protection and the ability of persons whose personal data is processed to access, to correct or delete personal data about themselves. Failure to meet GDPR requirements could result in penalties of up to 4% of annual worldwide turnover or EUR 20 million (UK£17.5 million) (whichever is the greater). Additionally, the U.K. General Data Protection Regulation (“U.K. GDPR”) (i.e., a version of the GDPR as implemented into U.K. law) went into effect following Brexit. While the GDPR and the U.K. GDPR are substantially the same, going forward there is increasing risk for divergence in application, interpretation and enforcement of the data privacy and cybersecurity laws and regulations as between the EU and the United Kingdom, which may result in greater operational burdens, costs and compliance risks. Additionally, the GDPR and the U.K. GDPR include certain limitations and stringent obligations with respect to the transfer of personal data from the EU and the United Kingdom to third countries (including the United States), and the mechanisms to comply with such obligations are also in considerable flux and may lead to greater operational burdens, costs and compliance risks. Loss of our ability to transfer personal data from the E.U. and/or U.K. may require us to increase our data processing capabilities in those jurisdictions at significant expense. There are substantial fines and penalties associated with infringement of the GDPR.

In addition, in Israel, the Privacy Protection Law, 5741-1981, and the regulations enacted thereunder, including without limitation the Privacy Protection Regulations (Data Security), 5777-2017 (“Data Security Regulations”), as well as guidelines issued by the Israeli Privacy Protection Authority (collectively, the “PPL”), impose obligations and restrictions with respect to the manner certain personal data is processed, maintained, transferred, disclosed, accessed and secured. Failure to comply with certain provisions of the PPL may expose us to administrative fines, civil claims (including class actions) and in certain cases criminal liability. In addition, breaches of the PPL discovered by the Israeli Privacy Protection Authority’s inspection unit may be published on the Israeli Privacy Protection Authority’s website and are often reported in the media, which may result in negative publicity. An amendment to the Privacy Protection Law, 5741-1981, which was recently published and will come into effect in August 2025, aims to strengthen privacy protection in Israel by aligning Israeli law with similar regulations worldwide, particularly the GDPR, redefining key terms, establishing a new obligation to appoint a data protection officer in certain cases, and significantly expanding the enforcement powers and tools available to the Privacy Protection Authority and courts, with the aim of creating effective enforcement mechanisms and deterrence against non-compliance with the law and applicable security regulations. The Israeli Privacy Protection Authority may initiate certain administrative inspection proceedings, from time to time, without any suspicion of any particular breach of the PPL, as it has done in the past with respect to many Israeli companies in various business sectors. In addition, to the extent that any administrative supervision procedure is initiated by the Israeli Privacy Protection Authority and reveals certain irregularities with respect to our compliance with the PPL, in addition to our exposure to administrative fines, civil claims (including class actions) and in certain cases criminal liability, we may also need to take certain remedial actions to rectify such irregularities, which may increase our costs.

We are also subject to the rules and regulations promulgated under the authority of the Federal Trade Commission, which regulates unfair or deceptive acts or practices, including with respect to data privacy and cybersecurity. Moreover, the United States Congress has recently considered, and is currently considering, various proposals for more comprehensive data privacy and cybersecurity legislation, to which we may be subject if passed. Data privacy and cybersecurity are also areas of increasing state legislative focus and we are, or may in the future become, subject to various state laws and regulations regarding data privacy and cybersecurity. For example, the California Consumer Protection Act of 2018 (the “CCPA”), which became effective on January 1, 2020, applies to for-profit businesses that conduct business in California and meet certain revenue or data collection thresholds. The CCPA gives California residents certain rights with respect to personal information collected about them. Further, effective in most material respects starting on January 1, 2023, the California Privacy Rights Act (“CPRA”) (which was passed via a ballot initiative as part of the November 2020 election) significantly modified the CCPA, including by expanding California residents’ rights with respect to certain sensitive personal information. Other states where we do business, or may in the future do business, or from which we otherwise collect, or may in the future otherwise collect, personal information of residents have adopted or are considering adopting similar laws. Laws in all 50 U.S. states generally require businesses to provide notice under certain circumstances to consumers whose personal information has been disclosed as a result of a data breach. It remains unclear how the regulators, courts or commercial parties will interpret these state laws, and compliance with various regulations may be difficult and increase our costs of maintaining regulatory compliance. These state laws are not consistent, as certain state laws and regulations may be more stringent, broader in scope, or offer greater individual rights, with respect to personal information than international, federal or other state laws and regulations, and such laws and regulations may differ from each other, which may complicate compliance efforts and increase compliance costs. The interpretation and application of international, federal and state laws and regulations relating to data privacy and cybersecurity are often uncertain and fluid and may be interpreted and applied in a manner that is inconsistent with our data practices. We may also from time to time be subject to, or face assertions that we are subject to, additional obligations relating to personal information by contract or due to assertions that self-regulatory obligations or industry standards apply to our business practices.

Further, while we strive to publish and prominently display privacy policies that are accurate, comprehensive, and compliant with applicable laws, regulations, rules and industry standards, we cannot ensure that our privacy policies and other statements regarding our practices will be sufficient to protect us from claims, proceedings, liability or adverse publicity relating to data privacy or cybersecurity. Although we endeavor to comply with our privacy policies, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other documentation that provide promises and assurances about privacy and cybersecurity can subject us to potential federal or state action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. Although we devote significant resources to our cybersecurity programs and have implemented commercially reasonable security measures to protect our systems and to prevent, detect and respond to cybersecurity incidents, as these security threats continue to evolve, we may be required to devote additional resources to protect, prevent, detect and respond against system disruptions and security breaches. There can be no assurance that our efforts to mitigate these risks will prevent these threats.

Any failure or perceived or inadvertent failure by us to comply with our privacy policies, or existing or new laws, regulations, rules, standards or contractual obligations, or any compromise of security that results in unauthorized access to, or unauthorized loss, destruction, use, modification, acquisition, disclosure, release or transfer of personal information, may result in substantial costs, time and other resources, orders to stop or modify the alleged non-compliant activity, proceedings or actions against us by governmental entities or others, legal liability, audits, regulatory inquiries, governmental investigations, enforcement actions, claims, fines, judgments, awards, penalties, sanctions and costly litigation (including class actions). Any of the foregoing could harm our reputation, distract our management and technical personnel, increase our costs of doing business, adversely affect the demand for our systems, and ultimately result in the imposition of liability, any of which could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing our operations could subject us to penalties and other adverse consequences.

We are subject to anti-bribery, anti-corruption and anti-money laundering laws and regulations including the U.S. Foreign Corrupt Practices Act (“FCPA”), the Israeli Penal Law 5737-1977 (“Penal Law”) and other anti-corruption, anti-bribery, and anti-money laundering laws in the jurisdictions in which we do business from time to time, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials in order to obtain or retain business, direct business to any person or gain any improper advantage. The FCPA, the Penal Law and similar applicable anti-bribery and anti-corruption laws also prohibit our third-party business partners, representatives and agents from engaging in corruption and bribery. We and our third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions.

We are also subject to other laws and regulations governing international operations, including regulations administered by the governments of the U.S. and Israel, and authorities in the European Union, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws.

Any violation of the FCPA, the Penal Law or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws including trade control laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from government contracts, substantial diversion of management’s attention, drop in stock price or overall adverse consequences to our business, all of which may have an adverse effect on our reputation, business, financial condition, and results of operations.

Our business may be affected by litigation and governmental investigations.

We may from time to time receive inquiries and subpoenas and other types of information requests from governmental authorities and others and it may become subject to claims and other actions related to its business activities. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, defense of litigation claims can be expensive, time-consuming, and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, costs and significant payments, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We have received Israeli government grants for certain research and development activities. The terms of those grants require it to satisfy specified conditions as stipulated under the Innovation Law).

We received government grants from the Israeli Innovation Authority, also known as the IIA, formerly known as the Office of the Chief Scientist of the Ministry of Economy and Industry (the “OCS”) for certain of its research and development activities. When a company develops know-how, technology or products using grants from the IIA, it is subject to certain requirements and restrictions imposed under the Innovation Law which, inter alia, restrict such company’s ability to perform or outsource manufacturing outside of Israel, grant licenses for research and development (the “R&D”) purposes or otherwise transfer inside and outside of Israel the know-how resulting, directly or indirectly, in whole or in part, in accordance with or as a result of, research and development activities made according to IIA programs, as well as any rights associated with such know-how (including later developments, which derive from, are based on, or constitute improvements or modifications of such know-how) (collectively, the “IIA Funded Know-How”).

Amongst other things, the discretionary approval of an IIA committee would be required for any transfer or license for R&D purposes to third parties inside or outside of Israel of IIA Funded Know-How and/or for the transfer outside of Israel of manufacturing or manufacturing rights with respect to IIA-funded products. We may not receive those approvals in the future.

Further, such transfer or license for R&D purposes of IIA Funded Know-How outside of Israel may require payment to the IIA of amounts which are calculated in accordance with certain formulas included in the IIA’s rules.

Therefore, the net consideration available to our shareholders in certain transactions (such as a merger or similar change of control transaction) involving the transfer outside of Israel of IIA Funded Know-How, or in transactions involving the licensing of IIA Funded Know-How for R&D purposes to a non-Israeli entity, may be reduced by any amounts that we may be required to pay to the IIA.

Furthermore, under the Innovation Law, IIA funded companies are required to pay the IIA royalties at rates which are determined under the IIA’s rules and guidelines from any income deriving from products (and related know-how and services) developed (in all or in part), directly or indirectly, as a result of, an IIA approved program or deriving therefrom, up to the aggregate amount of the total grants received by the IIA, plus Annual Interest for a File (as such term is defined in the IIA’s rules and guidelines). Under the terms of the grants received, Cyabra is required to pay royalties of 3% from any income deriving from IIA funded products and related know-how and services, up to the aggregate amount of the total grants received by the IIA, plus Annual Interest for a File (as such term is defined in the IIA’s rules and guidelines). As of December 15, 2025, the total grants that we received from the IIA, amount to approximately $719 thousand and paid the IIA royalties in an amount of approximately $322 thousand. Therefore, Cyabra’s theoretical debt towards the IIA as of December 15, 2025 is in an amount of approximately $527 thousand (including the accumulated interest to date). The restrictions under the Innovation Law continue to apply even after payment of the full amount of royalties payable pursuant to the grants.

If we fail to satisfy certain conditions of the Innovation Law, it may be required to refund the amounts of the grants previously received, together with interest and penalties, and may become subject to criminal charges and financial sanctions. In addition, the government of the State of Israel may from time-to-time audit sales of products which it claims incorporate IIA Funded Know-How and this may lead to additional royalties being payable on additional product candidates and may subject such products to the IIA’s restrictions and obligations. It shall be noted however that the government of the State of Israel does not own intellectual property rights in technology developed using the IIA funding.

Risks Relating to the Ownership of Our Common Stock

The price of our Common Stock may be volatile.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Such factors include our operating and financial performance, announcements by us or our competitors, market conditions in our industry, and general economic and market conditions. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies affected. These broad market fluctuations may materially reduce the market price of our Common Stock, regardless of our operating performance.

Factors affecting the trading price of our Common Stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about the our operating results;

●	success of competitors;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

●	operating and stock price performance of other companies that investors deem comparable to the us;

●	ability to market new and enhanced products and services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our Common Stock available for public sale;

●	any major change in our Board or management;

●	sales of substantial amounts of our Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Future sales, or the perception of future sales, of our Common Stock in the public market could cause the market price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could cause the market price of our Common Stock to decline and may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon the expiration or waiver of lock-up agreements entered into in connection with this offering, shares held by our stockholders will become eligible for resale, subject to applicable volume, manner of sale and other limitations under Rule 144. If these stockholders sell, or the market perceives that they intend to sell, substantial amounts of our Common Stock, the market price of our Common Stock could decline significantly.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, raising additional capital, future acquisitions, repayment of outstanding indebtedness, or awards under our 2026 Omnibus Equity Incentive Plan (the “2026 Plan”) without stockholder approval in a number of circumstances. The issuance of additional shares or securities convertible into or exchangeable for our Common Stock could have a dilutive effect on your investment and could cause the market price of our Common Stock to decline.

Our management team has minimal experience managing a public company.

Members of our management team have minimal experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors.

Our business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms, has been increasing in recent years. Volatility in the price of our Common Stock could cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s attention and resources from our business. Additionally, such litigation or activism could give rise to perceived uncertainties about our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may also be required to incur significant legal fees and other expenses related to any such matters.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by nonaffiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. For as long as we are an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Undetected material weaknesses in our internal controls could lead to restatements of our consolidated financial statements and require us to incur the expense of remediation. If we are unable to maintain proper and effective internal controls, investors could lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

We may not be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that we will be able to continue to meet all continued listing requirements of Nasdaq. In that case, we could face significant material adverse consequences, including:

●	becoming delisted from Nasdaq;

●	a limited availability of market quotations for our securities;

●	reduced liquidity for tour securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We may not be able to maintain the listing of our securities on Nasdaq.

Our securities are listed on the Nasdaq Global Market. If we violate Nasdaq listing requirements, our securities may be delisted. On May 13, 2026, we received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we are not currently in compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires listed securities to maintain a minimum market value of listed securities (“MVLS”) of $50 million. According to the Notice, our MVLS had been below $50 million for 30 consecutive business days from March 27, 2026 through May 12, 2026. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have been provided with a compliance period of 180 calendar days, or until November 9, 2026, to regain compliance with the minimum MVLS requirement.

On June 9, 2026, we received notices (the “Additional Notices” and together with the Notice, the “Notices”) from Nasdaq indicating that we were no longer in compliance with (i) Nasdaq Listing Rule 5450(b)(2)(C) due to its failure to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 (the “MVPHS Rule”), based upon a review of our MVPHS for the 30 consecutive business days ended June 8, 2026 and (ii) Nasdaq Listing Rule 5450(a)(1) due to the failure of our Common Stock to maintain a minimum bid price of $1.00 per share for the 30 consecutive business days ended June 8, 2026 (the “Minimum Bid Rule”).

The Notices have no immediate effect on the listing or trading of our Common stock on the Nasdaq Global Market.

If at any time during the compliance period our MVLS closes at $50 million or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that we have regained compliance with the applicable requirement, and the matter will be closed. We intend to actively monitor our MVLS and evaluate available options to regain compliance with Nasdaq’s continued listing requirements. However, there can be no assurance that we will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) or maintain compliance with the other continued listing requirements of the Nasdaq Global Market.

If we fail to regain compliance with the minimum MVLS requirement for continued listing on the Nasdaq Global Market, but satisfy the initial or continued listing requirements of the Nasdaq Capital Market, Nasdaq may permit our securities to remain listed by transferring the listing of our securities from the Nasdaq Global Market to the Nasdaq Capital Market. However, there can be no assurance that we would qualify for such transfer or that Nasdaq would approve such transfer. If our securities are delisted from Nasdaq, or if investors perceive that such delisting may occur, it could materially impair stockholders’ ability to buy and sell our securities and could adversely affect the market price of, and the efficiency of the trading market for, our securities. Any such delisting could also significantly impair our ability to raise capital and the value of your investment.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have a compliance period of 180 calendar days from the date of the notice, or until December 7, 2026, and we may regain compliance if at any time during the compliance period the MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days. In the event we do not regain compliance with the MVPHS Rule prior to the expiration of the compliance period, we will receive written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq Hearings Panel. Alternatively, we may consider applying to transfer our securities to the Nasdaq Capital Market, provided we meet the Nasdaq Capital Market’s continued listing requirements.

In addition, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a compliance period of 180 calendar days, or until December 7, 2026, in which to regain compliance with the Minimum Bid Rule. If at anytime during this compliance period, the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the written confirmation of compliance and this matter will be closed. In the event we do not regain compliance with the Minimum Bid Rule prior to December 7, 2026, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. Alternatively, we may consider applying to transfer our securities to the Nasdaq Capital Market, provided we meet the Nasdaq Capital Market’s continued listing requirements.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary or downgrade our Common Stock, the price of our Common Stock could decline.

The trading market for our Common Stock will depend in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our Common Stock would likely be negatively impacted. If any analyst that covers us changes their recommendation regarding our Common Stock adversely, or provides more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline.

An active trading market for our common stock may not be sustained.

Although our Common Stock is listed on the Nasdaq Global Market, an active trading market for our Common Stock may not be sustained. The price of our Common Stock may vary significantly due to factors specific to us as well as general market or economic conditions. If an active trading market is not sustained, you may be unable to sell your shares at the time and price you desire.

Our executive officers, directors and their affiliates hold a significant portion of our Common Stock and may exert substantial influence over matters requiring stockholder approval.

Our executive officers, directors, and their affiliates beneficially own approximately 20% of the Common Stock outstanding. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of significant corporate transactions. They may have interests that differ from those of other stockholders and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, and the federal district courts will be the sole and exclusive forum for Securities Act claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or to our stockholders; (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation or our Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or to any claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a right under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Further, the choice of forum provisions may result in increased costs for a stockholder to bring a claim. Alternatively, if a court were to find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

We do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid any cash dividends. We currently intend to retain all available funds and future earnings for the operation and expansion of our business. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, and other factors that our Board may deem relevant.

SELLING SHAREHOLDERS

The shares of Common Stock being offered by the Selling Shareholders are those issued or issuable to the Selling Shareholders in connection with the PIPE, the Conversion Agreements and the Exchange Agreement, including shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants and the conversion of the Preferred Shares and pursuant to the Exchange Agreement. We are registering the Shares in order to permit the Selling Shareholders to offer the Shares for resale from time to time. The Selling Shareholders identified below may currently hold or acquire shares of Common Stock in addition to those registered hereby. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the shares of Common Stock registered hereunder in transactions exempt from or not subject to the registration requirements of the Securities Act.

Certain of the Selling Shareholders have existing relationships with the Company. Alpha Capital Anstalt, one of the Selling Shareholders, is the holder of the Company’s outstanding Series C Convertible Preferred Stock and entered into the Exchange Agreement with the Company on July 9, 2026 pursuant to which Alpha agreed to exchange an amount of Series C Convertible Preferred Stock with an aggregate value of $10,660,000 for (i) shares of Common Stock (or, if applicable, Pre-Funded Warrants issued in lieu thereof), and (ii) Series A Warrants and Series B Warrants, as if Alpha had invested additional cash equal to the aggregate value of such exchanged Series C Convertible Preferred Stock in the PIPE, subject to stockholder approval. Alpha is also a party to the Conversion Agreement entered into with certain Selling Shareholders that are holders of the Company’s outstanding Series A Preferred Stock and Series B Preferred Stock pursuant to which, upon the Conversion Closing, all outstanding shares of Series A Preferred Stock and Series B preferred Stock held by the parties thereto will be deemed converted into shares of Common Stock (or Pre-Funded Warrants in lieu thereof), subject to stockholder approval. Certain Selling Shareholders are also executive officers and/or directors of the Company.

Except as described above and under “Certain Relationships and Related Party Transactions,” to our knowledge, the remaining Selling Shareholders do not have, and have not had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our securities and transactions relating to the issuances or exercises thereof.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Shares by each of the Selling Shareholders. The number of Shares owned and the percentage of beneficial ownership and voting control of Cyabra after this offering set forth in these columns are based on 15,765,372 shares of Common Stock outstanding as of July 29, 2026.

Because the Selling Shareholders may offer all, some or none of the Shares pursuant to this offering, we cannot estimate the number of shares of Common Stock that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares of Common Stock covered by this prospectus will be sold by the Selling Shareholders and that the Selling Shareholders do not acquire beneficial ownership of any additional shares.

The second column lists the number of shares of the Common Stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of Common Stock, as of July 29, 2026, assuming the receipt of stockholder approval and giving effect to the exercise or conversion of the securities held by such Selling Shareholder, including the exercise of the Pre-Funded Warrants and the Warrants and the conversion of the Preferred Shares (or the issuance of pre-funded warrants in lieu thereof), as applicable and to the extent required under Rule 13d-3 promulgated under the Exchange Act.

The third column lists the number of shares of Common Stock being offered by this prospectus by each of the Selling Shareholders.

The fourth column lists the number of shares of Common Stock owned by each of the Selling Shareholders following the sale of the maximum number of shares of Common Stock listed in the third column by such Selling Shareholders.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Owned Prior to this Offering			Maximum Number of Shares of Common Stock To Be Sold Pursuant to this		Shares of Common Stock Owned Immediately After Sale of Maximum Number of Shares of Common Stock in this Offering
Name of Selling Shareholder(1)	Number(2)		Percentage(3)	Prospectus		Number	Percentage(3)
Dan Brahmy	791,198		4.96%	160,950	(4)	737,548	*
Ido Shraga	790,199		4.96%	160,950	(5)	736,549	*
Yossef Daar	790,199		4.96%	160,950	(6)	736,549	*
Matityahu Shafranovich	724,518		4.58%	206,910	(7)	655,548	*
Stephen Rodriguez	11,300		*	6,900	(8)	9,000	*
Nimrod Cohen	614,665		3.90%	413,790	(9)	476,735	*
James Flanagan	114,940		*	344,820	(10)	0	-
Alpha Capital Anstalt	1,603,506	(11)	9.99%	113,701,146	(12)	917,766	*
Armistice Capital Master Fund Ltd.	1,749,761	(13)	9.99%	24,137,940	(14)	0	-
Phronesis Partners, L.P.	690,000		4.38%	2,070,000	(15)	0	-
Rainforest Partners LLC	734,932		*	2,298,851	(16)	50,000	1.42%
The Hewlett Fund LP	793,632		*	2,298,851	(17)	58,700	*
TAU Ventures Fund, Limited Partnership	669,201		3.02%	645,977	(18)	476,735	*
Red Forest Cyabra SPV	156,406		*	1,271,264	(19)	-	*
Bgallo Social LLC	229,063		*	694,253	(20)	22,214	*
Snake River Investments, LLC	252,003		*	2,048,276	(21)	-	-

*	Less than 1%
(1)	Unless otherwise indicated the business address of the holder is 510 Madison Avenue, Suite 1401, New York, NY 10022.
(2)	Except as otherwise indicated, the number of shares of Common Stock beneficially owned prior to this offering includes shares of Common Stock beneficially owned by the applicable Selling Shareholder and securities exercisable or convertible within 60 days of July 29, 2026 in accordance with Rule 13d-3 promulgated under the Exchange Act. Securities that are subject to stockholder approval are not included.
(3)	The applicable percentage of beneficial ownership is based on 15,765,372 shares of Common Stock issued and outstanding as of July 29, 2026 and 166,387,199 shares of Common Stock that will be issued and outstanding immediately after this offering, assuming the full exercise of the Pre-Funded Warrants and the Warrants, the full conversion of the Preferred Shares into shares of Common Stock (or Pre-Funded Warrants in lieu thereof), and the issuance pursuant to the Exchange Agreement of all shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and all Series A Warrants and Series B Warrants issuable thereunder.

(4)	Mr. Brahmy serves as Chief Executive Officer and a director of the Company. Includes (i) 53,650 shares of Common Stock; (ii) 53,650 shares of Common Stock issuable upon the exercise of Series A Warrants; and (ii) 53,650 shares of Common Stock issuable upon the exercise of Series B Warrants.
(5)	Mr. Shraga serves as Chief Technology Officer of the Company. Includes (i) 53,650 shares of Common Stock; (ii) 53,650 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 53,650 shares of Common Stock issuable upon the exercise of Series B Warrants.
(6)	Mr. Daar serves as Chief Product Officer of the Company. Includes (i) 53,650 shares of Common Stock; (ii) 53,650 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 53,650 shares of Common Stock issuable upon the exercise of Series B Warrants.
(7)	Includes (i) 68,970 shares of Common Stock; (ii) 68,970 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 68,970 shares of Common Stock issuable upon the exercise of Series B Warrants.
(8)	Includes (i) 2,300 shares of Common Stock; (ii) 2,300 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 2,300 shares of Common Stock issuable upon the exercise of Series B Warrants.
(9)	Includes (i) 2,300 shares of Common Stock; (ii) 137,930 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 137,930 shares of Common Stock issuable upon the exercise of Series B Warrants.
(10)	Mr. Flanagan serves as a director of the Company. Includes (i) 114,940 shares of Common Stock; (ii) 114,940 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 114,940 shares of Common Stock issuable upon the exercise of Series B Warrants.
(11)	The business address of Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Liechtenstein. Nicola Feuerstein and Konrad Ackerman have voting and dispositive power over the shares held by Alpha. Excludes (i) 14,260 shares of Common Stock issuable upon the exercise of certain outstanding warrants; (ii) 15,164,384 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and (iii) 3,897,700 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. The warrants and Pre-Funded Warrants contain a beneficial ownership limitation that prevents Alpha from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Alpha (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Shares of Common Stock Owned Prior to this Offering” gives effect to this beneficial ownership limitation.
(12)	Includes (i) 700,000 shares of Common Stock; (ii) 3,897,700 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants issued in the PIPE; (iii) 4,597,700 shares of Common Stock issuable upon the exercise of Series A Warrants issued in the PIPE; (iv) 4,597,700 shares of Common Stock issuable upon the exercise of Series B Warrants issued in the PIPE; (v) 26,390,805 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series A Preferred Stock and the Series B Preferred Stock pursuant to the Conversion Agreement; and (vi) the following securities issuable upon the exchange of the Series C Preferred Stock pursuant to the Exchange Agreement: (A) 24,505,747 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof); (B) 24,505,747 shares of Common Stock issuable upon exercise of Series A Warrants; and (C) 24,505,747 shares of Common Stock issuable upon exercise of Series B Warrants. The Pre-Funded Warrants and Warrants contain a beneficial ownership limitation that prevents Alpha from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Alpha (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise.

(13)	The securities are directly held by Armistice Capital Master Fund Ltd (“Master Fund”), a Cayman Islands exempted company, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Excludes 6,296,219 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. The Pre-Funded Warrants contain a beneficial ownership limitation that prevents Master Fund from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Master Fund (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Shares of Common Stock Owned Prior to this Offering” gives effect to this beneficial ownership limitation.
(14)	Includes (i) 8,045,980 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants, subject to a 9.99% beneficial ownership limitation; (ii) 8,045,980 shares of Common Stock issuable upon the exercise of Series A Warrants, subject to a 4.99% beneficial ownership limitation; and (iii) 8,045,980 shares of Common Stock issuable upon the exercise of Series B Warrants, subject to a 4.99% beneficial ownership limitation. The warrant beneficial ownership limitations restrict the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. Accordingly, the numbers of shares of Common Stock reflected in the columns “Shares of Common Stock Owned Prior to this Offering” and “Shares of Common Stock Owned Immediately After Sale of Maximum Number of Shares of Common Stock in this Offering” give effect to the more restrictive 4.99% beneficial ownership limitation.
(15)	The business address of Phronesis Partners, L.P. is 130 East Chestnut Street, Suite 403, Columbus, OH 43215. James E. Wiggins has voting and dispositive power over the shares held by Phronesis Partners, L.P. Includes (i) 690,000 shares of Common Stock; (ii) 690,000 shares of Common Stock issuable upon the exercise of Series A Warrants; and (iii) 690,000 shares of Common Stock issuable upon the exercise of Series B Warrants.
(16)	The business address of Rainforest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210. Mark Weinberger has voting and dispositive power over the shares held by Rainforest Partners LLC. Includes 2,298,851 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series B Preferred Stock pursuant to the Conversion Agreement.
(17)	The business address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570. Martin Chopp has voting and dispositive power over the shares held by The Hewlett Fund LP. Includes 2,298,851 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series B Preferred Stock pursuant to the Conversion Agreement.
(18)	The business address of TAU Ventures Fund, Limited Partnership is 30 Haim Levanon Street, Tel Aviv, Israel. Nimrod Cohen has voting and dispositive power over the shares held by TAU Ventures Fund, Limited Partnership. Includes 645,977 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series A Preferred Stock pursuant to the Conversion Agreement.
(19)	The business address of Red Forest Cyabra SPV is 820 Gessner Road, Suite 1200, Houston TX 77024. Gator Greenwill has voting and dispositive power over the shares held by Red Forest Cyabra SPV. Includes 1,271,264 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series A Preferred Stock pursuant to the Conversion Agreement.
(20)	The business address of Bgallo Social LLC is 1457 Meridian Ave Miami Beach FL 33139. Brian Gallo has voting and dispositive power over the shares held by Bgallo Social LLC. Includes 694,253 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series A Preferred Stock pursuant to the Conversion Agreement.
(21)	The business address of Snake River Investments, LLC is 55 S. Cherry St, Denver, CO 80246.Jonathan Vinnik has voting and dispositive power over the shares held by Snake River Investments, LLC. Includes 2,048,276 shares of Common Stock (or Pre-Funded Warrants issuable in lieu thereof) issuable upon the conversion of Series A Preferred Stock pursuant to the Conversion Agreement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We will receive proceeds in the event that any of the Pre-Funded Warrants and the Warrants are exercised at the exercise prices per share for cash which would result in gross proceeds of approximately $36,409,556 if all such the Pre-Funded Warrants and the Warrants are exercised for cash. Any proceeds that we receive from the exercise of the Pre-Funded Warrants and the Warrants will be used for working capital and other general corporate purposes.

We cannot predict when or if the Pre-Funded Warrants and the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. The Pre-Funded Warrants and the Warrants may be exercised on a “cashless basis”. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Pre-Funded Warrants and the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is listed on the Nasdaq Global Market under the symbol “CYAB.”

As of July 29, 2026, we had 15,765,372 shares of common stock issued and outstanding held of record by approximately 68 holders of record. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial owners of our common stock represented by these record holders.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including those described under “Risk Factors” and elsewhere in this prospectus. No assurance can be given that an active trading market for our common stock will be sustained.

Dividends

We have never declared or paid cash dividends on our common stock. We intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Cyabra’s financial condition and results of operations should be read in conjunction with Cyabra’s consolidated financial statements and the notes related thereto which are included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

Overview

We uncover disinformation spread online. Disinformation diminishes trust, creates false or negative narratives and content and sows dissension. Creators of disinformation may be sponsored by foreign governments, competitors, or other third parties with significant resources and access to highly sophisticated GenAI tools that generate and spread fake content. They use these tools to create bot networks and fake social media accounts to disseminate disinformation, inciting fear, anger and distrust and making us question everything we see or read. These tools make it difficult for the targets of the disinformation — whether they are corporations or public sector agencies — to detect and combat its spread. In many cases, these targets do not have the tools or expertise to effectively identify or counteract the threat. As fake accounts using enhanced AI tools appear more and more authentic, the line between real and fake is disappearing.

Components of Operating Results

Revenue

We offer our technology solution primarily on a software as a service (“SaaS”) subscription basis under which customers purchase a subscription to access our suite of tools through a website hosted by a third-party service provider. Subscriptions are non-refundable and generally have terms ranging from several months to three years. These customers receive access to the website through a secure connection. Certain customers, particularly governmental agencies, may want or need to host our application on their own server network. Where appropriate, we will sell licenses to such customers, which have a term of two to three years, under which the customers have the ability to install the application locally. Other potential customers may want to access our tools for a limited purpose or for a limited period of time, such as for tracking the reaction of customers to a promotion or a change in business practices. Other potential users wish to sample the utility of our solution before committing to a long-term subscription. For these customers, we provide Managed Services, under which a customer pays fees for a report or a package of several reports prepared by us directly based on agreed-upon criteria using our own in-house resources. We recognize revenue from our SaaS and on-premises services ratably over the period in which the services are rendered. Our customers usually pay for the services in advance for the duration of the subscription or license, which is recorded as deferred revenue and amortized ratably over the term of the subscription or license. Revenues relating to Managed Services are recognized at the point in time at which the deliverable is transferred to the customer.

We began offering our application to customers in 2022 and have generated limited revenues to date. Consequently, we have funded our operations principally through the issuance of common and preferred shares, as well as the proceeds of the Business Combination. Our ability to generate significant revenues and achieve profitability depends on our ability to successfully continue to develop and commercialize our applications. As of March 31, 2026, we had an accumulated deficit of approximately $58.1 million. We expect to incur significant expenses and operating losses in the future as we grow our business and continue to develop and commercialize our applications. Furthermore, we expect to incur additional costs associated with operating as a public company. We will need to generate significant revenues to achieve profitability and may never do so.

Cost of Revenues

Cost of revenues consists primarily of costs of servers and royalties paid to the IIA. We expect our cost of revenues to increase as its business grows and it continues to develop and commercialize its applications.

Operating Expenses

Our current operating expenses consist of three components — research and development expenses, sales and marketing expenses, and general and administrative expenses.

Research and Development Expenses

Our research and development expenses consist of salaries and related personnel expenses, share-based payments expenses, software and storage expenses, consultants, rental fees, and other related research and development expenses. We expense research and development costs as incurred.

Sales and Marketing Expenses

Sales and marketing expenses consist of salaries and related expenses, share-based payments expenses, consultants, travel expenses, and other related sales and marketing expenses. We expect that sales and marketing expenses will increase in the future as we increase our commercialization efforts.

General and Administrative Expenses

General and administrative expenses consist of salaries and related expenses, share-based payments expenses, professional services, travel expenses, and other general and administrative expenses. We expect that general and administrative expenses will increase in the future as we increase our general and administrative headcount to support the commercialization of our products. We also expect to incur increased expenses associated with being a public company, including costs of accounting, audit, legal, regulatory and tax compliance services, directors and officers insurance, and investor and public relations costs.

Finance Expense and Income

Finance expense and income mainly consist of interest expenses, revaluation of financial liabilities, bank fees, and exchange rate differences.

Select Performance Metrics

We use ARR (annualized recurring revenues) as a performance metric in managing our business. We define ARR as of a specific date as the annualized recurring revenue of signed term-based contracts from all customers with a term of at least 12 months. ARR is calculated by dividing the total contract value of each signed contract with a term of at least 12 months by the number of years in the term. ARR represents the annualized contract value for all contractually binding term-based contracts at the end of a period. Management uses ARR to understand customer trends and the overall health of our business, helping it to formulate strategic business decisions.

ARR is not defined in GAAP and is not derived from a GAAP measure. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

The metrics we use to evaluate our business are periodically reviewed and revised to reflect changes in our business. Because we commenced offering our application in 2022, are still developing and implementing our commercial business strategy and are at an early stage of our commercial operations, we do not believe that metrics related to customer retention or renewals are reliable metrics on which to measure our performance and management does not use such metrics to manage our business. Such metrics may become relevant once we have a longer history of performance.

Critical Accounting Policies

Our consolidated financial statements are prepared according to U.S. GAAP, assuming we will continue as a going concern.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Information about assumptions made by us with respect to the future and other reasons for uncertainty with respect to estimates that have a significant risk of resulting in a material adjustment to carrying amounts of assets and liabilities in the next financial year are included in our financial statements and accompanying notes.

Results of Operations

Comparison of the three months ended March 31, 2026 to the three months ended March 31, 2025

The following table summarizes our results of operations for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	USD Thousands	USD Thousands
Revenues	$1,415	$1,260
Cost of revenues	192	196
Gross profit	1,223	1,064
Operating costs and expenses
Research and development expenses	5,508	1,851
Sales and marketing expenses	1,255	1,736
General and administrative expenses	6,284	1,515
Total operating loss	(11,824)	(4,038)
Finance income	1,054	724
Taxes on income	-	-
Loss before taxes on income	(10,770)	(3,314)
Net loss for the period	(10,770)	(3,314)

Revenues

Revenues for the three months ended March 31, 2026 were approximately $1.4 million, an increase of approximately $0.2 million, or 12%, compared to approximately $1.3 million for the three months ended March 31, 2025. The reason for the increase in revenues was due to new customers using Cyabra’s products that joined during 2026 contributed approximately $0.2 million to the revenues for the three months ended March 31, 2026, in addition to increased revenues recognition from existing customers, which was partially offset by customers that did not renew their contracts in 2026.

ARR

Cyabra’s ARR was approximately $7.0 million as of March 31, 2026, compared to approximately $5.9 million as of March 31, 2025. While year-over-year revenue grew by 12%, our ARR saw a more substantial increase of 19%. This performance reflects a strong surge in booking activity from new customers during the latter part of the last year. While the revenue recognition rules mean these deals only contributed marginally to this quarter’s top line, the growth in ARR serves as a key leading indicator for the accelerated revenue we expect to realize in the coming year.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2026 was approximately $0.2 million, a similar level compared to approximately $0.2 million for the three months ended March 31, 2025. The similar level in cost of revenues, although the revenues were higher, was primarily due to improved servers costs efficiencies.

Gross Profit

Gross profit for the three months ended March 31, 2026 was approximately $1.2 million, an increase of approximately $0.2 million, or 15%, compared to approximately $1.1 million for the three months ended March 31, 2025. The increase resulted from an increase in our revenues and improved servers costs efficiencies.

Research and Development Expenses

Research and development expenses for the three months ended March 31, 2026 were approximately $5.5 million, an increase of approximately $3.7 million, or 198%, compared to approximately $1.9 million for the three months ended March 31, 2025. The increase resulted primarily from an increase in payroll and related personnel expenses, as well as share-based payment expenses of $2.7 million, mainly as a result of expenses recognized as a result of the closing of the Business Combination.

Sales and Marketing Expenses

Sales and marketing expenses for the three months ended March 31, 2026 were approximately $1.3 million, a decrease of approximately $0.5 million, or 28%, compared to approximately $1.7 million for the three months ended March 31, 2025. The decrease resulted primarily from a decrease in payroll and related expenses, sales commissions and share-based payment expenses, as a result of higher level of marketing activities in the three months ended March 31, 2025.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2026 were approximately $6.3 million, an increase of approximately $4.8 million, or 315%, compared to approximately $1.5 million for the three months ended March 31, 2025. The increase resulted primarily from an increase in professional services expenses, as well as share-based payment expenses of $2.4 million, as a result of the closing of the Business Combination.

Operating Loss

Operating loss for the three months ended March 31, 2026 was approximately $11.8 million, an increase of approximately $7.8 million, or 193%, compared to approximately $4.0 million for the three months ended March 31, 2025, primarily as a result of share-based payment expenses of $5.2 million, and one-time non-recurring expense of $3.4 million related to the Business Combination, as well as an increase in expenses.

Finance Expense and Income

Finance income for the three months ended March 31, 2026 was approximately $1.1 million, an increase of approximately $0.3 million, or 46%, compared to finance income of approximately $0.7 million for the three months ended March 31, 2025. The increase was primarily attributable to higher non-cash gains recognized from the remeasurement of financial liabilities measured at fair value during the period.

Total Loss

Total loss for the three months ended March 31, 2026 was approximately $10.8 million, an increase of approximately $7.5 million, or 225%, compared to approximately $3.3 million for the three months ended March 31, 2025, primarily as a result of share-based payment expenses of $5.2 million, and one-time non-recurring expense of $3.4 million related to the Business Combination, as well as an increase in expenses.

Liquidity and Capital Resources

Since our inception through March 31, 2026, we have funded our operations principally with issuance of our shares of common stock and Preferred Shares, as well as receipt of loans. As of March 31, 2026, our cash and cash equivalents balance was $3.1 million.

The table below present our cash flows for the years ended March 31, 2026 and March 31, 2025:

	Three months ended March 31, 2026	Three months ended March 31, 2025
	USD Thousands	USD Thousands
Operating Activities	(2,598)	(1,273)
Investing Activities	(5)	(12)
Financing Activities	5,624	1,060
Net increase (decrease) in cash	3,021	(225)

Operating Activities

Net cash used in operating activities was approximately $2.6 million during the three months ended March 31, 2026, compared to approximately $1.3 million during the three months ended March 31, 2025. The increase is mainly attributed to an increase in net loss.

Investing Activities

Net cash used in investing activities was approximately $0.005 million during the three months ended March 31, 2026, compared to approximately $0.01 million during the three months ended March 31, 2025.

Financing Activities

Net cash provided by financing activities was approximately $5.6 million during the three months ended March 31, 2026, compared to approximately $1.1 million during the three months ended March 31, 2025. The increase resulted primarily from proceeds from a private investment in public equity transaction during the three months ended March 31, 2026.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2026.

Comparison of the year ended December 31, 2025 to the year ended December 31, 2024

The following table summarizes our results of operations for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
	USD Thousands	USD Thousands
Revenues	5,707	4,155
Cost of revenues	866	782
Gross profit	4,841	3,373
Operating costs and expenses
Research and development expenses	6,894	4,653
Sales and marketing expenses	5,696	3,316
General and administrative expenses	4,221	4,602
Total operating loss	11,970	(9,198)
Financing expenses, net	828	6,398
Loss before taxes on income	(12,798)	(15,596)
Taxes on Income	21	14
Net loss for the year	(12,819)	(15,610)

Revenues

Revenues for the year ended December 31, 2025 were approximately $5.7 million, an increase of approximately $1.6 million, or 37%, compared to approximately $4.2 million for the year ended December 31, 2024. New customers using our products that joined during 2025 contributed approximately $1.3 million to revenues for the year ended December 31, 2025, in addition to increased revenue recognition from existing customers, which was partially offset by customers that did not renew their contracts in 2025.

ARR

Our ARR was approximately $6.1 million as of December 31, 2025, compared to approximately $6.1 million as of December 31, 2024. While our revenues grew by 37% year-over-year, our ARR remained flat at approximately $6.1 million. While revenue is recognized over the full term of a customer contract, reflecting the cumulative value of historical and current engagements throughout the fiscal year, ARR is a point-in-time snapshot of the annualized value of active contracts with a term of at least 12 months as of December 31, 2025. Consequently, although we recognized increased revenue from existing and new customers during 2025, the timing of high-value renewals that shifted into early 2026 prevented a corresponding increase in our year-end ARR. The year-end ARR level was primarily influenced by the timing of several high-value contract renewals and expansions that did not finalize prior to the December 31 measurement date. A limited number of high-volume engagements concluded during 2025, and certain renewals and new agreements shifted into early 2026 due to extended procurement timelines and administrative approval processes, particularly within our public sector vertical. During 2025, we observed a temporary lengthening of sales cycles in this sector as a result of heightened budgetary review and procurement procedures. These factors primarily reflect contract timing and procurement dynamics rather than attrition of customer relationships. The affected opportunities remain active within our late-stage pipeline, and management continues active engagement with these customers.

Cost of Revenues

Cost of revenues for the year ended December 31, 2025 was approximately $0.9 million, an increase of approximately $0.01 million, or 11%, compared to approximately $0.8 million for the year ended December 31, 2024. The similar level in cost of revenues, although our revenues were higher, was primarily due to improved server cost efficiencies.

Gross Profit

Gross profit for the year ended December 31, 2025 was approximately $4.8 million, an increase of approximately $1.5 million, or 44%, compared to approximately $3.4 million for the year ended December 31, 2024. The increase resulted from an increase in our revenues and improved servers costs efficiencies.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2025 were approximately $6.9 million, an increase of approximately $2.2 million, or 48%, compared to approximately $4.7 million for the year ended December 31, 2024. The increase resulted primarily from an increase in payroll and related personnel expense due to the expansion of our research and development team.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2025 were approximately $5.7 million, an increase of approximately $2.4 million, or 72%, compared to approximately $3.3 million for the year ended December 31, 2024. The increase resulted primarily from an increase in payroll and related expenses due to increased headcount in our sales and marketing teams. We expect that sales and marketing expenses will continue to increase in future periods as we continue to add headcount and expand our sales and marketing efforts.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2025 were approximately $4.2 million, a decrease of approximately $0.4 million, or 8%, compared to approximately $4.6 million for the year ended December 31, 2024. The decrease resulted primarily from a decrease in professional services expenses. We expect that general and administrative expenses will increase in future periods as a result of operating as a publicly traded company.

Operating Loss

Operating loss for the year ended December 31, 2025 was approximately $12.0 million, an increase of approximately $2.8 million, or 30%, compared to approximately $9.2 million for the year ended December 31, 2024, primarily as a result of the factors described above.

Finance Expense and Income

Finance expenses for the year ended December 31, 2025 was approximately $0.8 million, a decrease of approximately $5.6 million, or 87% in the finance expenses, compared to finance expenses of approximately $6.4 million for the year ended December 31, 2024. The decrease resulted primarily from a decrease in expenses from revaluation of financial liabilities measured at fair value.

Total Loss

Total loss for the year ended December 31, 2025 was approximately $12.8 million, a decrease of approximately $2.8 million, or 18%, compared to approximately $15.6 million for the year ended December 31, 2024, primarily as a result of the factors described above.

The tables below present our cash flows for the year ended December 31, 2025 and December 31, 2024:

	Year ended December 31, 2025	Year ended December 31, 2024
	USD thousands	USD thousands
Operating Activities	(8,144)	(5,196)
Investing Activities	(54)	(85)
Financing Activities	7,597	5,702
Net increase (decrease) in cash	(601)	421

Operating Activities

Net cash used in operating activities was approximately $8.1 million during the year ended December 31, 2025, compared to approximately $5.2 million during the year ended December 31, 2024. The increase resulted primarily from an increase in the net loss after the effect of non-cash adjustments such as share-based payments and revaluation of financial liabilities accounted for at fair value.

Investing Activities

Net cash used in investing activities was approximately $0.05 million during the year ended December 31, 2025, compared to approximately $0.08 million during the year ended December 31, 2024. The decrease resulted primarily from a decrease in purchases of fixed assets.

Financing Activities

Net cash provided by financing activities was approximately $7.6 million during the year ended December 31, 2025, compared to approximately $5.7 million during the year ended December 31, 2024. The increase resulted primarily from the receipt of loans and issuance of preferred shares, net, during the year ended December 31, 2025.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2025.

Liquidity and Capital Resources

We will need to raise additional capital to support our operations until such time, if any, as we are able to generate sufficient cash to fund our working capital requirements. We may not be able to obtain additional financing on acceptable terms, or at all. To the extent that we raise additional capital through the future sale of equity or debt, the ownership interest of our shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing shareholders. If we raise additional funds through partnerships or strategic alliances in the future, we may have to relinquish valuable rights to our technologies, future revenue streams or products or grant licenses on terms that may not be favorable to us.

If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts.

In connection with our assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that we currently lack the liquidity we need to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements are issued, as we expect to continue to incur significant costs. There are no assurances that we will be successful in obtaining the level of financing needed for our operations. If we are unsuccessful in commercializing our products and securing sufficient funding, we may need to reduce activities, curtail or even cease operations. The consolidated financial statements do not include any adjustments relating to the carrying amounts and classification of assets, liabilities, and reported expenses that might be necessary should we be unable to continue as a going concern.

BUSINESS

Overview

We uncover disinformation spread online. Disinformation diminishes trust, creates false or negative narratives and content and sows dissension. Creators of disinformation may be sponsored by foreign governments, competitors, or other third parties with significant resources and access to highly sophisticated GenAI tools that generate and spread fake content. They use these tools to create bot networks and fake social media accounts to disseminate disinformation, inciting fear, anger and distrust and making us question everything we see or read. These tools make it difficult for the targets of the disinformation — whether they are corporations or public sector agencies — to detect and combat its spread. In many cases, these targets do not have the tools or expertise to effectively identify or counteract the threat. As fake accounts using enhanced AI tools appear more and more authentic, the line between real and fake is disappearing.

We combat disinformation by leveraging advanced AI and ML technologies to monitor and analyze online conversations in real-time. Developed by experts in information warfare, our platform collects publicly available data from social media and news sites. The platform applies our proprietary algorithms to assess authenticity and sentiment, enabling us to identify fake accounts, uncover harmful narratives, detect GenAI text and images, and filter between real and fake profiles, helping customers protect their brand reputation and ensure the authenticity of online discourse about them. We do not compete with any of the platforms and news sites from which we collect public data and our collection of such public data is for intelligence purposes only from responsible actors (on behalf of government or corporate entities).

The Disinformation Problem

Disinformation has become a significant concern in the digital landscape. “Disinformation” refers to the intentional dissemination of false information to mislead and manipulate public opinion. Disinformation influences what we buy, how we think and for whom we vote. Disinformation tactics are diverse, including misleading advertisements, government propaganda, doctored images, forged documents, internet scams, fake websites, and manipulated online entries, all aiming to discredit individuals or ideas, to manipulate public opinion and to cause mistrust, social unrest and other harm.

AI-driven tools and techniques are being exploited by threat actors to create and spread disinformation at an unprecedented scale. The rise of GenAI has enabled the creation of highly convincing fake accounts and content, making it more difficult for manual detection methods to keep pace. AI-generated bots and deepfakes can mimic human behavior with remarkable accuracy, flooding social media platforms with false and misleading information and eroding public trust. As the spread of falsified information and societal manipulation intensifies, elections in major democracies are at heightened risk. In recent years, the manipulation of information has become more sophisticated, blending orchestrated actions with organic interactions and making it challenging to distinguish between genuine and manipulated content. Unwitting individuals often contribute to the spread of false narratives, complicating efforts to maintain the integrity of online spaces.

According to the “Global Risks Report 2024” published by the World Economic Forum (the “WEF Report”), misinformation and disinformation are the biggest short-term risks facing the world’s economies. According to the WEF Report, risks of AI-driven misinformation and disinformation are among the dominant risks and the WEF Report predicted that the nexus between falsified information and societal unrest will be a central focus amid elections in several major economies over the next two years.

At a March 2024 Security & Risk Management Summit, Gartner, Inc. (“Gartner”) estimated that by 2028 enterprise spend on battling disinformation will surpass $500 billion. Gartner recommended, among other things, that chief information security officers invest in tools and techniques to combat the spread of highly effective, mass-customized disinformation and misinformation.

Our Solution

We combat disinformation by leveraging advanced AI and ML technologies to monitor and analyze online conversations in real-time to uncover the fake profiles, harmful narratives, and GenAI content that is central to disinformation campaigns. Developed by experts in information warfare, our platform collects publicly available data from social media and news sites. The platform applies our proprietary algorithms to assess authenticity and sentiment, enabling us to identify disinformation and filter between real and fake profiles, aiding corporations to protect against brand disinformation and public sector agencies to identify online threats to protect elections and online discourse.

Our technology uses ML to detect disinformation tactics, such as automated programs used to quickly spread false information across social media platforms, making it appear more popular or credible than it actually is, reinforce false narratives, simulate engagement with content, such as comments, likes, or shares, giving the impression of widespread discussion and interest, manipulating trending topics, pushing misleading narratives to a wider audience, drowning out opposing viewpoints and artificially inflating the appearance of support for a particular narrative or to create the illusion of consensus.

We analyze patterns typical of fake profiles spreading harmful narratives, tracking the source and spread of information to measure its reach and impact. This comprehensive approach enables customers to understand narratives, discover trends, and identify attempts to influence public opinion, safeguarding public trust and maintaining the integrity of online spaces against long-established disinformation threats as well as newer AI-driven harms.

To determine the authenticity of a social media account in real-time, our technology is built on semi-supervised ML algorithms. There are hundreds of behavioral parameters that our proprietary algorithms examine and then present as a binary answer with a confidence score to show how the platform determined whether an account was authentic or fake. We validate every model we implement in our solution. The validation process includes the preparation of a labeled dataset, often referred to as a “golden dataset.” We put significant effort into creating this dataset, which is used to evaluate the performance of our detection algorithms. To build the dataset, we extract data from our platform and prepare detailed instructions for data analysts who label the data. The golden dataset is then used to assess model performance using metrics such as recall, precision and F1-score. Those performance matrices confirm the accuracy of the models. The continuous process of the comparison is based on comparing the labeled data set versus the results of the model. Then, if the comparison yields differentiation, we continue to train the model until it reaches the best performance possible.

Generative models have the potential to “hallucinate,” a term used to describe the generation of content that is plausible-sounding but not grounded in factual reality. This occurs because generative models, while attempting to provide comprehensive responses, may fill in gaps or extrapolate from incomplete or ambiguous data, leading to the production of information that does not correspond to the truth. Our solution focuses on classification models which do not generate new content. They instead operate within the confines of the categories defined by their training data. For instance, when presented with an object, a classification model might categorize it as “fruit” or “vegetable” based on its attributes. Consequently, hallucinations do not occur in classification models. If presented with an input outside of their training scope, they may respond with uncertainty or a default classification, but they do not invent new categories or information.

A table showing some of the behavioral parameters analyzed by us to determine authenticity is presented below:

We offer our technology solution primarily on a SaaS subscription basis under which customers purchase a subscription to access our suite of tools through a website. Subscriptions are non-refundable and generally have terms ranging from several months to three years. These customers receive access to the website through a secure connection. Certain customers, particularly governmental agencies, may want or need to host our application on their own server network. Where appropriate, we will sell licenses which have a term of two to three years to such customers under which the customers have the ability to install the application locally. Other potential customers may want to access our tools for a limited purpose or for a limited period of time, such as for tracking the reaction of customers to a promotion or a change in the user’s business practices. Other potential users wish to sample the utility of our solution before committing to a long-term subscription. For these customers, we provide Managed Services, under which a customer pays fees for a report or a package of several reports prepared by us directly based on agreed-upon criteria using our own in-house resources. Our platform is the same for all clients, irrespective of industry.

Our proprietary tools have been employed by commercial businesses and public sector agencies for a number of use cases, including the following:

National Security

Governments around the world face growing security challenges, including influence operations, the spread of disinformation, online extremism and digital manipulation campaigns. Our platform is capable of detecting emerging threats in real-time, enabling customers to plan and implement swift and effective responses to potential dangers. By analyzing vast amounts of data, we help governments identify threats, safeguard public safety and maintain national security in the following ways:

●	Proactive Threat Detection: We help government agencies uncover coordinated information campaigns online aimed at destabilizing public trust in institutions. By detecting bot activity, coordinated troll networks or fake accounts, we provide critical insights into actors attempting to exploit social media for malicious purposes.

●	Enhanced Crisis Response: During emergencies, such as natural disasters, public health crises or geopolitical conflicts, we enable governments to monitor real-time narratives online, helping them detect harmful misinformation and disinformation that could hinder response efforts or endanger citizens.

●	Strengthened Strategic Planning: Insights from our analytics inform policy decisions and public communication strategies, ensuring governments stay ahead of emerging threats in the information environment.

Governments around the world, including defense ministries, foreign ministries, security and intelligence agencies, rely on our insights to mitigate risks to democracy, public order, and national security.

Election Security

We believe the digital landscape has made elections a prime target for disinformation campaigns, voter manipulation and foreign influence. Our tools can uncover individuals and communities that are engaging in foreign influence operations or manipulating online conversations to sway public opinion. We support government agencies, election commissions, and regulatory bodies in their efforts to maintain fair, transparent and secure elections in the following ways:

●	Disinformation and Narrative Analysis: We detect and map the spread of false or misleading information online that may be designed to suppress voter turnout, incite unrest, or delegitimize election results. By identifying harmful narratives early, election oversight bodies can counteract their impact and restore public trust in the electoral process.

●	Bot and Troll Network Detection: Our technology identifies the presence of automated bot networks or coordinated troll farms that amplify divisive content and manipulate public opinion during election cycles. These insights help governments respond to threats efficiently.

●	Safeguarding Public Discourse: By monitoring online platforms, we identify fake accounts or entities posing as legitimate campaign voices, which may mislead voters or spread polarizing content. Government agencies can use this intelligence to act to address these threats.

We have been used to monitor election interference in multiple countries, including national, regional, and local elections. Our insights play a vital role in ensuring that digital ecosystems remain a safe space for voters to engage in free and fair electoral processes.

Public Safety

Our tools are used by law enforcement customers to detect and monitor harmful or illegal online activity, such as gang activities, illegal drug trades, and cyber predators. We enable law enforcement customers to detect, monitor and respond to online threats effectively in the following ways:

●	Identifying Online Criminal Networks: Our AI can map out relationships between malicious actors online, exposing the infrastructure of digital operations. Law enforcement agencies use this intelligence to disrupt these activities and build legal cases.

●	Monitoring and Countering Extremist Content: Law enforcement agencies use our platform to detect radicalization efforts, recruitment campaigns and violent extremist propaganda online. This capability is crucial in preventing online ecosystems from being exploited to incite real-world harm.

●	Real-Time Harm Prevention: By providing real-time monitoring of social media platforms, we enable law enforcement to address immediate threats such as planned riots, coordinated hate speech campaigns or the dissemination of illicit content.

●	Evidence Generation for Prosecution: Our detailed data analysis provides law enforcement with actionable insights and digital evidence to support legal actions, thereby enhancing case-building efforts and prosecutions.

Our platform has been used by law enforcement agencies throughout the world to respond to issues such as online fraud, hate speech and criminal-related activities. By providing actionable intelligence, our ability to generate actionable insights in real time enhances the ability of the public sector to respond to modern security challenges.

Brand Protection

Our tools are used by business customers to manage and protect their online reputation through advanced AI monitoring. We enable businesses to continuously monitor their brand presence and analyze online conversations to gain actionable insights that inform decision-making. We offer real-time, always-on, alerts to detect shifts in sentiment or conversation, informing customers of potential threats to their brands and reputations, including emerging PR crises.

Customer Growth and Loyalty

Our tools are used by business customers to assist in driving consumer growth and loyalty through in-depth consumer insights and competitive analysis. We enable businesses to obtain a better understanding of customer thoughts and feelings, helping businesses identify emerging trends relevant to their products or company.

Customers, Sales and Marketing

Our customers include commercial businesses and public sector agencies.

We offer our technology solution primarily on a SaaS subscription basis under which customers purchase a subscription to access our suite of tools through a website hosted by a third-party service provider. Subscriptions are non-refundable and generally have terms ranging from several months to three years. These customers receive access to the website through a secure connection. SaaS customers do not have the contractual right to access or take possession of the software. Certain customers, particularly governmental agencies, may want or need to host our application on their own server network. Where appropriate, we will sell licenses which have a term of two to three years to such customers under which the customers take possession of the software and install the application locally. Other potential customers may want to access our tools for a limited purpose or for a limited period of time, such as for tracking the reaction of customers to a promotion or a change in the user’s business practices. Other potential users wish to sample the utility of our solution before committing to a long-term subscription. For these customers, we provide Managed Services, under which a customer pays fees for a report or a package of reports prepared by us directly based on agreed-upon criteria using our own in-house resources.

We believe our tools are easy to understand and use without extensive training. However, we provide new customers with initial training resources and provides all customers with access to ongoing customer support. Maintenance includes, but is not limited to, the following:

●	Updates regarding feature enhancements and performance improvements: We introduce new features or improve existing ones based on user feedback or technological advancements by, for example, optimizing data processing algorithms, improving sentiment analysis capabilities, updating location credentials, improving data visualization, improving application programming interface (“API”) integrations, refining keyword recognition, enhancing pattern recognition for suspicious activities or integrating advanced machine learning models for better anomaly detection.

●	Updates and upgrades regarding compatibility: These updates and upgrades ensure compatibility with operating systems, browsers or changes in social media or third parties’ APIs, and ensure that our application continues to function seamlessly as technology evolves. Our platform utilizes APIs provided by social media platforms to access data as well as other third parties’ APIs for certain of its analytic capabilities. These APIs allow the platform to retrieve posts, comments, user profiles and other relevant information from these social media platforms in a structured and authorized manner. Further, these allow for the full platform analytic capabilities as certain third parties’ features and analytic capabilities are integrated into our platform through APIs. Updates to APIs include changes in data structure, rate limits or authentication methods, all of which may crucially affect how effectively the platform can retrieve and analyze data. This may also include adding support for new APIs or expanding coverage to include emerging social networks. As third parties and social media platforms update their APIs, our platform needs to stay updated to enable its analytic capabilities to work effectively across all relevant platforms. Updates related to the social media platforms (such as API) are provided within few hours from when the social media platform update has occurred.

●	Updates to social media platforms: Social media platforms like Facebook, X, Instagram, LinkedIn, and others, are regularly updated. The frequency of updates can range from several times per month to a few times per year, depending on the platform’s size, user base and strategic goals. These updates to social media platforms can significantly impact our capabilities for analyzing and retrieving data.

These software updates assure that our platform remains functional and ensure seamless and effective scanning and analytics capabilities without compromising on completeness and accuracy. The updates also improve the platform’s data collection, detection and analytics capabilities, enhance security features and address vulnerabilities related to monitoring and mitigating threats on social media platforms. These maintenance services are provided in every subscription and license contract and there is no option for the customers to not purchase such services.

We have a 13-person sales and marketing team engaged in direct outreach to potential customers, channel enablement, customer support and sales management and marketing activities. In addition to its direct sales effort, We also have a network of resellers and partners who are authorized to include our tools as part of a larger suite of products and services marketed to our customers.

Competition

We believe that the escalating threat of disinformation is fueling rapid growth in the detection services market, as both public and private sectors increasingly seek protection against AI-powered deception campaigns. We operate in a dynamic field with emerging competitors which include Logically, Inc., Blackbird.AI, Alethea Group, Inc., VineSight Technology Ltd. and Pyrra Technologies Inc., which predominately focus on narrative analysis. We believe that our competitive advantage is that we not only uncover narratives but also identify the sources including bots and GenAI content. Additionally, we have partners in various sectors, including social listening companies, PR agencies, deep/dark web experts, system integrators and threat intelligence providers, enhancing our capabilities and solutions to customers.

Many of our competitors have greater financial, technical, marketing, sales, and other resources, greater name recognition, longer operating histories, and a larger base of customers than we do. They may be able to devote greater resources to the promotion and sale of products and services than we can, and they may offer lower pricing than we do.

Research and Development

A significant part of our business strategy is the development of new service offerings, improvements to our existing offerings, and the enhancement of our support of existing customers. We believe that developing and expanding product functionality is critical to our success.

We have received grants from the IIA, for certain of our research and development activities, pursuant to the Innovation Law, and may receive additional grants in the future.

Grants received from the IIA

Generally, under the Innovation Law, companies that receive IIA grants for research and development programs which are approved by the Research Committee of the IIA (“Approved Programs”) are required to pay the IIA royalties at rates which are determined under the IIA’s rules and guidelines from any income deriving from products (and related know-how and services) developed (in all or in part), directly or indirectly, as a result of an Approved Program, up to the aggregate amount of the total grants received, pursuant to a grant application under an Approved Program from the IIA, plus annual interest and are subject to certain requirements and restrictions under the Innovation Law as detailed below, which generally must continue to be complied with even following full repayment of all amounts payable to the IIA in royalties.

We received grants from the IIA for certain projects and may receive additional grants in the future. Under the terms of the grants received, we are required to pay royalties of 3% from any income deriving from IIA funded products and related know-how and services, up to the aggregate amount of the total grants received by the IIA, plus annual interest. As of December 15, 2025, we had received grants from the IIA in an amount of approximately $719 thousand and paid the IIA royalties in an amount of approximately $322 thousand. Therefore, our theoretical debt towards the IIA as of December 15, 2025 is approximately $527 thousand (including the accumulated interest to date).

By virtue of the grants from the IIA, we are also subject to certain restrictions under the Innovation Law. These restrictions may impair our ability to perform or outsource manufacturing activities outside of Israel, grant licenses for R&D purposes or otherwise transfer inside and outside of Israel the IIA Funded Know-How.

Below is a description of the main obligations and restrictions imposed on a recipient of IIA grants (“Recipient Company”) under the Innovation Law with respect to the use of its IIA Funded Know-How, in addition to the royalty payment obligation detailed above:

●	Reporting Obligations. The Recipient Company is subject to certain reporting obligations (such as, periodic reports regarding the progress of the research and development activities under the Approved Program and related research expenses and regarding the scope of sales of the Recipient Company’s products). In addition, any direct change in control of a Recipient Company must be notified to the IIA. In the event that a non-Israeli entity or a non-Israeli citizen or resident person becomes an “Interested Party” (as such term is defined in the Israeli Securities Law, 5728-1968) in the Recipient Company, notification to the IIA is required, accompanied by a written undertaking (in the form available on the IIA’s website) by such party to be bound by the Innovation Law and by the terms of the Approved Program;

●	Local Manufacturing Obligation. Products developed using the IIA grants must, as a general matter, be manufactured in Israel. The transfer of manufacturing capacity outside of Israel in a manner that exceeds the manufacturing capacity that was declared in the Recipient Company’s original IIA grant application is subject to prior written approval from the IIA (except for the transfer of less than 10% of the manufacturing capacity in the aggregate, which event requires only a notice to the IIA, which shall be provided in writing prior to the transfer of such manufacturing rights abroad, while the IIA has a right to deny such transfer within 30 days following the receipt of such notice). In general, the transfer of manufacturing capacity outside of Israel may be subject to an increase in the royalties’ cap (inter alia, depending on the manufacturing volume that is performed outside of Israel) and such transfer will be subject to payment of royalties in an accelerated rate.

●	IIA Funded Know-How transfer limitation. Under the IIA’s rules and guidelines, a Recipient Company is prohibited from transferring the IIA Funded Know-How outside of Israel except with the approval of the IIA Research Committee and in certain circumstances, subject to certain payments to the IIA calculated according to formulas provided under the IIA’s rules and guidelines (which are capped to amounts specified under such rules and guidelines, generally up to six times the grants received plus an annual interest; the “Redemption Fee”). For calculating the Redemption Fee which shall be paid to the IIA in the event of a transfer of IIA Funded Know-How outside of Israel, inter alia, the following factors will be taken into account: the scope of the IIA support received, the royalties that have already been paid to the IIA, the amount of time that has lapsed since the Recipient Company has finalized the IIA Approved Program, the sale price and the form of transaction. A transfer for the purpose of the Innovation Law and the IIA’s rules means an actual sale of the IIA-Funded Know-How or any other transaction which in essence constitutes a transfer of such know-how (such as providing an exclusive license to a foreign entity for R&D purposes, which precludes the Recipient Company from further using such IIA Funded Know-How). A mere license solely to market products resulting from the IIA Funded Know-How would not be deemed a transfer for the purpose of the Innovation Law and the IIA’s rules. Upon payment of the Redemption Fee, the IIA Funded Know-How and the manufacturing rights of the products developed using such IIA funding cease to be subject to the Innovation Law and the IIA’s rules.

●	Subject to the IIA’s prior approval, a Recipient Company may transfer IIA Funded Know-How to another Israeli company, provided that the acquiring company assumes all of the Recipient Company’s responsibilities towards the IIA. Such transfer will not be subject to the payment of the Redemption Fee; however, the income from such transaction will generally be subject to the obligation to pay royalties to the IIA (other than in specific circumstances that will be examined by the IIA, mainly when the transfer is between related entities).

●	IIA Funded Know-How license limitation. The grant to a foreign entity of a right to use the IIA Funded Know-How for R&D purposes (which does not entirely prevent the Recipient Company from using the Funded Know-How) is subject to the obtainment of the IIA’s prior approval. This approval is subject to payment to the IIA in accordance with the formulas stipulated in the IIA’s rules (which distinguish between the manner of the payment for such license grant, i.e., one-time payment or payment in installments), and such payment shall be no less than the amount of the IIA grants received (plus annual interest) and no more than the cap stated in the IIA’s rules and will generally be due only upon the receipt of the license fee from the licensee.

The IIA’s rules also include a mechanism with respect to the grant of a license by a Recipient Company (which is part of a multinational corporation) to its group entities to use its IIA Funded Know-How. Such license is subject to the IIA’s prior approval and to the payment of 5% royalties from the income deriving from such license, with the cap of the royalties increasing to 150% of the grant amount in lieu of the Redemption Fee. Such mechanism includes certain requirements which must be met in order to be able to enjoy such lower royalty payment.

●	Imposition of Liens Over IIA Funded Know-How. The Recipient Company is required to receive an IIA approval for every transaction involving the grant of liens over IIA Funded Know-How (i.e., for both the imposing and the realization of the liens). This obligation refers to fixed charges as well as to floating charges. In addition, to the extent that the transaction involves a foreign pledgee, the pledgee must execute an undertaking (in the form available on the IIA’s website) to comply with the Innovation Law in the event of realization of the lien.

●	Public Offering of Securities. A Recipient Company who wishes to offer its securities to the public (in Israel or abroad), must notify the IIA regarding the expected public offering and receive the IIA approval.

Intellectual Property

We rely on a combination of trade secrets, contractual protections, such as assignment and confidentiality agreements, and technical measures to establish and protect our intellectual property rights. We implement measures designed to control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and our software is protected by U.S. and international intellectual property laws. Our policy is to require employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, and other processes generated by them during and as a result of their engagement with us and agreeing to maintain in confidence our confidential information. In addition, we generally enter into confidentiality agreements with our vendors and customers who receive access to our confidential and proprietary information.

Government Regulation

Consumer Protection and Data Privacy

We conduct marketing activities that are subject to consumer protection laws in jurisdictions in which we operate. For example, the United States and European Union are increasingly regulating certain activities on the internet and online commerce, including the use of information retrieved from or transmitted over the internet and user-generated content, are increasingly focused on ensuring user privacy and information security and limiting behavioral targeting and online advertising, and are imposing new or additional rules regarding the taxation of internet products and services, the quality of products and services as well as the liability for third-party activities. Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement is uncertain and evolving.

In particular, we are subject to an evolving set of data privacy laws. In the ordinary course of our business, we may process a significant amount of personal information and other regulated information from users of our products, employees and other third parties. Accordingly, we are, or may become, subject to numerous privacy and data protection obligations, including local and foreign laws, regulations, guidance, and industry standards related to privacy and data protection. Such obligations may include, without limitation, the Data Security Regulations, the Federal Trade Commission Act, the Children’s Online Privacy Protection Act of 1998, the CCPA, the CPRA, the European Union’s General Data Protection Regulation 2016/679 (“E.U. GDPR”), the U.K. GDPR, and the ePrivacy Directive.

The PPL, CCPA, CPRA, E.U. GDPR and U.K. GDPR are examples of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance.

For example, in Israel, the PPL and the Data Security Regulations impose obligations with respect to the manner in which personal data is processed, maintained, transferred, disclosed, accessed and secured. Failure to comply with certain provisions under the Data Security Regulations may expose us to administrative fines, civil claims (including class actions) and in certain cases criminal liability. An amendment to the Privacy Protection Law, 5741-1981, which was recently enacted and will become effective in August 2025, aims to strengthen privacy protection in Israel by aligning Israeli law with similar regulations worldwide, particularly the European Union’s General Data Protection Regulation (GDPR), by redefining key terms, establishing a new obligation to appoint a data protection officer in certain cases, and significantly expanding the enforcement powers and tools available to the Privacy Protection Authority and courts, with the aim of creating effective enforcement mechanisms and deterrence against non-compliance with the law and applicable security regulations.

In addition, the CCPA, if applicable to us, imposes obligations on covered businesses to provide specific disclosures related to a business’s collection, use, and disclosure of personal data and to respond to certain requests from California residents related to their personal data (for example, requests to know of the business’s personal data processing activities, to delete the individual’s personal data, and to opt out of certain personal data disclosures). Also, the CCPA provides for civil penalties and a private right of action for certain data breaches. In recent years numerous states in the US have enacted or are in the process of enacting state-level data privacy laws and regulations governing the collection, use, and other processing of state residents’ personal data. It remains unclear how the regulators, courts or commercial parties will interpret these state laws, and compliance with various regulations may be difficult and increase our costs of maintaining regulatory compliance. These state laws are not consistent, as certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts. We may also from time to time be subject to, or face assertions that we are subject to, additional obligations relating to personal information by contract or due to assertions that self-regulatory obligations or industry standards apply to our business practices.

GDPR applies to any company established in the European Economic Area (“EEA”) and to companies established outside the EEA that process personal data in connection with the offering of goods or services to data subjects in the EEA or the monitoring of the behavior of data subjects in the EEA. These obligations may include limiting personal data processing to only what is necessary for specified, explicit, and legitimate purposes; increasing transparency obligations to data subjects; limiting the collection and retention of personal data; increasing rights for data subjects; requiring the implementation and maintenance of technical and organizational safeguards for personal data; and mandating notice of certain personal data breaches to the relevant supervisory authority(ies) and affected individuals. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning content regulation and data protection that could affect us.

Employment

We are also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulation

Our business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the company expands into additional markets, it will be subject to additional laws and regulations.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. For additional information regarding the laws and regulations that affect our business, see the section titled “Risk Factors” in this prospectus.

Employees

As of May 27, 2026, we have 55 full-time employees and 2 part-time employees. Substantially all of our employees are based in Tel Aviv, Israel and the United States. None of our employees are represented by a labor union or covered by a collective bargaining agreement.

Properties

Our corporate headquarters are located in Tel Aviv, Israel, where it leases approximately 5,500 square feet of office space. The lease expires on October 31, 2026. We also occupy office space in New York, with a monthly rent fee of approximately $11,000 for 2,546 SF, pursuant to a lease agreement which expires on April 30, 2027. We believes our current offices are sufficient to meet its needs. We may seek to negotiate new leases or evaluate additional or alternate space to accommodate operations. We believe that appropriate alternative space is readily available on commercially reasonable terms.

Legal Proceedings

We are not currently subject to any material legal proceedings. However, it may from time to time become a party to various legal proceedings arising in the ordinary course of its business.

MANAGEMENT

As of the date of this prospectus, the names of our executive officers and members of our Board, their ages and their positions are shown below.

Our Board currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years.

Name	Age	Position
Executive Officers
Dan Brahmy	34	Chief Executive Officer and Class III Director
Yossef Daar	40	Chief Product Officer and Class III Director
Ido Shraga	33	Chief Technology Officer
Emmanuel Heymann	38	Chief Revenue Officer
Yael Sandler	39	Chief Financial Officer
Non-Employee Directors
Michael Pompeo	61	Class I Director
Sonny Vu	52	Class II Director
Michael Madon	53	Class II Director
James Flanagan	65	Class I Director
Josette Sheeran	71	Class III Director

Executive Officers

Dan Brahmy co-founded our company in July 2017 and has since served as its Chief Executive Officer. Mr. Brahmy has also served on our Board since our inception. Prior to founding our company, he was a strategy consultant at Deloitte Digital. Mr. Brahmy received a B.A. in Marketing from Reichman University (IDC) in 2015.

Yossef Daar co-founded our company in July 2017 and has since served as its Chief Product Officer. Mr. Daar has also served on our Board since our inception. Prior to founding our company, he was chief research officer at a business intelligence agency, and he also held several managerial positions in the Israeli Military Intelligence. Mr. Daar received a B.Sc. in Biology and Jewish Philosophy from Bar Ilan University in 2015.

Ido Shraga co-founded our company in July 2017 and has since served as its Chief Technology Officer. Mr. Shraga previously served on our Board from July 2017 until September 2021. Prior to founding our company, Mr. Shraga was chief technology officer at a business intelligence agency, and he also held several cyber engineering positions in the Israeli Defense Forces.

Emmanuel Heymann has served as our Senior Vice President of Revenue from January 2023 until August 2024 and has since then served as our Chief Revenue Officer. Prior to joining Cyabra, Mr. Heymann held various sales team management roles at Similarweb Ltd. (NYSE: SMWB) (“Similarweb”) from August 2013 to November 2022. At Similarweb, Mr. Heymann focused on scaling certain go-to-market teams in order to maximize commercial potentials and revenue streams. He received a B.A. in Government Diplomacy and Strategy from Reichman University in 2009 and an M.Sc. from the London School of Economics and Political Science in 2009.

Yael Sandler has served as our Chief Financial Officer since July 2024. Prior to joining our company, Ms. Sandler was the Chief Financial Officer of Nano Dimension Ltd (Nasdaq: NNDM) (“Nano”) from May 2015 to March 2024, where she formulated Nano’s financial strategy and supervised all financial activities, including both internal and external functions. During her tenure at Nano, the company scaled from 20 employees in one location to approximately 600 employees in numerous locations such as the U.S., Germany, Australia and Switzerland. Also during Ms. Sandler’s tenure, Nano consummated its initial public offering and became publicly traded on Nasdaq. Ms. Sandler received a B.A. in Accounting and Economics from the Hebrew University of Jerusalem in 2011, and an MBT in Business Tax from The College of Management in 2014.

Non-Employee Directors

Michael Pompeo has served on our Board since January 2024. Prior to joining our Board, from April 2018 through January 2021, Mr. Pompeo served as the United States Secretary of State. Mr. Pompeo has extensive knowledge and experience in both business and global affairs. He has been the Executive Chairman of Impact Investments LLC, a U.S.-based strategic and financial advisory and investment firm since 2023 and has been a Partner at Niobrara Capital Partners, a U.S.-based private equity firm, since July 2024. Mr. Pompeo has been the Managing Member of Kansas CNQ, LLC, a private consulting business, since February 2021. He currently sits on the board of directors of Simpler Postage, Inc. (d/b/a EasyPost), a U.S. shipping logistics services company, which he joined in 2021. Mr. Pompeo has also served as a director of Veon Ltd., a multinational telecommunications company, since May 2024, and its subsidiary Kyivstar JSC, a Ukrainian telecommunications company, since November 2023. Mr. Pompeo has served on the board of directors of USA Rare Earths LLC, a U.S. critical materials supplier, since 2023. He received a B.S. in Engineering from the United States Military Academy in 1986 and a Juris Doctor from the Harvard University School of Law in 1994.

Sonny Vu has served on our Board since November 2021. Prior to joining our company, Mr. Vu co-founded Impact Biosystems, Inc., a wellness and fitness hardware and software developer, and served as a director on its board until October 2022. He also served as Chief Executive Officer of Arevo, Inc., a software developer, from January 2020 until February 2023. Mr. Vu co-founded Elemental Machines, Inc., a custom hardware and software solutions company, in October 2014, and served as a director on its board until September 2023. Mr. Vu co-founded Alabaster, a venture capital firm focused on the science and technology fields, in January 2018. He received a B.S. and B.A. in Mathematics and Linguistics from the University of Illinois, Urbana-Champaign in 1995 and studied linguistics at the Massachusetts Institute of Technology from 1996 to 2000.

Michael Madon has served on our Board since March 2026 and previously served as a board advisor to our company since January 2022. Mr. Madon is a recognized expert in the fields of cybersecurity, behavioral analytics, secure manufacturing, and financial intelligence, a successful entrepreneur who has founded, led, and exited several companies, and retired as an officer and technology scout for the US Army. Since March 2024, Mr. Madon has served as Chief Revenue Officer of ABCorp, Inc., overseeing all go-to-market operations for the secure printing and additive manufacturing solutions provider, which operates at the intersection of fintech, healthcare, identity management, transportation, and omnichannel content. Additionally, he was the co-founder of Pretaa, Inc., a behavioral analytics software company dedicated to combating drug addiction by leveraging wearable technology and AI/ML algorithms to provide proactive support and lasting recovery solutions and served as its CEO from November 2020 to November 2023. Prior to that, from July 2018 to November 2020, Mr. Madon served as the SVP and GM of Email, Security Awareness, and Threat Intelligence Products at Mimecast Ltd., a global cybersecurity and email management company. Prior to that, from October 2016 to November 2018, he was the CEO and co-founder of Ataata, a security awareness training and behavioral risk management platform that helped its customers combat security breaches caused by employee mistakes. Additionally, since May 2022, Mr. Madon has served as an Operating Advisor for TZP Group, a private equity firm focused on investing in lower-middle market technology & business services and consumer products. He also served as a Professional Advisor for the Martin Trust Center for MIT Entrepreneurship, a center dedicated to advancing innovation-driven entrepreneurship through mentorship, education, and real-world experience, since January 2020. Mr. Madon has served as a Board Advisor for the Foundation for Defense of Democracies — Center on Cyber and Technology Innovation, a non-partisan think tank focused on national security and foreign policy where he has contributed cyber and technology insights since December 2016. He served as an Innovation Working Group Member for the Secretary of Energy Advisory Board, where he advised on U.S. energy policies, research initiatives, and associated national security issues from June 2019 to January 2022. He also served as a board member and finance committee member of the National Cyber Security Alliance, a non-profit that builds public/private partnerships for broad-reaching cybersecurity education and awareness, from October 2019 to October 2021. Mr. Madon served as a Deputy Assistant Secretary in the U.S. Department of the Treasury’s Office of Intelligence and Analysis from 2009 to 2014 and retired as a Lieutenant Colonel in the U.S. Army Reserve, where he served in Airborne, Mechanized, Military Intelligence, and the 75th Innovation Command. Mr. Madon received a B.A. in English from the School of Arts and Sciences, Cornell University, in 1994, an M.I.A. in Security Policy from the School of International and Public Affairs, Columbia University in 2001, and an M.B.A. in Marketing from The Wharton School, University of Pennsylvania in 2014.

James Flanagan has served on our Board since March 2026. Mr. Flanagan served in various roles over the last 39 years at PricewaterhouseCoopers LLP, most recently as Chief Operating Officer, US Managing Partner & Vice Chairman from July 2016 to July 2021. He received a B.A. in Accounting from Long Island University in 1982.

Josette Sheeran has served on our Board since March 2026. Ms. Sheeran has served as the CEO of Firefly Global Group, a geopolitical and business consulting firm supporting founders and accelerating new technologies which enhance national security, since December 2023. She has also served on the board of Capital Group, which manages more than $2.5 trillion in global investments, since December 2016. Ms. Sheeran serves on the boards of Vestergaard International, which has delivered high tech nets to prevent deaths from malaria, and Lifestraw, a pioneer in safe water access and filtration, since 2019. She has also served as a director of Sceye, the world’s first stationary stratospheric vessel, since April, 2024. Ms. Sheeran has served as a Trustee of the Business Council for International Understanding since October 2024 and of the McCain Institute for International Leadership since February 2021. She served as President of Canoo Technologies, Inc. (NASDAQ: GOEV) from July 2021 to September 2024 and as a Director on its board from December 2020 to February 2024. Ms. Sheeran has been twice unanimously confirmed as a U.S. Ambassador, including leading economic, energy, technology, agriculture and transportation negotiations for Secretary of State Condoleezza Rice. She served as UN Special Envoy, leading a successful effort to end a cholera epidemic in Haiti from July 2017 to February 2021. Ms. Sheeran also served as the President and CEO of the Asia Society, a global Rockefeller institution focused on policy, sustainability, conflict resolution, culture, and education, from June 2013 to February 2021. She has served as a Professor of Practice at Arizona State University since February 2021. Ms. Sheeran received a B.A. in Communication and Journalism from the University of Colorado in 1976 and studied as a Fisher Fellow at the Harvard University Kennedy School in 2013.

Family Relationships

There are no family relationships among any of the individuals who serve as the Company’s directors and executive officers.

Election of Officers

Each executive officer will serve at the discretion of the Board and will hold office until his or her successor is duly appointed or until his or her earlier resignation or removal.

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board consists of seven directors. Each director will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board can be filled by resolution of our Board.

Our Certificate of Incorporation provides that our Board is divided into three classes, each serving staggered, three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our Board is designated as follows:

●	The Class I directors are Michael Pompeo and James Flanagan, and their terms will expire at the annual meeting of stockholders to be held in 2026;

●	The Class II directors are Michael Madon and Sonny Vu, and their terms will expire at the annual meeting of stockholders to be held in 2027; and

●	The Class III directors are Josette Sheeran, Yossef Daar and Dan Brahmy, and their terms will expire at the annual meeting of stockholders to be held in 2028.

Any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our authorized number of directors.

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Role of Board in Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to our company and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Board Committees

Our standing committees consist of an audit committee and a compensation committee. Our Board may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit and the compensation committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Audit Committee

Our audit committee consists of Sonny Vu, Michael Madon and James Flanagan, who serves as the chairperson. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act. Our Board has determined that James Flanagan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our prospectus and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the post-combination company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of the our internal audit function, if any, and (5) the performance of our independent registered public accounting firm.

Our Board adopted a written charter for the audit committee, which is available on our website.

Compensation Committee

Our compensation committee consists of James Flanagan, Michael Pompeo and Sonny Vu, who serves as the chairperson. Each member of the compensation committee qualifies as an independent director under the Nasdaq Listing Rules The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included our prospectus under the rules and regulations of the SEC, if applicable.

Our Board adopted a written charter for the compensation committee, which is available on our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Sonny Vu, Michael Madon, and James Flanagan. Each member of the nominating and corporate governance committee qualifies as an independent director under the Nasdaq Listing Rules. The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance and reporting and making recommendations to the board of directors concerning corporate governance matters.

Code of Business Conduct

We adopted a new code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on the our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board or compensation committee and the Board or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, we have determined that Sonny Vu, Michael Madon, James Flanagan, and Michael Pompeo representing four (4) of the our seven (7) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.

Compensation of Directors and Officers

Overview of Executive Compensation Program

Decisions with respect to the compensation of our executive officers, including our named executive officers, are made by the compensation committee of our Board. Compensation for our executive officers has the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, executive perquisites and severance benefits. Base salaries, employee benefits, executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity holders and to enhance executive retention.

Annual Bonuses

We expect that we will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to our performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers.

Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the NEOs.

Stock-Based Awards

We expect to use stock-based awards in future years to promote our interest by providing our executive officers with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executive officers’ interests with those of our equity holders.

Other Compensation

We expect to continue to offer various employee benefit plans currently offered by us (or similar plans). We may also provide our named executive officers with perquisites and personal benefits that are not generally available to all employees.

Director Compensation

Our non-employee directors receive varying levels of compensation for their services as directors and members of committees of our Board. We determine director compensation in accordance with industry practice and standards.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and December 31, 2024:

Name & Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Dan Brahmy	2025	332,990	21,810	19,450	(3)	374,251
Chief Executive Officer	2024	154,861	188,578	37,544	(3)	380,983
Emmanuel Heymann	2025	394,598	1,725	26,494	(3)	512,817
Chief Revenue Officer	2024	344,651	5,149	34,030		383,772
Yael Sandler	2025	261,520	547,496	72,186	(3)	881,202
Chief Financial Officer	2024	118,854	—	18,626	(3)	137,480

(1)	The amounts set forth below for each executive officer represent the payments that were made in U.S. dollars or in New Israel Shekels (“NIS”), which and have been translated to U.S. dollars according to the average exchange rate on the applicable period.

(2)	Amounts represent the aggregate fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of the option awarded is determined based on the price of our shares of Common Stock on the date of grant. This amount does not correspond to the actual value that may be recognized by the individuals listed in the table above upon the vesting and subsequent exercise of the underlying shares. For more information regarding the assumptions used in this calculation, see Note 9 to our audited financial statements included in this prospectus.

(3)	Consists of payments, contributions and/or allocations for social benefits, as well as expenses for car allowance.

Employment Agreements

Dan Brahmy

On January 19, 2018, we entered into an employment agreement with Mr. Dan Brahmy setting forth the terms and conditions of his employment to serve as our Chief Executive Officer. The employment agreement provides for an initial monthly salary of NIS 9,000, which has increased over time to the current monthly salary of NIS 47,000, effective November 13, 2023. The employment agreement also provides for reimbursement of business travel and pre-approved business expenses. Mr. Brahmy is also entitled to benefits provided to similarly situated executive officers/other full-time employees, including pension, advanced study fund and severance amounts according to Israeli law.

Either party may terminate the agreement by providing 30 days’ prior written notice. During this notice period, Mr. Brahmy will continue to render his services unless otherwise instructed by us. We may terminate this employment agreement with immediate effect for cause, as defined in this employment agreement. In such event, Mr. Brahmy will not be entitled to receive any compensation during the notice period.

As part of the employment agreement, Mr. Brahmy entered into a Confidentiality, Non-Compete, Proprietary Information and Inventions Assignment Undertaking with us, pursuant to which Mr. Brahmy is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the later of (i) the termination of engagement with Cyabra, or (ii) the transfer and/or disposition of all his shares in Cyabra. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

On February 10, 2025, Cyabra Strategy Inc. entered into an offer letter with Mr. Brahmy setting forth the terms and conditions of his employment to serve as the Chief Executive Officer of Cyabra Strategy Inc. and to cease to be an employee of Cyabra, effective February 17, 2025. The offer letter provides for an annual salary of $301,000 and an annual bonus of $40,000. Mr. Brahmy will be entitled to receive a one-time bonus in the amount of $400,000 upon the consummation of the Business Combination. Mr. Brahmy’s employment with Cyabra Strategy Inc. will be at-will and either party may terminate the agreement at any time, with or without notice.

As part of the offer letter, Mr. Brahmy entered into a Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement with Cyabra Strategy Inc., pursuant to which Mr. Brahmy is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the period in which he is employed by any Related Company, as defined in the offer letter. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Emmanuel Heymann

On December 29, 2022, Cyabra entered into an offer letter with Mr. Heymann setting forth the terms and conditions of his employment to serve as our Vice President, Revenue, effective January 1, 2023 (the “Effective Date”). The offer letter, as amended on August 15, 2024, provides for an annual salary of $276,000, effective September 1, 2024.

On February 19, 2023 Mr. Heyman received a stock option to purchase up to 25,264 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the grant. The option vests over 46 months as follows: 25% of the shares subject to the option vested on October 17, 2023 (the “First Vesting Date”) and the remaining 75% of the shares subject to the option will vest in thirty-six (36) equal monthly installments on the last day of each month following the First Vesting Date.

On January 8, 2025, Mr. Heymann received a stock option to purchase up to 28,883 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the grant. The option vests over three years as follows: (i) 16.7% of the options vested on June 30, 2025; (ii) 10% of the remaining options will vest in equal portions each quarter for 10 quarters, such that all options will vest on December 31, 2027.

On May 14, 2026, Mr. Heymann received 100,000 restricted share units (“RSUs”). The RSUs vest over three years as follows: (i) 33.33% of the RSUs vest on April 1, 2027; (ii) 12.5% of the remaining RSUs will vest in equal portions each quarter for 8 quarters, such that all RSUs will vest on April 1, 2029.

Mr. Heymann is also entitled to participate in Cyabra’s sales commission plan. Pursuant to the offer letter, Mr. Heymann’s employment with us is at-will.

Under the offer letter, Mr. Heymann agreed to provide us with two weeks advance written notice of his resignation if prior to the one-year anniversary of the Effective Date, and four weeks advance written notice if he resigns after the one-year anniversary of the Effective Date. We agree to provide Mr. Heymann with two weeks advance written notice if we terminate his employment without Cause (as defined in the 2020 Plan) prior to the one-year anniversary of the Effective Date, and four weeks advance written notice if we terminate his employment without Cause after the one-year anniversary of the Effective Date.

As part of the offer letter, Mr. Heymann entered into a Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement with us, pursuant to which he is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the period in which he is employed by any Related Company, as defined in the offer letter. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Yael Sandler

On June 18, 2024, we entered into an employment agreement with Ms. Yael Sandler setting forth the terms and conditions of her employment to serve as our Chief Financial Officer. This employment agreement provides, for a monthly salary of NIS 70,000. The employment agreement also provides for reimbursement of business travel and pre-approved business expenses. Ms. Sandler is also entitled to benefits provided to similarly situated executive officers/other full-time employees, including pension, an allowance for meal expenses, advanced study fund and severance amounts according to Israeli law. Additionally, Ms. Sandler is entitled to receive a leased car.

On January 8, 2025, Ms. Sandler received a stock option to purchase up to 101,071 shares of Common Stock at an exercise price of USD $0.16. The option vests over four years as follows: (i) 25% of the options vested on July 1, 2025; (ii) 1/12 of the remaining options will vest in equal portions each quarter for 12 quarters, such that all options will vest on July 1, 2028.

On May 14, 2026, Ms. Sandler received 40,000 RSUs. The RSUs vest over three years as follows: (i) 33.33% of the RSUs vest on April 1, 2027; (ii) 12.5% of the remaining RSUs will vest in equal portions each quarter for 8 quarters, such that all RSUs will vest on April 1, 2029.

Either party may terminate the agreement by providing 60 days’ prior written notice. During this notice period, Ms. Sandler will continue to render her services unless otherwise instructed by us. We may terminate this employment agreement with immediate effect for cause, as defined in this employment agreement. In such event, Ms. Sandler will not be entitled to receive any compensation during the notice period.

As part of the employment agreement, Ms. Sandler entered into a Confidentiality, Non-Compete, Proprietary Information and Inventions Assignment Undertaking with us, pursuant to which Ms. Sandler is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the later of (i) the termination of engagement with Cyabra, or (ii) the transfer and/or disposition of all her shares in Cyabra. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Cyabra, Inc. 2026 Omnibus Equity Incentive Plan

General

On January 8, 2026, the Trailblazer Board adopted the 2026 Plan. The 2026 Plan became effective upon the consummation of the Business Combination.

The general purpose of the 2026 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers of the Combined Company may develop a sense of proprietorship and personal involvement in Trailblazer’s development and financial success, and to encourage them to devote their best efforts to the Combined Company’s business, thereby advancing the Combined Company’s interests and the interests of its stockholders. By means of the 2026 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Combined Company’s and its subsidiaries.

Description of the 2026 Plan

Types of Awards. The 2026 Plan permits various ways for eligible individuals to acquire common stock , including through the grant of stock options (including incentive stock options (“ISOs”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, incentive bonuses and other types of cash-based and stock-based awards authorized under the 2026 Plan. These award types are described in further detail below. The 2026 Plan also authorizes the grant of awards that qualify for special tax treatment under Israeli law. Further information regarding these awards is described below under the heading “Israeli Sub-plan”. The various types of options and other awards that may be granted under the 2026 Plan are referred to as “Awards”.

Administration. In general, the 2026 Plan will be administered by a committee of the Combined Company Board delegated with the authority to administer the 2026 Plan (the “Committee”). However, the Combined Company Board may serve as the Committee with respect to any matter concerning the 2026 Plan. Except with respect to “Replacement Options” discussed below, the Committee will determine the persons to whom Awards may be granted. The Committee may also establish rules and regulations for the administration of the 2026 Plan and amendments or modifications of outstanding Awards. Subject to applicable law and the 2026 Plan, the Committee may delegate authority to officers, directors, or a greater than 10% stockholder of the Combined Company (“Reporting Persons”), to make Awards to eligible persons who are not Reporting Persons. In addition, the Committee may delegate administrative functions of the 2026 Plan to Reporting Persons, as well as employees of the Combined Company.

No Awards may be made under the 2026 Plan on or after January 8, 2036, but the 2026 Plan will continue thereafter while Awards granted prior to the expiration date remain outstanding.

Eligibility. Awards may be granted to employees, officers, directors, consultants, advisors and other individual service providers of the Combined Company and its subsidiaries, including any person who the Committee determines is a prospective employee, officer, director, consultant, advisor or other individual service provider of the Combined Company or any of its subsidiaries. The Combined Company and its subsidiaries have approximately 64 employees, including five executive officers and four non-employee directors.

Shares Subject to the 2026 Plan. The aggregate number of shares of common stock available for issuance in connection with Awards granted under the 2026 Plan (other than Replacement Options as described below) will be 15% of the issued and outstanding shares of common stock immediately after giving effect to the consummation of the Business Combination. ISOs may be granted under the 2026 Plan with respect to up to 1,400,000 shares of common stock authorized for issuance under the 2026 Plan; provided that the number of shares available for grant as ISOs at any time will not exceed the initial share reserve as increased for evergreen shares (discussed below) and any shares that become available for grants of Awards again as described in the following paragraph. The aggregate number of shares of common stock available for issuance under the 2026 Plan will automatically increase on the first day of each fiscal year of the Combined Company following the Closing of the Business Combination, and on the first day of each fiscal year of the Combined Company thereafter until the expiration date, by a number of shares of common stock (“evergreen shares”) equal to the lesser of: (i) 5.0% of the outstanding shares of all classes of the common stock as of the last day of the immediately preceding fiscal year or (ii) such other number of shares (which may be zero) as the Board may determine. Evergreen shares may not be issued pursuant to the exercise of ISOs. Shares of Combined Company common stock issued under the 2026 Plan may be either authorized but unissued shares or shares held in the Combined Company’s treasury.

The number of shares reserved under the 2026 Plan will be depleted on the date of the grant of an Award (other than Replacement Options) by the maximum number of shares, if any, with respect to which such Award is granted. An Award that may be settled solely in cash shall not cause any depletion of the 2026 Plan’s share reserve. In general, if an Award granted under the 2026 Plan (other than a Replacement Option) lapses, expires, terminates or is cancelled without the issuance of shares under the Award, or if shares are under an Award are forfeited due to a failure to satisfy vesting or other conditions, then such shares will again be available for issuance under the 2026 Plan. Shares of common stock that otherwise would have been issued upon the exercise of a stock option or SAR or in payment with respect to any other form of Award (other than a Replacement Option), but are surrendered in payment or partial payment of the exercise price and/or withholding taxes, will no longer be counted against the 2026 Plan’s share reserve and may again be made subject to Awards under the 2026 Plan.

Pursuant to the Merger Agreement, effective upon the Closing of the Business Combination, options (“Replacement Options”) were issued under the 2026 Plan in substitution of stock options granted under the Cyabra Strategy Ltd. 2020 Share Option Plan (the “2020 Plan”) that were outstanding as of the Closing of the Business Combination (“Legacy Options”). The number of shares of common stock subject to Replacement Options and the other terms and conditions of each Replacement Option, including the exercise price or grant price, will be determined by the Committee in accordance with the terms of the Merger Agreement. Shares of common stock subject to Replacement Options will neither deplete nor replenish the initial share reserve or any evergreen shares.

Director Award Limit. No non-employee director of the Combined Company Board may receive Awards in any calendar year having an accounting value in excess of $500,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2026 Plan); except that such limit is increased to $1,000,000 for the initial year of a non-employee director’s term.

Adjustments. The number of shares of common stock authorized for issuance under the 2026 Plan and the foregoing share limitations and director Award limits are subject to customary adjustments for stock splits, stock dividends, similar transactions or any other change affecting the common stock.

Terms and Conditions of Options. Options granted under the 2026 Plan may be either ISOs or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Committee will determine the exercise price of options granted under the 2026 Plan. The exercise price of stock options generally may not be less than the fair market value per share of the common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder). The exercise price of a nonqualified stock option may be less than the fair market value per share of the common stock on the date of grant if the option is exempt from the requirements of Section 409A of the Code. In addition, the exercise price of options granted pursuant to the Israeli subplan will be determined by the Committee in accordance with the terms of the Israeli subplan and applicable Israeli law. Further, the exercise price of Replacement Options will be determined in accordance with the Merger Agreement.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2026 Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

The Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the nonqualified stock option before exercise.

Generally, the option price may be paid by certified or bank check. However, the Committee may permit other methods of payment, including (a) in the form of shares of common stock that have been held for such period of time as the Committee may deem appropriate, valued at fair market value of such shares on the date of exercise, (b) by surrendering to the Combined Company shares of common stock otherwise receivable on exercise of the option, (c) by a cashless exercise program implemented by the Committee, (d) subject to the approval of the Committee, by a full recourse, interest bearing promissory note having such terms as the Committee may, in its sole discretion, permit and/or (e) by such other method as may be approved by the Committee and set forth in an individual award agreement.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members, a family trust for estate planning purposes or by gift to charitable institutions. The Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Committee will generally determine all terms and conditions of each SAR. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of Combined Company common stock on the date of grant. The maximum term of any SAR granted under the 2026 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value of a share of common stock on the exercise date over the exercise price, multiplied by the number of shares of common stock covered by the SAR. Payment may be made in shares of common stock , in cash, or partly in shares of common stock and partly in cash, all as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee will generally determine all terms and conditions of each restricted stock award and/or restricted stock unit award under the 2026 Plan. Restricted stock awards consist of shares of common stock that are transferred to a recipient, with or without consideration, subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of common stock , cash, or a combination of shares of common stock and cash, at a future date upon or following the attainment of certain conditions specified by the Committee. Dividends or distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Committee. If any dividends or distributions are paid in shares of common stock before the restricted stock vests, such shares will be subject to the same restrictions as the underlying restricted stock. Dividend equivalent amounts may be paid with respect to restricted stock units, in the discretion of the Committee, either immediately to the holder of the restricted stock unit or subject to the same vesting restrictions as the restricted stock units to which they relate. Unless the Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. Performance share awards and performance unit awards under the 2026 Plan, respectively, are restricted stock awards and restricted stock unit awards that may be earned or become vested subject to the achievement of such performance goals as the Committee deems appropriate.

Incentive Bonuses. The Committee may grant incentive bonus awards under the 2026 Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements having such terms and conditions as the Committee determines, including performance goals and the amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of common stock.

Other Stock-Based and Cash-Based Awards. The Committee may award other types of equity-based or cash-based awards under the 2026 Plan, including the grant or offer for sale of shares of common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Committee may impose.

Effect of Certain Corporate Transactions. The Committee may, at the time of the grant of an Award, provide for the effect of a “change in control” (as defined in the 2026 Plan) on any Award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any Award, (ii) eliminating or modifying the performance or other conditions of an Award, (iii) providing for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate. The Committee may, in its sole and absolute discretion and without the need for the consent of any recipient of an Award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other Awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any Award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of common stock on the date of the change in control; (f) terminate any Award for cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the holder’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (g) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the change in control.

Amendment of Plan. The Combined Company Board may at any time amend the 2026 Plan in such manner as the Combined Company Board may deem advisable or in the best interests of the Combined Company, except that any amendment that requires stockholder approval to comply with any applicable law, regulation, or stock exchange rule will be subject to stockholder approval, and stockholder approval will be required for any amendment to the 2026 Plan that (i) increases the number of shares of common stock available for issuance under the 2026 Plan, or (ii) changes the persons or class of persons eligible to receive Awards.

Amendment, Modification, Cancellation and Disgorgement of Awards. Subject to exceptions specified in the 2026 Plan, the Committee may terminate or cause a recipient to forfeit an Award, and require the recipient to disgorge any gains attributable to an Award, if the recipient engages in any action constituting, as determined by the Committee in its discretion, cause for termination or a breach of a material policy, any award agreement or any other agreement concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations. All awards, and any shares issued or cash paid pursuant to an Award, are also subject to any applicable recoupment or clawback policy adopted by the Combined Company or any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which the common stock is principally traded.

Israeli Sub-plan. The 2026 Plan includes the Israeli subplan which provides for the grant of awards pursuant to the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Israeli Tax Ordinance”), including awards granted pursuant to (i) Section 102 of the Israeli Tax Ordinance to the Combined Company’s Israeli tax-resident employees and officers (as defined by the Israeli Tax Ordinance) who are not controlling shareholders and (ii) Section 3(i) of the Israeli Tax Ordinance to Combined Company’s Israeli tax-resident consultants, advisors, service providers or controlling shareholders. The 2026 Plan and the Sub-Plan provide, subject to applicable law, that Awards granted under the Subplan may only be granted to eligible persons who are subject to taxation in Israel.

Awards. For Israeli tax-resident controlling shareholders and non-employee consultants, advisors or service providers who are granted options or other equity awards under the 2026 Plan and Israeli subplan pursuant to Section 3(i) of the Israeli Tax Ordinance, the tax event is triggered upon the exercise of the option/award into shares (whether or not such shares are sold) and the taxable income is calculated as the difference between the fair market value of the shares upon exercise and the exercise price of the option/award. The difference is taxed as ‘ordinary income’ in accordance with the grantee’s marginal tax rate (up to 50% in 2024 for individuals including a 3% excess tax, plus national insurance and health tax payments (if applicable), which can add up to an approximately 62% maximum tax rate). Then when the underlying shares are sold (if relevant), the gain derived by the grantee shall be subject to tax at capital gains rates.

Section 102 of the Israeli Tax Ordinance allows Israeli tax-resident employees and officers who are not controlling shareholders to receive favorable tax treatment for compensation in the form of options or other equity awards under the 2026 Plan and Israeli subplan. Section 102 includes two alternatives for tax treatment involving the issuance of options or other equity awards to a Section 102 trustee (“Trustee”) for the benefit of the grantees and also includes an additional alternative for the issuance of options or other equity awards directly to the grantee. The most favorable tax treatment for the grantee, pursuant to Sections 102(b)(2) and 102(b)(3)of the Ordinance, permits the issuance to a Trustee under the “Capital Gains Track”, provided that such awards are in compliance with all requirements of the Capital Gains Track, including but not limited to the requirement that the options/awards and/or shares received pursuant to such awards are deposited with and held in trust on the grantee’s behalf for a minimum period of 24 months commencing on the date on which the awards are granted by the company (“Lock-Up Period”). If the awards are held in trust by the Trustee until the end of the Lock-Up Period and the other Capital Gains Track requirements are met, then upon sale of the underlying shares, the grantee shall be subject to tax on the proceeds received by the grantee (less exercise price (if any)) at a capital gains rate of 25%. No national insurance or health tax shall be due on the amount of the proceeds.

However, if the granting company is a public company or is listed for trading on any stock exchange within a period of 90 days from the date of grant, any difference between the exercise price of the option/award (if any) and the average closing price of the granting company’s shares at the 30 trading days preceding the grant date (when the company is already listed on a stock exchange) or 30 trading days following the listing of the company, as applicable (the “Immediate Benefit”), shall be taxed as ordinary income at the grantee’s marginal tax rate. In addition, national insurance tax and health tax shall be imposed on such Immediate Benefit. In addition to the taxation of the Immediate Benefit which shall be triggered upon the sale or transfer of the shares from trust, the grantee shall be taxed at capital gain rates for the portion of the gain greater than the Immediate Benefit, assuming all conditions of Section 102 of the Israeli Tax Ordinance are fulfilled.

Executive Compensation

Our executive compensation program is designed to align compensation with our business objectives, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Decisions on the executive compensation program are made by the compensation committee of our Board.

Stock Issuance

In addition, upon the Closing, Dan Brahmy, Ido Shraga and Yossef Daar received an aggregate of 400,000 RSUs to purchase shares of our common stock pursuant to the 2026 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

Name	Grant Date	Number of Securities Issuable Upon the Exercise of Unexercised Options (#) Exercisable	Number of Securities Issuable Upon the Exercise Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Dan Brahmy	November 13, 2023(1)	42,146	—	USD	0.00	November 13, 2033
Chief Executive Officer
Emmanuel Heymann	February 19, 2023(2)	19,471	5,793	USD	1.00	February 19, 2033
Chief Revenue Officer	January 8, 2025(3)	7,235	21,648	USD	7.53	January 8, 2035
Yael Sandler	January 8, 2025(4)	31,584	69,487	USD	0.16	January 8, 2035
Chief Financial Officer

(1)	This option award is fully vested

(2)	This option award vests over 46 months as follows: 25% of the shares subject to the option vested on the First Vesting Date and the remaining 75% of the shares subject to the option will vest in thirty-six (36) equal monthly installments on the last day of each month following the First Vesting Date.

(3)	This option award vests over three years as follows: (i) 16.7% of the options vested on June 30, 2025; (ii) 10% of the remaining options will vest in equal portions each quarter for 10 quarters, such that all options will vest on December 31, 2027.

(4)	This option award vests over four years as follows: (i) 25% of the options vested on July 1, 2025; (ii) 1/12 of the remaining options will vest in equal portions each quarter for 12 quarters, such that all options will vest on July 1, 2028.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but has granted equity awards under the Cyabra Strategy Ltd. 2020 Share Option Plan to certain of its non-employee directors as it has deemed appropriate.

The following table sets forth information regarding compensation for each of our non-employee directors during our fiscal year ended December 31, 2025.

Name	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonny Xuan Vu	0	0	0	0	0
Michael Pompeo(2)	55,737	0	0	0	55,737

(1)	Amounts represent the aggregate fair value of such awards computed in accordance with FASB ASC Topic 718. The fair value of the option awarded is determined based on the price of our shares of Common Stock on the date of grant. This amount does not correspond to the actual value that may be recognized by the individuals listed in the table above upon the vesting and subsequent exercise of the underlying shares. For more information regarding the assumptions used in this calculation, see Note 9 to Cyabra’s audited financial statements included in this prospectus.

(2)	No compensation paid to the director for the year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — Trailblazer

Founder Shares

On May 17, 2022, Trailblazer Sponsor Group, LLC, a Delaware limited liability corporation (the “Sponsor”) purchased 1,940,625 shares (the “Founder Shares”) of Trailblazer Class B Common Stock for an aggregate price of $25,000. On September 23, 2022, we and the Sponsor entered into a share exchange agreement pursuant to which the Sponsor exchanged 1,940,624 Founder Shares for 1,940,624 shares of Trailblazer Class A Common Stock. As a result of the share exchange, the Founder Shares consisted of 1,940,624 shares of Trailblazer Class A Common Stock and one share of Trailblazer Class B Common Stock. On January 20, 2023, the Sponsor forfeited for no consideration and the Company canceled 215,625 of such Founder Shares, resulting in 1,724,999 Founder Shares remaining outstanding of Trailblazer Class A Common Stock and one share of Trailblazer Class B Common Stock. The one share of Trailblazer Class B Common Stock issued and outstanding will automatically be canceled at the time of the Parent merger. The holder of the one share of Trailblazer Class B Common Stock will have the right to elect all of the directors prior to the Business Combination and the holders of the shares of Trailblazer Class A Common Stock will not be entitled to vote on the election of directors during such time.

On March 28, 2023, the Chief Financial Officer of the Company and three directors (the “Subscribers”) entered into subscription agreements with the Sponsor for an interest in the Sponsor company for their own investment purposes. The interest is backed by the Trailblazer Class A Common Stock owned by the Company as of March 28, 2023, the date of issuance. As such, the Subscribers will participate in the profits or losses of the Sponsor company though date of liquidation. The subscription into interests of the Trailblazer Class A Common Stock Founder Shares to the Company’s management and directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The 47,500 Trailblazer Class A Common Stock which support the subscription interests of management and the directors has a fair value of $207,087 or $4.36 per share, which has been recorded as stock-based compensation. The fair value was determined using a Monte Carlo Model with a volatility of 7.2%, risk-free rate of 3.97% and a stock price of $9.89 as of the valuation date of March 28, 2023. These interests are not subject to performance conditions and as such stock-based compensation of $207,087 was recorded on the statement of operations.

On November 10, 2023, the Company reimbursed its officers an aggregate amount of $3,545 for the out-of-pocket expenses paid by officers in connection with meeting a prospective target.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the last reported sale price of the Trailblazer Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On May 17, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”) as amended on January 20, 2023 and as further amended as of March 31, 2023, pursuant to which the Company may borrow up to an aggregate principal amount of $400,000 (as amended). The Promissory Note is non-interest bearing and is payable on the earlier of (i) the close of the Company’s initial business combination or (ii) September 30, 2024 (except as provided below). On November 21, 2023, the Promissory Note was further amended to permit the Company to pay certain expenses of the Sponsor which would reduce the principal balance of the Promissory Note by the same amount. On March 27, 2024, the maximum amount available under the Promissory Note was further amended and increased to $1,090,000. On June 25, 2024, the maximum amount available under the Promissory Note was further amended and increased to $1,780,000. On September 16, 2024, the maximum amount available under the Promissory Note was further amended and increased to $1,980,000 and the term of the Promissory Note was extended to December 31, 2024. On September 30, 2024, the maximum amount available under the Promissory Note was further amended and increased by $2,280,000.

On November 29, 2024, the Company entered into an amendment of the Promissory Note, pursuant to which the maximum amount available to borrow under the Promissory Note was further increased by an additional $500,000 to $2,780,000. As of December 31, 2024 and December 31, 2023, there was $2,529,445 and $321,585, respectively, outstanding under the Promissory Note. On February 21, 2025, the Company entered into an amendment of the Promissory Note, pursuant to which the maximum amount available to borrow under the Promissory Note was further increased by an additional $750,000 to $3,530,000 and the maturity date of the Promissory Note was amended to be the earlier of May 31, 2025 or the closing of the Company’s initial business combination. On March 24, 2025, the Promissory Note was amended and restated in its entirety, in order to provide, among other things, (1) that the maturity date of the Note is May 31, 2025; provided, however, that if Trailblazer completes an initial business combination, the Promissory Note shall be extended for an additional eighteen (18) months from the closing of the initial business combination, (2) for certain post-business combination transaction participation rights for the Sponsor as well as most favored nation rights for the Sponsor with respect to certain post business combination transactions and (3) for equal monthly payments of $125,000 due commencing on the first business day of the calendar month following the month in which Trailblazer closes its initial business combination.

On May 29, 2025, the Promissory Note was further amended, pursuant to which (i) the maximum amount available to borrow under the Promissory Note was further increased by an additional $500,000 to $4,030,000 and (ii) the maturity date of the Promissory Note was amended to be the earlier of July 30, 2025 or the closing of the Company’s initial business combination.

On July 29, 2025, the Company entered into a second amended and restated promissory note with the Sponsor, pursuant to which (i) the maturity date of the Promissory Note was amended to be the later of September 15, 2025 or the closing of the Company’s initial business combination and (ii) the outstanding principal balance of the Promissory Note will be converted into preferred stock of the Corporation at the closing of the initial business combination.

As of September 30, 2025, the Company entered into an amendment to the Second Amended and Restated Promissory Note (the “Note”) with Sponsor, pursuant to which the amount of the Note was increased by $300,000 to $4,330,000.

As of November 24, 2025, Trailblazer entered into another amendment to the Note, pursuant to which the amount of the Note was increased by $250,000 to $4,580,000.

On December 4, 2025 the parties thereto entered into another amendment (the “Amendment”) to the Second Amended and Restated Promissory Note. The purpose of the Amendment was, among other things, to provide that principal balance of the note shall be payable on the later of September 15, 2025 or the closing of Trailblazer’s initial business combination; provided, however that in the event that Trailblazer completes an initial business combination, all of the outstanding principal balance will convert into new classes of preferred stock of Trailblazer or its successor with a total stated value of such preferred stock equal to 300% of the outstanding principal amount, as detailed in the Amendment.

As of January 14, 2026, the Company entered into another amendment to the Second Amended and Restated Promissory Note, pursuant to which the amount of such note was increased by $250,000 to $4,830,000.

As of February 4, 2026, the Company funded the extension of the termination date that had previously been approved by the Board by depositing $11,649 into the Trust Account, thereby extending the time available to the Company to consummate its initial business combination from January 31, 2026 to February 28, 2026.

As of February 11, 2026, the Company entered into a fifth amendment to the Second Amended and Restated Note, pursuant to which the amount of the Note was increased by $500,000 to $5,330,000.

At the closing of the business combination on March 27, 2026, the Second Amended and Restated Note from Trailblazer to the Sponsor (as amended on September 30, 2025, November 24, 2025, December 4, 2025, January 14, 2026 and February 11, 2026) converted into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance converted into Series B Preferred Stock with a stated value equal to 100% of the outstanding principal amount, or 5,330 Series B Preferred Stock, and (b) the remaining 200% of the outstanding principal balance converted into Series C Preferred Stock, with a stated value equal to 200% of the outstanding principal amount, or 10,660 Series C Preferred Stock.

As of March 2, 2026, the Company funded the extension of the termination date that had previously been approved by the Board by depositing $11,649 into the Trust Account, thereby extending the time available to the Company to consummate its initial business combination from February 28, 2026 to March 30, 2026.

Related Party Loans

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effect the consummation of our initial business combination (regardless of the type of transaction that it is), although out-of-pocket expenses, loans made to the company, and other costs incurred in connection with the pursuit, initiation, and final consummation of the initial business combination may be repaid in connection therewith.

Registration Rights

The holders of the Founder Shares, Private Units (as defined below) (including the underlying securities contained therein) and Units (as defined below) (including the underlying securities contained therein) that may be issued upon conversion of working capital loans, are entitled to registration rights pursuant to a registration rights agreement signed in connection with the initial public offering (the “IPO”), requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Trailblazer Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Limitation on Liability and Indemnification of Directors and Officers

The current charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors.

The current bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. In such a scenario we will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions as well as the insurance and the indemnity agreements are necessary so as to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Related Party Transactions — Cyabra

Transactions with OurCrowd

Cyabra is party to various agreements with OurCrowd General Partner, L.P. and its affiliates (“OurCrowd”), which as of December 14, 2025 beneficially owned approximately 17.79% of Cyabra’s issued and outstanding share capital, as follows:

OurCrowd’s SPA Side Letter

On April 24, 2023, Cyabra and OurCrowd entered into a Side Letter in connection with Cyabra’s Series A-2 financing round (the “SPA Side Letter”).

Pursuant to the SPA Side Letter, Cyabra agreed to reserve a proposed investment of up to US$1,500,000 (the “SPA Target Amount”) in Cyabra for OurCrowd, until the later of (i) sixty (60) days from the date in which the term sheet concerning the Series A-2 financing round was executed, or (ii) the final closing of the proposed investment, as such period may be extended by mutual written consent of the parties. The SPA Side Letter provided that if the proposed investment is not consummated within this timeframe, Cyabra would reserve the SPA Target Amount for OurCrowd to invest in any of its financings that close within six (6) months of the date of the SPA Side Letter’s; provided however that if a liquidation event (as defined in the Articles of Association) occurs prior to the completion of the proposed investment, Cyabra shall notify OurCrowd of such liquidation event, and OurCrowd may, within thirty (30) days from such notification, purchase the most senior class of shares of Cyabra, in an amount up to the SPA Target Amount. Cyabra granted to OurCrowd the right to post certain information about Cyabra on its online platform, accessible only to registered accredited investors, in connection with OurCrowd’s process of raising capital to meet the SPA Target Amount.

Series A-2 Preferred Share Purchase Agreement and Related Transactions

On June 4, 2023, Cyabra, OurCrowd and additional investors entered into the Series A-2 Preferred Share Purchase Agreement (the “2023 SPA”) pursuant to which (i) OurCrowd purchased 86,224 Series A-2 Preferred Shares, nominal value NIS 0.01 each of Cyabra, at a per share price of US $16.2485, and (ii) OurCrowd’s SAFEs (as defined below) converted into 111,140 Series A-3 Preferred Shares, nominal value NIS 0.01 each of Cyabra, at a price per share of US $12.9988.

Concurrently with the execution of the 2023 SPA, Cyabra, OurCrowd and such additional investors (collectively, the “Rights Holders”) entered into an Amended and Restated Investors’ Rights Agreement (the “Amended IRA”). Pursuant to the Amended IRA, each Rights Holder is entitled to certain customary financial information rights so long as such Rights Holder holds at least 4% of Cyabra’s share capital on a fully diluted basis. In addition, the Amended IRA requires Cyabra to (i) provide OurCrowd with a financial performance report and an updated capitalization table on a quarterly basis and (ii) participate in business update calls with OurCrowd at the end of each calendar quarter. If Cyabra fails to meet these obligations, OurCrowd may, at its sole discretion, engage a third party to gather such information at Cyabra’s expense. These information rights will terminated when Cyabra completed its initial public offering of shares of Common Stock under a registration statement declared effective by the SEC.

Pursuant to the Amended IRA and subject to certain limitations, Cyabra granted to the holders of Common Stock and preferred stock (“Holders”) the following registration rights: (i) if, during the period beginning six (6) months after the closing of an initial public offering of shares of Common Stock under a registration statement declared effective by the SEC and continuing until the fifth anniversary thereof (the “Registration Period”), Cyabra proposes to register its securities for its own account or for the account of other security holders solely for cash and on a form that would also permit the registration of the shares of Common Stock held by the Holders from time to time (“Registrable Securities”), it must allow the Holders to include in such registration all of the Registrable Securities requested by the Holders to participate in such registration; (ii) during the Registration Period, Holders holding a majority of the Registrable Securities (assuming the conversion of all of Cyabra’s securities convertible into registrable securities) may request the registration of all or any portion of their Registrable Securities for trading on any securities exchange or market system on which the shares of Common Stock are then traded, provided that such demand is for a registration statement of shares in a reasonably estimated minimum amount of $5,000,000; and (iii) during the Registration Period, any Holder may request Cyabra to effect a registration on Form F-3, including any related qualification or compliance, with respect to Registrable Securities, so long as the aggregate net proceeds from the sale of such securities are at least $1,000,000. Holders may not sell, dispose of, or otherwise transfer any Registrable Securities or related rights for 180 days after the final prospectus for an underwritten public offering, unless they have obtained the prior written consent of the managing underwriter of such public offering.

OurCrowd’s SAFE Side Letter

On February 21, 2022, Cyabra and OurCrowd entered into a Side Letter in connection with OurCrowd’s proposed investment of up to $1,500,000 (the “SAFE Target Amount”) in Cyabra through a Simple Agreement for Future Equity (the “SAFE Side Letter”).

Pursuant to the SAFE Side Letter, Cyabra agreed that until sixty (60) days after OurCrowd’s informational webinar on its website following the launch of the proposed investment, Cyabra would reserve the SAFE Target Amount for OurCrowd; provided however that if the proposed investment is not consummated within this timeframe, Cyabra agreed to reserve the SAFE Target Amount for OurCrowd to invest in any of Cyabra’s financings within six (6) months of the date of the SAFE Side Letter; and provided further that if a liquidation event occurs before the proposed investment is completed, OurCrowd may, within thirty (30) days, purchase the most senior class of shares for up to the SAFE Target Amount. In the process of obtaining the SAFE Target Amount, Cyabra allowed OurCrowd to post certain information about Cyabra on its online platform, accessible only to registered accredited investors, and both parties committed to expedite marketing efforts to support OurCrowd’s raise of the SAFE Target Amount.

The SAFE Side Letter also provided that Cyabra must obtain OurCrowd’s written consent for any transactions with investors introduced through OurCrowd’s platform. Furthermore, Cyabra undertook to provide OurCrowd with a financial performance report on a quarterly basis and to participate in business update calls with OurCrowd at the end of each calendar quarter. OurCrowd retained the right to share certain financial and business data about Cyabra with accredited investors who have invested in Cyabra. The SAFE Side Letter also required that Cyabra must refer to OurCrowd as an investor in all press releases when naming investors.

Simple Agreement for Future Equity

On May 16, 2022, Cyabra entered into two separate Simple Agreement for Future Equity Agreements with OurCrowd Participation Capital, L.P. and OurCrowd Nominee Limited, securing an aggregated amount of approximately $1.5 million (the “OurCrowd SAFEs”). The OurCrowd SAFEs provide the investors with the right to automatically receive a certain number of shares of Common Stock or a series of preferred shares, upon the occurrence of certain events.

In the event of a transaction or series of transactions with the principal purpose of raising capital in which Cyabra issues and sells preferred shares for consideration of at least US$3,000,000 (excluding the amount raised pursuant to the OurCrowd SAFEs), the investors are entitled to receive a number of shares equal to the greater of (i) the applicable investment amount divided by 80% of the price per share paid in such equity financing or (ii) the investment amount divided by a price per share equal to $40,000,000 divided by the number of Cyabra’s outstanding shares calculated on a partially diluted basis as described in the OurCrowd SAFEs (the “SAFE Price”).

In the event of a transaction or series of transactions with the principal purpose of raising of capital, in which Cyabra issues and sells preferred shares for consideration of less than US$3,000,000, the investors may (but are not obligated), elect upon prior notice to Cyabra to convert the entire then outstanding investment amount into the shares and/or securities issued and sold at the closing of such non-qualified equity financing, on terms substantially similar to the terms described in the preceding paragraph.

Pursuant to the terms of the OurCrowd’s SAFEs, upon a change of control event or an initial public offering, the investors, at their option, may either (i) receive a cash payment equal to the investment amount or (ii) automatically receive, immediately prior to the closing of such event, a number of shares of Common Stock calculated based on the price per share equal to the fair market value of the Common Stock at the time of such event, as determined by reference to the purchase price payable in connection with such event, multiplied by 80%; or based on the SAFE Price, whichever results in a greater number of shares. In the event there are not sufficient funds to pay the investors and other SAFE holders in full, all available funds will be distributed with equal priority and pro rata among the investors and other SAFE holders based on their investment amounts.

In the event of a dissolution event, the investors are entitled to receive an amount equal to the investment amount due and payable immediately prior to the occurrence of the dissolution event.

Services Agreement — Josette Sheeran

On November 1, 2024, Cyabra entered into a Services Agreement with Firefly Global Group (“Firefly”) and Ms. Sheeran, acting on behalf of Firefly (the “Services Agreement”). Ms. Sheeran is the chief executive officer of Firefly and joined the Board after the closing of the Business Combination. Under the Services Agreement, Firefly agreed to introduce to Cyabra customers who may be interested in entering into commercial agreements with Cyabra and, as consideration, Cyabra (i) granted to Ms. Sheeran an option to purchase 144,387 shares of Common Stock with an exercise price of $7.53 pursuant to the 2020 Plan, (ii) agreed to pay Ms. Sheeran a monthly retainer payment of $4,000 and (iii) agreed to pay a commission of 10% of the gross revenues of such commercial agreements.

Exchange Agreement and Conversion Agreement — Alpha

On July 9, 2026, we entered into Exchange Agreement with Alpha that holds Series C Preferred Stock, pursuant to which Alpha agreed to exchange at the Exchange Closing (as defined in the Exchange Agreement) an amount of Series C Preferred Stock with an aggregate value of Preferred Shares Value, and we agreed to issue to Alpha, in the exchange therefor: (i) the number of shares of Common Stock; (ii) if applicable, the Pre-Funded Warrants; and (iii) the Series A Warrants and the Series B Warrants (including the Series A Warrant shares and the Series B Warrant shares) as if Alpha had invested additional cash equal to the Preferred Shares Value in the PIPE. Effective upon the Exchange Closing, the Exchange Preferred Shares (as defined in the Exchange Agreement) shall automatically be cancelled, retired and restored to the status of authorized but unissued shares of the Series C Preferred Stock. The Exchange Closing is subject to stockholder approval.

On July 9, 2026, we entered into the Conversion Agreements with certain Selling Shareholders, which includes Alpha, of an aggregate of 35,648,276 of Preferred Shares, pursuant to which such Selling Shareholders agreed that upon the Conversion Closing (as defined in the Conversion Agreement), all of the outstanding Preferred Shares shall be deemed to have been converted into shares of Common Stock (or pre-funded warrants in lieu thereof). Pursuant to the Conversion Agreements, we and the Selling Shareholders parties thereto agreed to amend the terms of the Certificates of Designation governing the Preferred Shares to reduce the conversion price of each class of Preferred Shares to $0.435 per share. The conversion is subject to stockholder approval.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the shares of Common Stock as of July 29, 2026, by:

●	each person known by us to be the beneficial owner of more than 5% of the Common Stock;

●	each person who is an executive officer or director of the Company; and

●	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of the shares of common stock is calculated based on 15,765,372 shares of our common stock outstanding as of July 29, 2026.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage
Directors and Named Executive Officers of the Company
Dan Brahmy(2)	791,198	4.96%
Ido Shraga(3)	790,199	4.96%
Yossef Daar(4)	790,199	4.96%
Michael Pompeo(5)	101,072	*
Sonny Vu(6)	330,668	2.1%
Josette Sheeran(7)	84,226	*
Michael Madon(8)	14,436	*
Yael Sandler(9)	50,536	*
Emmanuel Heymann(10)	38,653	*
James Flanagan(11)	114,940	*

All Directors and Named Executive Officers of the Company as a Group (Ten Individuals)	3,106,127	19.5%

5%+ Holders
Trailblazer Sponsor Group, LLC(12)	2,158,949	13.69%
Alpha Capital Anstalt(13)	1,603,506	9.99%
Armistice Capital Master Fund Ltd.(14)	1,749,761	9.99%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the individuals is 13 Gershon Shatz, Tel Aviv, 6997543 Israel.

(2)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Brahmy, (ii) 174,434 shares of Common Stock held by IBI Trust Management in trust for Mr. Brahmy, (iii) 42,146 shares of Common Stock issuable upon the exercise of options, and (iv) 160,000 RSUs held directly by Mr. Brahmy.

(3)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Shraga, (ii) 216,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Shraga, and (iii) 159,000 RSUs held directly by Mr. Shraga.

(4)	Includes (i) 360,968 shares of Common Stock held directly by Mr. Daar, (ii) 216,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Daar, and (iii) 159,000 RSUs held directly by Mr. Daar.

(5)	Includes 101,072 shares of Common Stock issuable upon the exercise of options.

(6)	Includes (i) 27,329 shares of Common Stock held directly by Mr. Vu, (ii) 18,048 shares of Common Stock issuable upon the exercise of options held directly by Mr. Vu, and (iii) 285,291 shares of Common Stock and Common Stock issuable upon the exercise of options held by FF Alabaster LLC over which Mr. Vu has voting and dispositive control.

(7)	Includes of 84,226 shares of Common Stock issuable upon the exercise of options.

(8)	Includes 14,436 shares of Common Stock issuable upon the exercise of options.

(9)	Includes 50,536 shares of Common Stock issuable upon the exercise of options.

(10)	Includes 38,653 shares of Common Stock issuable upon the exercise of options.

(11)	Includes 114,940 shares of Common Stock.

(12)	Joseph Hammer is a manager of Trailblazer Sponsor Group, LLC. Consequently, he may be deemed the beneficial owner of the shares of common stock held by the Sponsor and has voting and dispositive control over such securities. The business address of Sponsor is 510 Madison Avenue, Suite 1401, New York, NY 10022.

(13)	The business address of Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Liechtenstein. Nicola Feuerstein and Konrad Ackerman have voting and dispositive power over the shares held by Alpha. Excludes (i) 14,260 shares of Common Stock issuable upon the exercise of certain outstanding warrants; (ii) 15,164,384 shares of Common Stock issuable upon the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and (iii) 3,897,700 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. The warrants and Pre-Funded Warrants contain a beneficial ownership limitation that prevents Alpha from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Alpha (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Shares of Common Stock Owned Prior to this Offering” gives effect to this beneficial ownership limitation.

(14)

The securities are directly held by Armistice Capital Master Fund Ltd (“Master Fund”), a Cayman Islands exempted company, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Excludes 6,296,219 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. The Pre-Funded Warrants contain a beneficial ownership limitation that prevents Master Fund from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Master Fund (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Shares of Common Stock Owned Prior to this Offering” gives effect to this beneficial ownership limitation.

(15)	The business address of Phronesis Partners, L.P. is 130 East Chestnut Street, Suite 403, Columbus, OH 43215. James E. Wiggins has voting and dispositive power over the shares held by Phronesis Partners, L.P. Includes (i) 690,000 shares of Common Stock issuable upon the exercise of Series A Warrants and (ii) 690,000 shares of Common Stock issuable upon the exercise of Series B Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	certain former U.S. citizens or long-term residents;

●	persons that actually or constructively own 5% or more of our voting shares;

●	corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. income taxpayers for U.S. federal tax purposes,

●	persons subject to the alternative minimum tax, the federal Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code,

●	tax-qualified retirement plans,

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

In addition, this discussion assumes that the U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

Material U.S. Federal Income Tax Consequences for U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Material U.S. Federal Income Tax Consequences for U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, and does not deal with non-U.S., state and local tax consequences that may be relevant to Non-U.S. Holders, nor does it address any U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as:

●	banks, insurance companies and other financial institutions,

●	tax-exempt organizations or governmental organizations,

●	brokers, dealers and certain electing traders in securities who mark their securities positions to market for U.S. tax purposes,

●	certain former U.S. citizens or long-term residents,

●	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax,

●	persons that hold our common stock as part of a “straddle,” “conversion transaction,” “synthetic security,” integrated investment or other risk reduction strategy,

●	tax-qualified retirement plans,

●	persons who acquire our common stock through the exercise of an option or otherwise as compensation,

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds,

●	persons that own or have owned, actually or constructively, more than 5% of our common stock, and

●	partnerships and other pass-through entities or arrangements treated as partnerships for U.S. federal income tax purposes, and investors in such pass-through entities or arrangements.

Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In addition, this discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Furthermore, the discussion below is based upon the provisions of the Code, Treasury regulations promulgated thereunder, rulings and judicial decisions, in each case as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Persons considering the purchase of our common stock pursuant to this offering should consult their tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Person, nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation).

In the case of a beneficial owner of our common stock that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds our common stock through another pass-through entity should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Distributions. Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. federal income tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or the applicable withholding agent with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty and, in certain circumstances, providing such Non-U.S. Holder’s U.S. taxpayer identification number and/or foreign tax identifying number. This certification must be provided prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant income tax treaty provide rules to determine whether, for purposes of determining the applicability of an income tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds our common stock through a financial institution or other agent acting on its behalf, such Non-U.S. Holder will be required to provide appropriate documentation to such agent, which will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If the Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and does not timely provide the required certification to us or the applicable withholding agent, it may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

We and other applicable withholding agents are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that it maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent prior to the payment of such dividends. In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular rates applicable to U.S. Persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as capital gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock. Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless:

(a)	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States),

(b)	the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or

(c)	we are or have been a “United States real property holding corporation,” or USRPHC, within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period.

In general, we would be a USRPHC if the aggregate fair market value of our “United States real property interests” (within the meaning of Code Section 897(c)(1)) (“USRPIs”), equaled or exceeded fifty percent (50%) of the combined fair market value of our USRPIs, our non-U.S. real property interests and our other business assets. We believe that we have not been and are not, and do not anticipate becoming, a USRPHC. Even if we are or were to become a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax under the provisions applicable to USRPIs so long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market. There can be no assurance that we are not or will not become a USRPHC or that our common stock will qualify as regularly traded on an established securities market.

Non-U.S. Holders described in (a) above will be required to pay tax on the gain derived from the sale or other taxable disposition at regular U.S. federal income tax rates applicable to U.S. Persons, and corporate Non-U.S. Holders described in (a) above may, in addition, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. A Non-U.S. Holder described in (b) above will be subject to U.S. federal income tax at a flat 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on gain realized upon the sale or other taxable disposition, which gain may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting Requirements and Backup Withholding. Generally, we or an applicable withholding agent will be required to report information to the IRS with respect to any distributions we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a sale or other taxable disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise meets documentary evidence requirements for establishing non-U.S. Person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the payor has actual knowledge, or reason to know, that the Non-U.S. Holder is, in fact, a U.S. Person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. payors.

Backup withholding may apply if the applicable payor has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. Person who is not an exempt recipient. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the U.S. federal income tax liability of a Non-U.S. Holder subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Sections 1471 through 1474 of the Code and the related Treasury regulations, together with other U.S. Treasury and IRS guidance issued thereunder and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a “foreign financial institution” (as defined in the Code) which does not provide the withholding agent with sufficient documentation evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity (as defined in the Code) which does not provide the withholding agent with sufficient documentation evidencing either (x) an exemption from FATCA or (y) either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from FATCA. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The withholding provisions described above generally apply to payments of dividends. Under proposed Treasury regulations, the preamble to which states that taxpayers may rely on them until final Treasury regulations are issued, this withholding tax does not apply to payments of gross proceeds from a sale or other disposition of common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW SUBSEQUENT TO THE DATE HEREOF.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of the Company’s capital stock does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws, and the provisions of applicable law.

Certificate of Incorporation

General

The Certificate of Incorporation authorizes the issuance of 160,000,000 shares of capital stock, par value $0.0001 per share, of the Company, consisting of:

●	150,000,000 shares of our common stock and

●	10,000,000 shares of preferred stock.

The following summary describes all material provisions of the capital stock of the Company. We urge you to read the Certificate of Incorporation and the Bylaws.

Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of the common stock.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time on common stock having dividend rights by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock will be entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to pari passu and prior distribution rights of preferred stock or any class or series of stock having a preference over the common stock , then outstanding, if any.

Other rights. The holders of common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series, all to the fullest extent now or hereafter permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on the capital stock of, diluting the voting power of common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Series A Convertible Preferred Stock.

The Company filed a Series A Convertible Preferred Stock Certificate of Designation (“Series A Certificate of Designation”) with the Secretary of State of the State of Delaware designating shares of Series A Preferred Stock. On July 9, 2026, we entered into the Conversion Agreements with certain Selling Shareholders that are holders of Series A Preferred Stock, pursuant to which we amended (“the Amendment to the Series A Certificate of Designation”) the Series A Certificate of Designation to reduce the conversion price of Series A Preferred Stock from $3.5357 per share to $0.435 per share. The conversion is subject to the receipt of stockholder approval required in connection with the Conversion Agreement.

The following is a summary of the principal terms of the Series A Preferred Stock as set forth in the Series A Certificate of Designation and the Amendment to the Series A Certificate of Designation. The Forms of Series A Certificate of Designation and the Amendment to the Series A Certificate of Designation are attached as exhibits to the registration statement of which this prospectus forms a part. The summary below is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Dividends

The holders of Series A Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The holders of Series A Preferred Stock will vote together with the holders of common stock on an as-converted basis, provided, that the number of votes allowed to a holder of Series A Preferred Stock may not exceed the beneficial ownership limitation described herein.

As long as any shares of Series A Preferred Stock are outstanding, we may not, without the approval of a majority of the then outstanding shares of Series A Preferred Stock, amend the Series A Certificate of Designation, the Certificate of Incorporation or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of the shares of Series A Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Series A Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Series A Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the common stock and all other common stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Series A Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation (as defined below)) determined by dividing the Series A Stated Value (as defined below) of such share of Series A Preferred Stock by the Series A Conversion Price (as defined below).

For purposes of the Series A Preferred Stock:

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock;

“Series A Conversion Price” means $0.435 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Series A Stated Value” means $1,000 per share of Series A Preferred Stock.

Beneficial Ownership Limitation

The Series A Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series A Preferred Stock are not redeemable by us.

Transfer Restrictions

A holder of Series A Preferred Stock may only sell, transfer or otherwise dispose of its shares of Series A Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Series A Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Preferred Stock will be limited.

Series B Convertible Preferred Stock

We filed a Series B Convertible Preferred Stock Certificate of Designation (“Series B Certificate of Designation”) with the Secretary of State of the State of Delaware designating shares of Series B Preferred Stock. On July 9, 2026, we entered into the Conversion Agreements with certain Selling Shareholders that are holders of Series B Preferred Stock, pursuant to which we amended (“the Amendment to the Series B Certificate of Designation”) the Series B Certificate of Designation to reduce the conversion price of Series B Preferred Stock from $10.00 per share to $0.435 per share. The conversion is subject to the receipt of stockholder approval required in connection with the Conversion Agreement.

The following is a summary of the principal terms of the Series B Preferred Stock as set forth in the Series B Certificate of Designation and the Amendment to the Series B Certificate of Designation. The Forms of Series B Certificate of Designation and the Amendment to the Series A Certificate of Designation are attached as exhibits to the registration statement of which this prospectus forms a part.

The summary below is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Dividends

The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The holders of Series B Preferred Stock will have no voting rights. As long as any shares of Series B Preferred Stock are outstanding, and we may not, without the approval of a majority of the then outstanding shares of Series B Preferred Stock, amend the Series B Certificate of Designation, the Certificate of Incorporation or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Series B Preferred Stock, increase or decrease the par value of the shares of Series B Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Series B Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the common stock and all other common stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Series B Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation (as defined below) determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.

In addition, any time that we grant, issue, or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the Series B Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of such holder’s Series B Preferred Stock (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

For purposes of the Series B Preferred Stock:

“Conversion Price” means $0.435 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Stated Value” means $1,000 per share of Series B Preferred Stock.

Beneficial Ownership Limitation

The Series B Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series B Preferred Stock are not redeemable by us.

Transfer Restrictions

A holder of Series B Preferred Stock may only sell, transfer or otherwise dispose of its shares of Series B Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series B Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Preferred Stock will be limited.

Series C Convertible Preferred Stock

We filed a Series C Convertible Preferred Stock Certificate of Designation (“Series C Certificate of Designation”) with the Secretary of State of the State of Delaware designating shares of Series C Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock as set forth in the Series C Certificate of Designation. The Form of Series C Certificate of Designation is attached an exhibit to the registration statement of which this prospectus forms a part.

The summary below is not intended to be complete and is qualified in its entirety by reference to such exhibit.

Dividends

The holders of Series C Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The holders of Series C Preferred Stock will have no voting rights. As long as any shares of Series C Preferred Stock are outstanding, and we may not, without the approval of a majority of the then outstanding shares of Series C Preferred Stock, amend the Series C Certificate of Designation, the Certificate of Incorporation or other charter documents if such amendment would increase or decrease the aggregate number of authorized shares of Series C Preferred Stock, increase or decrease the par value of the shares of Series C Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Series C Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the common stock and all other common stock equivalents (other than those securities which are explicitly senior).

Conversion

Each share of Series C Preferred Stock will be convertible, at any time and from time to time from and after its issuance date at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation (as defined below) determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price.

In addition, any time that the we grant, issue, or sell any Common Stock Equivalents or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the Series C Preferred Stock holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of such holder’s Series C Preferred Stock (without regard to any limitations on exercise hereof, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

For purposes of the Series C Preferred Stock:

“Conversion Price” means $2.4586 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Stated Value” means $1,000 per share of Series C Preferred Stock.

Beneficial Ownership Limitation

The Series C Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 9.99% of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series C Preferred Stock will, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for common stock or any of our other securities.

Redemption

The shares of Series C Preferred Stock are not redeemable by us.

Transfer Restrictions

A holder of Series C Preferred Stock may only sell, transfer or otherwise dispose of its shares of Series C Preferred Stock to an affiliate of the holder.

Trading Market

There will be no established trading market for any of the Series C Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series C Preferred Stock will be limited.

Anti-Takeover Provisions of Delaware Law

Provisions of the DGCL and our Certificate of Incorporation could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the common stock.

In addition, our Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:

●	no cumulative voting with respect to the election of directors;

●	the Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

●	directors may only be removed from the Board for cause.

●	the Board will be classified into three classes of directors and, as a result, a person could gain control of the Board by successfully engaging in a proxy contest at two or more annual meetings;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by the Chairperson of the Board, the Chief Executive Officer (the “President”) which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The Board is entitled, without further stockholder approval, to designate one or more series of preferred stock and the associated voting rights, preferences and privileges of such series of preferred stock. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Our Bylaws will include a forum selection clause. Our Bylaws will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:

●	derivative action or proceeding brought on the Company’s behalf;

●	action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or stockholder of the Company to the Company or the Company’s stockholders;

●	action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising pursuant to any provision of the DGCL, our charter or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware:

●	action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; or

●	other action asserting a claim against the Company or any current or former director, officer, or stockholder of the that is governed by the internal affairs doctrine.

This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Furthermore, in accordance with the Bylaws, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Company intends for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation contains provisions that limit the liability of the Company’s current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our Revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent

The Transfer Agent and registrar for the Company’s common stock is Continental Stock Transfer & Trust Company, LLC (“Continental”). We have agreed to indemnify Continental in its roles as Transfer Agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in tum engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in tum may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered in this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of Trailblazer Holdings, Inc. as of December 31, 2025 and for the year ended December 31, 2025 have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Trailblazer Holdings, Inc. to continue as going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of Trailblazer Holdings, Inc. as of December 31, 2024, and for the period from July 16, 2024 (inception) through December 31, 2024 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Trailblazer Holdings, Inc. to continue as going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Cyabra Strategy Ltd. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company’s significant losses and negative cash flows from operations and accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits.

Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. If you would like additional copies of this prospectus or if you have questions about this prospectus, you should contact the Combined Company by telephone or in writing: Dan Brahmy, 510 Madison Avenue, Suite 1401, New York, NY 10022; Telephone: (212) 586-8224.

INDEX TO FINANCIAL STATEMENTS

TRAILBLAZER HOLDINGS, INC. FINANCIAL STATEMENTS

CYABRA FINANCIAL STATEMENTS

Condensed Consolidated Interim Financial Statements (Unaudited) as of and for the three months ended March 31, 2026
Report of Independent Registered Public Accounting Firm (PCAOB ID: ID 1057)
Condensed Consolidated Interim Balance Sheets	F-46
Condensed Consolidated Interim Statements of Operations	F-47
Condensed Consolidated Interim Statements of Changes in Redeemable Convertible Preferred Shares and Capital Deficiency	F-48
Condensed Consolidated Interim Statements of Cash Flows	F-49
Notes to Condensed Consolidated Interim Financial Statements	F-50 to F-62

Pro Forma Condensed Combined Balance Sheet (Unaudited) as of December 31, 2025
Condensed Combined Balance Sheet	F-63
Condensed Combined Interim Statements of Operations	F-65
Notes to Condensed Combined Financial Information	F-66 to F-70

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Trailblazer Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trailblazer Holdings, Inc. (the “Company”) as of December 31, 2025, the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before March 30, 2026. The Company entered into a definitive merger agreement with a business combination target on July 22, 2024, which was subsequently amended on November 11, 2024 and November 6, 2025; however, the completion of this transaction is subject to certain closing conditions. There is no assurance that the Company will satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to March 30, 2026, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after March 30, 2026, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2024 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024).

New York, NY
March 25, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Trailblazer Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trailblazer Holdings, Inc. (the “Company”) as of December 31, 2024, the related statements of operations, changes in stockholder’s deficit and cash flows for the period from July 16, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from July 16, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before April 30, 2025, or by resolution of its Board of Directors and if requested by the Sponsor, to extend the business combination deadline by one month each time from April 30, 2025 to September 30,2025. The Company entered into a definitive merger agreement with a business combination target on July 22, 2024, which was subsequently amended on November 11, 2024; however, the completion of this transaction is subject to the approval of the Company’s stockholder among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to April 30, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after April 30, 2025, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (US GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2024 to 2025.

New York, NY
April 9, 2025

TRAILBLAZER HOLDINGS, INC.
BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Total Current Assets	$—	$—
TOTAL ASSETS	$—	$—

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities:
Accrued expenses	$10,000	$19,278
Due to related party	200,168	34,542
TOTAL LIABILITIES	210,168	53,820

Commitments and Contingencies

STOCKHOLDER’S DEFICIT
Common stock, $0.0001 par value; 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(210,168)	(53,820)
Total Stockholder’s Deficit	(210,168)	(53,820)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—	$—

The accompanying notes are an integral part of these financial statements.

TRAILBLAZER HOLDINGS, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the period from July 16, 2024 (Inception) through December 31, 2024
Operating expenses	$156,348	$53,820
Loss from operations	(156,348)	(53,820)
Net Loss	$(156,348)	$(53,820)
Weighted average shares of common stock outstanding, basic and diluted	1,000	1,000
Basic and diluted net loss per share of common stock	$(156.35)	$(53.82)

The accompanying notes are an integral part of these financial statements.

TRAILBLAZER HOLDINGS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2025	1,000	$—	$—	$(53,820)	$(53,820)
Net loss	—	—	—	(156,348)	(156,348)
Balance – December 31, 2025	1,000	$—	$—	$(210,168)	$(210,168)

THE PERIOD FROM JULY 16, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – July 16, 2024 (inception)	—	$—	$—	$—	$—
Issuance of common stock	1,000	—	—	—	—
Net loss	—	—	—	(53,820)	(53,820)
Balance – December 31, 2024	1,000	$—	$—	$(53,820)	$(53,820)

The accompanying notes are an integral part of these financial statements.

TRAILBLAZER HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2025	For the period from July 16, 2024 (inception) through December 31, 2024
Cash Flows from Operating Activities:
Net loss	$(156,348)	$(53,820)
Adjustments to reconcile net loss to net cash used in operations:
Changes in operating assets and liabilities:
Accrued expenses	(9,278)	19,278
Due to related party	165,626	34,542
Net cash used in operating activities	—	—

Net Change in Cash	—	—
Cash – Beginning of period	—	—
Cash – End of period	—	$—

The accompanying notes are an integral part of these financial statements.

TRAILBLAZER HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Trailblazer Holdings, Inc. (the “Company” or “Holdings”) was incorporated in Delaware on July 16, 2024. The Company was formed for the purpose of merging with Trailblazer Merger Corporation I (“Trailblazer”) prior to the transactions contemplated in the Merger Agreement, as defined below, to facilitate the consummation of the Business Combination. The Company has selected December 31 as its fiscal year end.

Proposed Business Combination

On July 22, 2024, Trailblazer, a Delaware corporation, entered into a merger agreement, by and among Trailblazer, Trailblazer Merger Sub, Ltd., an Israeli company and a direct, wholly owned subsidiary of Trailblazer (“Merger Sub”), Holdings, a direct, wholly owned subsidiary of Trailblazer, and Cyabra Strategy Ltd., a private company organized in Israel (“Cyabra”) (as amended on November 11, 2024 and November 6, 2025, and as it may be further amended and/or restated from time to time, the “Merger Agreement”).

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, (a) Trailblazer shall merge with and into Holdings and Holdings shall be the survivor of such merger (the “Parent Merger” and all references to Trailblazer subsequent to the Parent Merger shall be intended to refer to Holdings as the survivor of the Parent Merger) and (b) Merger Sub shall merge with and into Cyabra, with Cyabra being the surviving entity (the “Acquisition Merger” and, together with the Parent Merger and all other transactions contemplated by the Merger Agreement, the “Business Combination”), following which Merger Sub will cease to exist and Cyabra will become a wholly owned subsidiary of Holdings (the “Surviving Corporation”). In connection with the Business Combination, Holdings (at such stage, referred to herein as the “Combined Company”) will be renamed “Cyabra, Inc.” (“Pubco”).

Liquidity and Going Concern

For the year ended December 31, 2025, the Company reported a net loss of $156,348. As of December 31, 2025, the Company had no cash and working capital deficit of $210,168.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. If the Business Combination is not consummated by March 30, 2026 (the “Combination Period”), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and potential dissolution if the Business Combination is not consummated by the Combination Period raise substantial doubt about the Company’s ability to continue as a going concern.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

TRAILBLAZER HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of December 31, 2025 and 2024.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares outstanding for the period. For purposes of calculating diluted loss per share, the denominator includes both the weighted average number of shares outstanding during the period and the number of common share equivalents if the inclusion of such common share equivalents is dilutive.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2025 and 2024, the Company did not have deferred tax assets or liabilities.

TRAILBLAZER HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits and underpayment of income tax as income tax expense. As of December 31, 2025 and 2024, the Company did not incur interest and penalties related to underpayment of income taxes. There were no unrecognized tax benefits as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through December 31, 2025.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company had adopted the ASU 2023-09 on January 1, 2025, prospectively, and it did not have a material effect on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

Amounts due to related party represent formation and operating costs paid on behalf of the Company by its stockholder. The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

Alpha Capital Anstalt

On July 22, 2024, as part of the Merger Agreement, Alpha Capital Anstalt, an affiliate of the Trailblazer Sponsor Group, LLC (the “Sponsor”), provided Cyabra a loan in an aggregate amount of $3.4 million in the form of convertible promissory notes (collectively, the “2024 Convertible Notes”). The 2024 Convertible Notes bear interest of 8% and shall be due and payable on the earlier of July 21, 2025, or the date of consummation of a Qualified Offering (as defined in the agreement).

TRAILBLAZER HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 3. RELATED PARTY TRANSACTIONS (cont.)

In February 2025, Cyabra issued to Alpha Capital Anstalt a promissory note with a principal amount of $1.0 million. The full amount of principal was due on the earlier of (i) April 30, 2025 or (ii) one calendar day prior to the consummation of the Merger. Upon an event of default, which includes Cyabra’s failure to pay the principal amount when due and payable, Alpha Capital Anstalt can elect to exchange such promissory note for a convertible note that is identical to the 2024 Convertible Notes. In December 2025, and since the promissory note was not repaid by then, Alpha Capital Anstalt and Cyabra signed an amendment to the promissory note, agreeing that it will be exchanged for a convertible note that is identical to the 2024 Convertible Notes.

On December 11, 2025 and December 18, 2025 the maturity dates of the 2024 Convertible Notes were extended to the earlier of March 31, 2026 or the date of a Qualified Offering.

During the July and August 2025, Cyabra issued to Alpha Capital Anstalt senior unsecured promissory notes in the aggregate amount of $2.5 million, bearing annual interest of 9%. The principal amount and all accrued but unpaid interest shall be due and payable on demand of the lender, but if not so demanded earlier, it will automatically convert into the same type of preferred stock that will be issued upon the closing of the PIPE financing and Business Combination with Trailblazer, while the accrued interest will be repaid in cash in accordance with the terms of the note.

During October, November and December 2025, Cyabra issued to Alpha Capital Anstalt promissory notes in the aggregate amount of $2.2 million, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of Cyabra or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the closing of the Business Combination with Trailblazer. The accrued interest will be repaid in cash in accordance with the terms of the note.

NOTE 4. STOCKHOLDER’S DEFICIT

Common Stock

The Company is authorized to issue 1,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2025 and 2024, there are 1,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote.

NOTE 5. COMMITMENTS AND CONTINGENCIES

LifeSci Advisory Agreement

On October 28, 2025, the Company entered into an advisory agreement with Cybra and LifeSci pursuant to which LifeSci will provide certain financial advisory and investment banking services to Cyabra. In connection with such engagement, LifeSci will receive a retainer fee of ordinary shares of Cyabra which will convert into 105,000 PubCo Shares upon the closing of the Business Combination and an advisory fee of $1,050,000 paid in PubCo Shares 90 days after the closing of the Business Combination.

Ladenburg Advisory Agreement

On October 28, 2025, the Company entered into an advisory agreement with Cyabra and Ladenburg pursuant to which Ladenburg will provide financial advisory and investment banking services to Cyabra. In connection with such engagement, Ladenburg will receive an advisory fee of $1,050,000 paid in PubCo Shares 90 days after the closing of the Business Combination.

Amendment of Merger Agreement

On November 6, 2025, the Merger Agreement has been amended in order to, among other things; (i) amend the provision related to the PIPE Investment to reflect that the PIPE Investors will receive Holdings Series B Preferred Stock and not Holdings Common Stock; (ii) amend the Base Purchase Price from $70,000,000 to $106,000,000; (iii) amend the First Calculation Period (as defined in the Merger Agreement) from December 31, 2025 to December 31, 2026; and (iv) amend the Outside Date to February 1, 2026.

PIPE Financing

On December 18, 2025, the Company entered into subscription agreements with certain investors providing for aggregate investments in the amount of no less than $6,000,000 in Holdings Series B Preferred Stock in a private placement that will close concurrently with the closing of the Business Combination (the “PIPE Investment”). In the event that in excess of $3,500,000 remains in the Trust Account after redemption of the Trailblazer common stock in connection with the Business Combination, the PIPE Investment shall be reduced by the amount by which the Trust Account exceeds $3,500,000. Further, up to $1,000,000 of the PIPE Investment may be provided upon the initial filing of the Registration Statement with the SEC, if mutually agreed upon between the parties.

TRAILBLAZER HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

NOTE 6. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss:

	For The Year ended December 31, 2025	For The Period from July 16, 2024 (inception) through December 31, 2024
Operating expenses	$156,348	$53,820

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

During January, February and March 2026, Cyabra issued to Alpha Capital Anstalt promissory notes in the aggregate amount of $2.0 million, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of Cyabra or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the closing of the Business Combination with Trailblazer. The accrued interest will be repaid in cash in accordance with the terms of the note.

On January 20, 2026, Arie Rabinowitz resigned as a director and the Chief Executive Officer of Trailblazer. Mr. Rabinowitz’s resignation was not the result of any disagreement between him and Trailblazer, the Board of Directors, or any committee of the Board of Directors on any matter. On the same day, Mr. Rabinowitz also resigned as the Chief Executive Officer and sole director of Holdings.

On January 21, 2026, the Board of Directors of Trailblazer appointed Yosef Eichorn as its Chief Executive Officer, and as the Chief Executive Officer and sole director of Holdings. Mr. Eichorn is also currently the Chief Development Officer of Trailblazer.

On February 5, 2026, the Company entered into additional subscription agreements with certain investors providing for an additional $2.0 million private placement investment in Holdings Series B Preferred Stock and warrants (the “Additional PIPE Investment”). The Additional PIPE Investment was entered into on substantially the same terms as the previously disclosed $6.0 million PIPE Investment. As a result of the Additional PIPE Investment, the total committed PIPE financing has been increased to $8.0 million.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
Cyabra Strategy Ltd.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cyabra Strategy Ltd. and its subsidiary (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in redeemable convertible preferred shares and capital deficiency, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Somekh Chaikin
Member Firm of KPMG International

We have served as the Company’s auditor since 2022.

Tel Aviv, Israel

March 23, 2026

Cyabra Strategy Ltd. and its subsidiary
Consolidated Balance Sheets as of December 31,
U.S. dollars in thousands (except share data)

	Note	2025	2024
Assets
Current assets
Cash and cash equivalents	3A	294	927
Restricted cash		22	19
Accounts receivable		269	113
Other current assets	3B	152	194
Total current assets		737	1,253

Non-Current Assets
Operating right-of-use asset	19	575	551
Property and equipment, net	4	146	143
Total non-current assets		721	694
Total Assets		1,458	1,947

Liabilities, Redeemable Convertible Preferred Shares and Capital Deficiency
Current liabilities
Trade accounts payable		1,775	1,084
Current maturities of long-term loans	6	5,768	1,175
Operating lease liability	19	380	190
Deferred revenues		2,816	2,423
Employees and related		1,298	983
Other current liabilities	8	570	684
Convertible notes	7	12,869	11,649
Total current liabilities		25,476	18,188

Non-Current Liabilities
Long-term loans	6	—	198
Operating lease liability	19	268	389
Long-term deferred revenues		115	362
Liability for future equity (SAFE)	5	—	1,206
Liability with respect to warrants	6	370	244
Total non-current liabilities		753	2,399
Total liabilities		26,229	20,587

Cyabra Strategy Ltd. and its subsidiary
Consolidated Balance Sheets as of December 31, — (Continued)
U.S. dollars in thousands (except share data)

	Note	2025	2024
Commitments and contingent liabilities	9
Redeemable Convertible Preferred Shares:	10
Redeemable Preferred A and A-1 shares, NIS 0.01 par value: 607,373 shares authorized as of December 31, 2025 and 2024, 515,186 issued and outstanding as of December 31, 2025 and 2024 Aggregate liquidation preference of $7,180 and $6,838 as of December 31, 2025 and 2024, respectively; Redeemable Preferred A-2 and A-3 shares, NIS 0.01 par value: 596,056 shares authorized as of December 31, 2025 and 2024, and 388,739 issued and outstanding as of December 31, 2025 and 2024, respectively Aggregate liquidation preference of $6,554 and $6,242 as of December 31, 2025 and 2024, respectively.
Redeemable Convertible Preferred C and C-1 shares, NIS 0.01 par value: 803,963 shares authorized as of December 31, 2025, and 233,001 issued and outstanding as of December 31, 2025, Aggregate liquidation preference of $3,446 as of December 31, 2025.		15,268	11,780

Capital Deficiency:
Ordinary shares, NIS 0.01 par value: 7,192,608 and 8,796,571 shares authorized as of December 31, 2025 and 2024, respectively, and 836,512 and 651,571 issued and outstanding as of December 31, 2025 and 2024, respectively.		2	2
Additional paid in capital		7,332	4,132
Accumulated deficit		(47,373)	(34,554)
Total capital deficiency		(40,039)	(30,420)
Total liabilities, redeemable convertible preferred shares and capital deficiency		1,458	1,947

The accompanying notes are an integral part of the consolidated financial statements.

Cyabra Strategy Ltd. and its subsidiary
Consolidated Statements of Operations for the year ended December 31,
U.S. dollars in thousands (except per share data)

	Note	2025	2024
Revenues	12	5,707	4,155
Cost of revenues		866	782
Gross profit		4,841	3,373

Operating costs and expenses
Research and development expenses	13	6,894	4,653
Sales and marketing expenses	14	5,696	3,316
General and administrative expenses	15	4,221	4,602
Total operating loss		11,970	9,198

Finance expenses	16	828	6,398
Loss before taxes on income		(12,798)	(15,596)
Taxes on income		21	14
Net loss for the year		(12,819)	(15,610)

Loss per share attributable to ordinary shareholders
Basic and diluted loss per share	20	(18.12)	(21.62)

Weighted average number of ordinary shares outstanding used in computation of basic and diluted loss per share		745,257	748,188

The accompanying notes are an integral part of the consolidated financial statements

Cyabra Strategy Ltd. and its subsidiary
Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Capital Deficiency

	Redeemable Preferred A, A1,A2,A3 Shares		Ordinary Shares		Additional paid in capital	Accumulated deficit	Total
	Shares	USD thousands	Shares	USD thousands	USD thousands	USD thousands	USD thousands
Balance at December 31, 2023	903,925	11,780	628,801	2	2,553	(18,944)	(16,389)
Share based payments	—	—	—	—	1,551	—	1,551
Exercise of options	—	—	22,770	*	28	—	28
Net loss for the year	—	—	—	—	—	(15,610)	(15,610)
Balance at December 31, 2024	903,925	11,780	651,571	2	4,132	(34,554)	(30,420)

Issuance of preferred shares C, net	165,633	2,431	—	—	—	—	—
Conversion of SAFE to preferred shares C-1	67,368	1,057	—	—	—	—	—
Issuance of shares	—	—	9,892	*	—	—	—
Equity instrument issued with debt	—	—	—	—	173	—	173
Share based payments	—	—	—	—	3,024	—	3,024
Exercise of options	—	—	175,049	*	3	—	3
Net loss for the year	—	—	—	—	—	(12,819)	(12,819)
Balance at December 31, 2025	1,136,926	15,268	836,512	2	7,332	(47,373)	(40,039)

*	Less than USD 1 thousand

The accompanying notes are an integral part of the consolidated financial statements.

Cyabra Strategy Ltd. and its subsidiary
Consolidated Statements of Cash Flows for the year ended December 31,

	2025	2024
	USD thousands	USD thousands
Cash flows – operating activities
Net loss for the year	(12,819)	(15,610)
Adjustments:
Depreciation	58	46
Gain from disposal of property and equipment	(1)	—
Share based payments	3,024	1,551
Revaluation of financial liabilities accounted at fair value	125	6,149
Interest expense	400	—
Exchange rate differences	109	1
Changes in operating assets and liabilities:
Decrease (increase) in other current assets	42	(86)
Increase in accounts receivable	(156)	(43)
Increase in trade accounts payable	684	938
Change in ROU asset and lease liability	45	29
Increase in deferred revenues	146	1,158
Increase in employees and related	315	308
Increase (decrease) in other current liabilities	(116)	363
Net cash used in operating activities	(8,144)	(5,196)

Cash flows – investing activity
Purchase of property and equipment	(55)	(86)
Sale of property and equipment	1	1
Net cash used in investing activity	(54)	(85)

Cash flows – financing activities
Receipt of loans	7,554	426
Repayment of loans	(2,391)	(1,609)
Exercise of options	3	28
Issuance of shares, net	2,431	—
Issuance of convertible notes	—	6,011
Proceeds from a liability for future equity (SAFE)	—	846
Net cash provided by financing activities	7,597	5,702

Increase (decrease) in cash, cash equivalents and restricted cash	(601)	421
Exchange rate differences on cash and cash equivalents and restricted cash	(29)	(1)
Cash, cash equivalents and restricted cash at the beginning of year	946	526

Cash, cash equivalents and restricted cash at the end of year	316	946

Supplemental Disclosures of cash flow information:
Interest paid	94	215
Income taxes paid	21	14

Supplemental disclosure of non-cash activity:
Conversion of SAFE	1,057	—
Conversion of convertible note	1,072	—
Purchase of property and equipment	7	5
Right of use asset recognized with corresponding lease liability	296	537
Cash, cash equivalent and restricted cash at the end of the year:
Cash and cash equivalents	294	927
Restricted cash	22	19

The accompanying notes are an integral part of the consolidated financial statements.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 1 — General

A. Description of business and formation of the Company

Cyabra Strategy Ltd. (The “Company”) was incorporated in Israel on July 13, 2017 and commenced operations shortly thereafter. The Company operates as a single operating segment and addresses the threat of fake news for brands and the public sector and provide a software which identifies bad actors online, and mitigates the threat in real-time.

On March 12, 2020, the Company established a wholly owned U.S. subsidiary Cyabra Strategy Inc. (the “subsidiary”), for marketing and distribution activity. The subsidiary commenced operations during 2020. Almost all of the Company’s long-lived assets are currently located in Israel.

B. The Company has a limited operating history and faces a number of risks, among them: uncertainties regarding demand and market acceptance of the Company’s products, the effects of technological changes, competition and the development of new products. Additionally, other risk factors exist such as the ability to manage growth, the loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

As from the date it commenced operations, the Company has devoted substantially all of its financial resources to develop its products and has financed its operations primarily through the issuance of equity securities and loans. The Company had accumulated losses in the amount of $47,373 and $34,554 thousand as of December 31, 2025 and 2024, respectively. Cash flow used in operating activities was $8,144 and $5,196 thousands for the year ended December 31, 2025 and 2024, respectively. In addition, the Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and with increased business development efforts. The amount of the Company’s future net profits or losses will depend, in part, on the rate of its future expenditures, its ability to generate significant revenues from the sale of its products, and its ability to obtain funding through the issuance of securities, strategic collaborations or grants. Based on the projected cash flows and cash balance as of December 31, 2025, management is of the opinion that without further fund raising it will not have sufficient resources to enable it to continue its operating activities, including the development and marketing of its products for a period of 12 months from the balance sheet date of these consolidated financial statements. As a result, there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include continuing commercialization of the Company’s products and securing sufficient funding through the sale of additional equity securities. There are no assurances, however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and securing sufficient funding, it may need to reduce activities, curtail or even cease operations. The consolidated financial statements do not include any adjustments relating to the carrying amounts and classification of assets, liabilities, and reported expenses that might be necessary should the Company be unable to continue as a going concern.

C. On October 7, 2023, the “Swords of Iron” war started between Israel and the terrorist organizations in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. This war is concentrated in the Gaza Strip which is along the southern region of the State of Israel, whereas the Hezbollah terrorist organization located in Lebanon has also engaged in hostilities. Israel has responded to the attacks against it with airstrikes and extensive mobilization of reserves. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip and Lebanon against civilian targets in various parts of Israel, including areas in which Cyabra’s employees are located, and negatively affected business conditions in Israel. In addition, Iran fired missiles and drones at Israel. In November 2024, a ceasefire agreement was reached with the Hezbollah terrorist organization. During October 2025, a ceasefire was reached in Gaza. Subsequently, in March 2026, geopolitical tensions further escalated, involving direct military engagements between Israel and Iran. These events were accompanied by increased regional instability and market volatility.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 1 — General (cont.)

Following the latest developments and the attacks on Israel, and the subsequent recruitment of reserves units and the government’s declaration of war, there has been a decrease in the scope of local economic and business activity in Israel. The Company estimates that at this stage, based on the information it has as of the date of the approval of these financial statements, that current events do not have a material impact on the business results of the Company in the short term. Since this is an event that is beyond the control of the Company, and factors such as the continuation of the war or its cessation may affect the Company’s estimates, as of the date of the report the Company has no ability to estimate the extent of the impact of the war on its business activities and on its results in the medium and long term. The Company continues to regularly monitor the developments on the subject and examines the consequences for its activities and the value of its assets.

D. On July 22, 2024, the Company entered into a merger agreement (the “Merger Agreement”) with Trailblazer Merger Corporation I (“Parent”), a blank-check special purpose acquisition company, Trailblazer Merger Sub, Ltd., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Trailblazer Holdings, Inc., a direct, wholly owned subsidiary of Parent (“Holdings”). Upon the consummation of the transactions contemplated by the Merger Agreement, (a) Parent will merge with and into Holdings and Holdings will be the survivor of such merger and (b) Merger Sub will merge with and into the Company, with the Company being the surviving entity, following which Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent and will be publicly listed on the Nasdaq. The aggregate merger consideration to be received by the Company shareholders is 7,000,000 shares of Holdings common stock, par value $0.0001 per share (the “Holdings Common Stock”), calculated by dividing (a) $70,000,000 by (b) $10.00 (the “Aggregate Merger Consideration”). On November 6, 2025, the Company signed an amendment to the Merger Agreement, according to which, the Aggregate Merger Consideration was changed to $106,000,000 instead of $70,000,000.

In addition, from and after the period commencing on the six month anniversary of the closing of the Merger until December 31, 2026, (the “First Calculation Period”), in the event that over any 20 consecutive Trading Days within any 30-Trading Day period during the First Calculation Period the daily VWAP of the shares of Holdings Common Stock is greater than or equal to $15.00 per share (the “First Earnout Event”), promptly after the occurrence of the First Earnout Event, the persons that were Company Securityholders immediately prior to the Effective Time (the “Earnout Securityholders”) shall be entitled to receive their pro rata portion of one third of 3,000,000 shares of Holdings Common Stock (the “Incentive Merger Consideration”) as additional consideration for the Merger.

From and after the six month anniversary of the Closing until December 31, 2027 (the “Second Calculation Period”), in the event that over any 20 Trading Days within any 30-Trading Day period during the Second Calculation Period the daily VWAP of the shares of Holdings Common Stock is greater than or equal to $20.00 per share (the “Second Earnout Event”), promptly after the occurrence of the Second Earnout Event, Earnout Securityholders shall be entitled to receive their pro rata portion of an additional one third of the Incentive Merger Consideration as additional consideration for the Merger.

From and after the six month anniversary of the Closing until December 31, 2029 (the “Third Calculation Period”), in the event that over any 20 Trading Days within any 30-Trading Day period during the Third Calculation Period the daily VWAP of the shares of Holdings Common Stock is greater than or equal to $25.00 per share (the “Third Earnout Event”), promptly after the occurrence of the Third Earnout Event, the Earnout Securityholders shall be entitled to receive their pro rata portion of the final one third of the Incentive Merger Consideration as additional consideration for the Merger.

In addition-Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company, entering into the Merger Agreement, an affiliate of the sponsor of Parent will provide to the Company a loan in the form of convertible promissory notes (collectively, the “2024 Convertible Notes”) provided that the Company will have the ability to raise additional amount, up to a total aggregate amount of $6,000,000.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 1 — General (cont.)

In addition, Parent will enter into subscription agreements with certain investors for aggregate investments of no less than $6,000,000 in Holdings Common Stock in a private placement that will close concurrently with the Closing (the “PIPE Investment”).

Notwithstanding the foregoing, in the event that in excess of $3,500,000 remains in the Trust Account after redemption of the Parent Class A Common Stock in connection with the Merger, the PIPE Investment shall be reduced by the amount by which the Trust Account exceeds $3,500,000.

Further, up to $1,000,000 of the PIPE Investment may be provided upon the initial filing of the Registration Statement with the Securities and Exchange Commission, if mutually agreed upon between the parties.

In addition, upon the Closing, some key employees of the Company will receive 400,000 shares of Class A Common Stock of the Parent in the aggregate, and will also be entitled to a one time transaction bonus of $400,000 each.

Note 2 — Significant Accounting Policies

A. Basis of preparation

The consolidated financial statements are prepared according to United States generally accepted accounting principles (“U.S. GAAP”), assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business, and are applied on a consistent basis.

B. Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Information about assumptions made by the Company with respect to the future and other reasons for uncertainty with respect to estimates that have a significant risk of resulting in a material adjustment to carrying amounts of assets and liabilities in the next financial year are included in the following notes:

-	Fair value measurement of financial instruments

The Company accounts for financial liabilities arising from warrants, safes and convertible notes at fair value through profit or loss. The fair values of these instruments are determined by using economic methods for evaluation. For information on details regarding fair value measurement and sensitivity analysis see Note 17 regarding financial instruments.

-	Share-based payment awards

The fair value of each option award is estimated on the date of grant using the Black and Scholes option-pricing model. For the assumptions used to measure the share-based payments awards — see note 10C.

C. Functional currency

The Company’s management believes that the U.S. dollar is the currency of the primary economic environment in which the operations of the Company and its Subsidiary is conducted. Thus, the U.S. dollar is the Company’s functional currency. Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

D. Principles of consolidation and basis of presentation

The accompanying consolidated financial statements reflect the results of the Company and its subsidiary. All inter-Company balances and transactions have been eliminated.

E. Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired.

F. Restricted Cash

Restricted cash are deposits serving as security for rent and credit cards.

G. Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and software	33
Office furniture and equipment	7 – 15

H. Impairment of long-lived assets

The Company’s property and equipment are reviewed for impairment in accordance with ASC 360, “Property Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the periods ended December 31, 2025 and December 31, 2024, no impairment losses have been recorded.

I. Fair value of financial Instruments

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and establishes a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price. In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company’s own credit risk.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The financial instruments of the Company consist mainly of cash and cash equivalents, short-term restricted deposit, accounts receivable, other current assets, trade accounts payable, other current liabilities and loans. In view of their nature, the fair value of the financial instruments is usually identical or substantially similar to their carrying amounts.

J. Research and development costs

Research and development costs are charged to operations as incurred. Costs incurred in the research and development of new products and enhancements to existing products are expensed as incurred. Development costs of computer software to be sold, leased or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. In most instances, the Company’s process for developing products is essentially completed concurrently with the establishment of technological feasibility and thus, software development costs are expensed as incurred.

K. Government grants

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction from research and development expenses, and not recognized as a liability if payment of royalties is not probable when the grants are received.

L. Redeemable convertible preferred shares, warrants and liability for future equity

The Company’s redeemable convertible preferred shares are considered to be contingently redeemable equity under ASC 480-10-S99 as they are redeemable upon the occurrence of an event that is not solely within the Company’s control, and as the limited exception provided by ASC 480-10-S99-3A(3)(f) is not applied. Thus, the redeemable convertible preferred shares are classified as “temporary equity”.

The Company’s simple agreements for future equity (“SAFEs”) give the investors an option to redeem the SAFEs for cash upon a dissolution event and upon a change of control event. As both of the events are not considered liquidation of the Company and since they are not under the sole control of the Company, the Company classifies the SAFE as a liability under ASC 480-10.

Warrants issued represents free-standing equity-linked financial instrument that is not considered indexed to the Company’s own stocks and therefor is classified as a liability under ASC 815-40.

M. Income taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

N. Share-based compensation

The Company accounts for its employees’ stock-based compensation as an expense in the financial statements based on ASC 718. All awards are equity classified and therefore such costs are measured at the grant date fair value of the award and graded vesting attribution approach to recognize compensation cost over the vesting period. The Company estimates stock option grant date fair value using the Black Scholes option pricing-model. The Company recorded stock options issued to non-employees at the grant date fair value, and recognizes expenses over the related service period in the same period and in the same manner the Company would if it had paid cash for those goods or services. Forfeitures are recognized as they occur.

O. Leases

The Company leases office spaces under several agreements, see also note 19.

The Company accounts for leases in accordance with Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

For leases shorter than 1 year-the Company has elected the short-term lease recognition exemption provided by ASC 842. As a result, leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments for these short-term leases are recognized as an expense on a straight-line basis over the lease term.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, and (2) lease term.

Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

For the office rent lease, the Company has elected to account for the lease and non-lease maintenance components as a single lease component. Therefore, the lease payments used to measure the lease liability include all of the fixed consideration in the contract, owed over the lease term.

P. Liability for severance pay

All the Company’s employees included under section 14 of the Israeli Severance Compensation Act, 1963 (“section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 release the Company from any future severance payments (under the above Israeli Severance Pay Law) in respect of those employees. The aforementioned deposits are not recorded as an asset in the Company’s balance sheet as they are not under the Company’s control.

Q. Revenue recognition

The Company only has revenue from contracts with customers. The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

The Company offers its software to customers mainly via subscription (Software as a service-SaaS). In very limited cases, the software is provided via on-premises deployment. In addition, the Company offers Managed Services which typically include specific research and custom reports per the customer’ request.

The Company’s contracts generally include a single material performance obligation. The Company applied significant judgement and concluded that its promise to provide a software license is not considered distinct from subsequent upgrades and updates, since without those upgrades the utility of the software license degrades significantly during the license period if updates and upgrades are not provided. Also, the updates are integral to the customer continuing to obtain substantive utility from the software license.

The Company recognizes revenue from its SaaS and on-premises services ratably over the period in which the services are rendered. The Company applies the practical expedient in ASC 606 and does not evaluate payment terms of contract with duration of one year or less for the existence of a significant financing component. The Company’s customers usually pay for the services in advance for the duration of the license. For costs that are incremental to obtaining a contract with a customer, the Company elected to apply the practical expedient under which costs with an expected period of benefit of one year or less are recognized as an expense as incurred. In addition, contracts typically do not contain variable consideration as the contracts include stated prices.

The Company recognizes revenue on a gross basis when it controls the services prior to their transfer to the end customer. Control over services is determined with reference to, inter alia, the ability to determine the pricing of the service and being primarily responsible for service fulfillment. In certain transactions where the Company sells to a reseller and the resellers sells to an end-customer, the Company recognizes revenue based on the price sold to the reseller.

Revenues relating to Managed Services relates to deliverable performance obligation and are recognized at the point in time the deliverable is transferred to the Customer.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

Remaining Performance Obligations

Remaining performance obligations represent contracted revenue that had not yet been recognized, and include billed deferred revenue, consisting of amounts invoiced to customers whether collected or uncollected which have not been recognized as revenue, as well as unbilled amounts that will be invoiced and recognized as revenue in future periods. As of December 31, 2025, the Company’s remaining performance obligations were $3,154 thousands, of which the Company expects to recognize $3,039 thousands and $115 thousands as revenue within one year and beyond one year, respectively.

R. Loss per share

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of shares of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of ordinary shares are anti-dilutive. The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

S. Comprehensive Loss

Comprehensive loss includes no items other than net loss.

T. Recently Adopted accounting pronouncements

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The ASU also require that a public entity that has a single reportable segment to provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted the ASU, as evidenced in its segment disclosure, see note 12. Such adoption had no material impact on the Company’s financials.

In June 2022, the FASB issued ASC 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions. As an Emerging Growth Company, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 2 — Significant Accounting Policies (cont.)

U. Recently issued accounting standards not yet adopted

In November 2024, the FASB issued ASU No. 2024-03 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires the annual financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets”. The ASU introduces a practical expedient for all entities when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. Under the practical expedient, when developing reasonable and supportable forecast as part of estimating expected credit losses, an entity may assume that current conditions as of the balance sheet date do not change for the remaining life of the asset. The ASU is effective for annual reporting period beginning after December 15, 2025 and interim reporting within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods. The Company is evaluating the impact of ASU 2025-05 on its consolidated financial statements if it elects to apply the practical expedient.

In September 2025, the FASB issued ASU 2025-06 “Targeted Improvements to the Accounting for Internal-Use Software”. The ASU removes all references to software development stages throughout ASU 350-40. Therefore, under the ASU, an entity will be required to start capitalizing software costs when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended (‘probable-to-complete’ recognition threshold). In applying the probable-to-complete recognition threshold, an entity is required to consider whether there is significant uncertainty associated with the development activities of the software. The ASU is effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual periods. The ASU allows adoption either on a prospective basis, a modified prospective approach or a retrospective approach. The Company is in the process of evaluating the effects of the ASU on its internal use software capitalization policy.

In December 2025, the FASB issued ASU 2025-10, Accounting for Government Grants Received by Business Entities, to amend the guidance in “Government Grants” (Topic 832). The update provides recognition, measurement, presentation, and disclosure requirements for government grants, including guidance for grants related to an asset and grants related to income. The guidance is effective for fiscal years beginning after December 15, 2029, including interim periods within those fiscal years. The Company is in the process of assessing the impact on its results of operations, financial position and disclosures.

In December 2025, the FASB issued ASU 2025-11 to amend the guidance in “Interim Reporting” (Topic 270). The update provides clarifications intended to improve the consistency and usability of interim disclosure requirements, including a comprehensive listing of required interim disclosures and a new disclosure principle for reporting material events occurring after the most recent annual period. The amendments do not change the underlying objectives of interim reporting but are designed to enhance clarity in application. The guidance is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. The Company is in the process of assessing the impacts of the ASU on its interim financial statements.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 3A — Cash and Cash Equivalents

The Company’s cash and cash equivalents balance as of December 31, 2025 and 2024 is denominated mainly in US dollars and New Israeli Shekels.

Credit risk

The Company does not have a significant concentration of credit risks. The cash of the Company is deposited in Israeli and U.S. banking corporations. In the estimation of the Company’s management, the credit risk for these financial instruments is low. In the estimation of the Company’s management, it does not have any material expected credit losses.

Note 3B — Other Current Assets

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Government institutions	26	113
Prepaid expenses	14	18
Advances to suppliers	57	30
Other	55	33
	152	194

Note 4 — Property and equipment, net

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Cost:
Computers	186	160
Office Furniture and Equipment	91	71
Leasehold improvements	21	21
Total cost	298	252

Accumulated Depreciation:
Computers	111	83
Office Furniture and Equipment	35	22
Leasehold improvements	6	4
Total accumulated depreciation	152	109

Property and equipment, net
Computers	75	77
Office Furniture and Equipment	56	49
Leasehold improvements	15	17
Total	146	143

Depreciation expenses were $58 thousands and $46 thousands in the years ended December 31, 2025 and 2024, respectively.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 5 — Liability for Future Equity

In January 2024, the Company entered into SAFE agreements with several investors, for total consideration of $846 thousand. Pursuant to the terms of the SAFE agreement, in the event of an Equity Financing (as defined in the SAFE agreement), the Company will automatically issue to the Investors a number of ordinary shares or preferred shares (the “SAFE Shares”) equal to the Purchase Amount divided by the Conversion Price (as defined in the SAFE agreement). If there is a Liquidity Event (as defined in the SAFE agreement, and including merger with a SPAC), the Investors will be entitled to receive shares entitling them to receive a portion of Proceeds (as defined in the SAFE agreement), equal to the greater of (i) the Purchase Amount, or (ii) the amount payable on the number of Ordinary Shares equal to the Purchase Amount divided by the Liquidity Price (as defined in the SAFE agreement).

On April 24, 2025, upon the issuance of series C redeemable convertible preferred shares, the total Purchase Amount of the SAFEs was converted to 67,368 of series C-1 redeemable convertible preferred shares.

The SAFEs were recorded as a liability pursuant to ASC 480-10-25-8 since they are redeemable for cash upon contingent events that are outside of the Company’s control. Therefore, the SAFEs are required to be initially and subsequently measured at fair value with change in fair value recognized in the consolidated statement of operations.

For details regarding the fair value measurement of the SAFE instruments — see Note 17.

Note 6 — Loans and warrants issued

A. In May 2022, the Company signed a warrant agreement with Bank Hapoalim (the “Bank”) in the amount of $180 thousand.

The warrant can be exercised gross for cash or by a cashless exercise, until the earlier of (1) May 2032, or (2) following the sale of all or substantially all the assets or shares of the Company, merger or any transaction or a series of transactions in which shareholders of the Company prior to the transaction will hold less than fifty (50%) of the voting and economic rights of the surviving entity after the transaction. If no such transaction shall occur by the end of the warrant’s term, it shall be automatically converted to shares by way of cashless exercise.

The warrant can be exercised by the Bank into the class of shares that shall be issued to investors pursuant to the terms of the SAFE agreement signed (see Note 5). If a Liquidity Event occurs, the warrant shall be exercisable into ordinary shares of the Company. The exercise price shall be the same as defined in the SAFE agreement, and number of shares received shall be determined by dividing the warrant amount ($180 thousand) by the exercise price.

For details regarding the accounting treatment and fair value of the warrant - see Note 2.I and Note 17.

The warrant was measured at fair value on each balance sheet date. Changes to the fair value of the warrant are recognized in profit and loss under finance expense (income).

B. In parallel, the Company signed a loan agreement with the Bank, according to which the Company will be able to borrow an aggregated amount of up to $3,000 thousand until July 2023. The annual interest for any borrowed amount shall be 5.4% linked to the Secured Overnight Financing Rate (“SOFR”) term if the principal amount is denominated in USD, or Prime + 3.9% if the principal is denominated in NIS.

On May 30, 2022, the Company borrowed NIS 6,710 thousand (approximately $2,009 thousands) and $1,000 thousand according to the terms set forth in the loan agreement. The loans shall be repaid in monthly installments beginning on October 30 2023, and ending on February 28, 2026.

As of December 31, 2025, the required annual principal payments of this loan is $214 thousands in 2026.

On July 9, 2024, the Company borrowed an additional amount of NIS 1,500 (approximately $426 thousands) thousand, which was fully repaid on August 9, 2024.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 6 — Loans and warrants issued (cont.)

On March 26, 2025, the Company received a bridge loan from the Bank in the amount of $371 thousand. The loan bears interest of 11% per year and was fully repaid on April 3, 2025.

On June 24, 2025, the Company received a bridge loan from the Bank in the amount of $242 thousand. The loan bears interest of 11% per year and was fully repaid on July 15, 2025.

On December 2, 2025, the Company received a bridge loan from the Bank in the amount of $540 thousand. The loan bears interest of 10.75% per year and was repaid in two installments during December 2025.

C. On July 2, 2025, the Company received a loan in the amount of $500 thousand. The loan bears interest of $50 thousand and will be repaid at the earlier of (i) closing of the Merger Agreement; (ii) closing of an equity financing of at least $3,000,000; (iii) December 31, 2025. In addition, the Company will issue to the lender, as fees, a total of 6,341 ordinary shares. If the loan remains unpaid in whole or in part after October 2, 2025, the Company shall issue additional 634 ordinary shares to the lender. If the loan remains unpaid in whole or in part after November 2, 2025, the Company shall issue additional 634 ordinary shares to the lender. On December 24, 2025, the loan was extended until the earlier of (i) closing of the Merger Agreement; (ii) closing of an equity financing of at least $3,000,000; (iii) March 31, 2026, with no additional consideration.

On November 13, 2025, the Company received a loan in the amount of $200 thousand. The loan bears interest of $20 thousand and will be repaid at the earlier of (i) closing of the Merger Agreement; (ii) closing of an equity financing of at least $3,000,000; (iii) March 31, 2026. In addition, the Company will issue to the lender, as fees, a total of 2,537 ordinary shares. If the loan remains unpaid in whole or in part after February 13, 2026, the Company shall issue additional 254 ordinary shares to the lender. If the loan remains unpaid in whole or in part after March 13, 2026, the Company shall issue additional 254 ordinary shares to the lender.

D. On July 16, 2025, the Company received a $1,000 thousand senior unsecured promissory note from Alpha Capital Anstalt, bearing annual interest of 9%. The principal amount and all accrued but unpaid interest shall be due and payable on demand of the lender, but if not so demanded earlier, it will automatically convert into the same type of preferred stock that will be issued upon the closing of the PIPE financing and business combination with Trailblazer Merger Corporation I, while the accrued interest will be repaid in cash in accordance with the terms of the note.

On August 7, 2025, the Company received a $500 thousand senior unsecured promissory note from Alpha Capital Anstalt, bearing annual interest of 9%. The principal amount and all accrued but unpaid interest shall be due and payable on demand of the lender, but if not so demanded earlier, it will automatically convert into the same type of preferred stock that will be issued upon the closing of the PIPE financing and business combination with Trailblazer Merger Corporation I, while the accrued interest will be repaid in cash in accordance with the terms of the note.

On August 25, 2025, the Company received a $1,000 thousand senior unsecured promissory note from Alpha Capital Anstalt, bearing annual interest of 9%. The principal amount and all accrued but unpaid interest shall be due and payable on demand of the lender, but if not so demanded earlier, it will automatically convert into the same type of preferred stock that will be issued upon the closing of the PIPE financing and business combination with Trailblazer Merger Corporation I, while the accrued interest will be repaid in cash in accordance with the terms of the note.

E. On October 1, 2025 and October 6, 2025, the Company received a $225 thousand and $775 thousand, respectively, promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 30, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 6 — Loans and warrants issued (cont.)

On November 7, 2025, the Company received $500 thousand, respectively, promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 30, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note.

On November 20, 2025, the Company received $300 thousand, respectively, promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 30, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note.

On December 29, 2025, the Company received $400 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or January 12, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. As of the date of these financial statements, this note was due but was not yet repaid.

Since the Company has no long-term debt, we are not presenting a breakdown of the required annual principal payments of long-term debt.

Note 7 — Convertible notes

On July 22, 2024, the Company entered into a Merger Agreement, see note 1.D.

In June 2024, the Company received an advance amount of $1,200 thousands as liability for issuance of convertible notes (the “Advance”). The Advance bore interest of 8% per year, accrued daily and was replaced with convertible notes as described below.

On July 22, 2024, as part of the Merger Agreement, Alpha Capital Anstalt, a Liechtenstein Anstalt, an affiliate of the Sponsor, provided the Company a loan in an aggregate amount of $3,400,000 in the form of convertible promissory notes (collectively, the “2024 Convertible Notes”) provided that the Company will have the ability to raise an additional $2,600,000 (for a total aggregate amount of $6,000,000).

During the period from June until December 2024, and as a part of the 2024 Convertible Notes described above, the Company entered into agreements with several investors for issuance of convertible notes, for a total consideration of approximately $6,000 thousand.

The Convertible Notes bear interest of 8% and shall be due and payable on the earlier of July 21, 2025, or the date of consummation of a Qualified Offering (as defined in the agreement).

In February 2025, the Company issued to Alpha Capital Anstalt, an affiliate of the Sponsor, a promissory note with a principal amount of $1,000,000. The full amount of principal was due on the earlier of (i) April 30, 2025 or (ii) one calendar day prior to the consummation of the Merger. Upon an event of default, which includes the Company’s failure to pay the principal amount when due and payable, Alpha Capital Anstalt can elect to exchange such promissory note for a convertible note that is identical to the 2024 Convertible Notes. Commencing 5 days after the occurrence of an event of default that results in the acceleration of the promissory note, interest shall accrue at a rate of 12% per annum or such lower maximum amount of interest permitted to be charged under applicable law. In December 2025, and since the promissory note was not repaid by then, Alpha Capital Anstalt and the Company signed an amendment to the promissory note, agreeing that it will be exchanged for a convertible note that is identical to the 2024 Convertible Notes.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 7 — Convertible notes (cont.)

On December 11, 2025 and December 18, 2025 the maturity dates of the 2024 Convertible Notes were extended to the earlier of March 31, 2026 or the date of a Qualified Offering.

The Convertible Notes are convertible in different scenarios, including in the event of a Qualified Offering that is a Merger (as defined in the agreement). The Convertible Notes can be converted in case of a Voluntary Conversion, in which the holders shall have the right, but not the obligation, at any time prior to the Maturity Date (as defined in the agreement), to convert any or all of the Company’s obligations represented by the Convertible Notes into a number of shares of Preferred Stock determined by dividing the Valuation Cap by the Company’s Fully-Diluted Capitalization as of such date (the “Conversion Price”). The Valuation Cap is defined as $30 million.

In case of a Merger, the Convertible Notes shall automatically convert into the Series B Preferred Stock of the Company immediately prior to the effective time of the Merger by dividing the Note’s principal amount by the Note’s Conversion Price.

In addition, in the event that, within 18 months following the closing date, the company issues any securities at an effective per-share price lower than the then-current Conversion Price of the preferred stock, the Conversion Price will be adjusted to that lower price, and the number of shares issuable upon conversion of the preferred stock will increase accordingly. This adjustment is subject to a floor, which will be the greater of (i) USD 0.10, or (ii) 20% of the closing bid price of the common stock on the date immediately preceding the Effective Date of the Merger.

The 2024 Convertible Notes are in the legal form of a debt and thus in the scope of ASC 470. The Company elected the fair value option for the 2024 Convertible Notes. Thus, the 2024 Convertible Notes are measured at fair value with subsequent changes recognized in the consolidated statement of operations.

In 2025, no changes in fair value were attributed to the Company’s own credit risk. The shares issuable upon the conversion of the Convertible Notes are not included in the diluted loss per share, as their effect is anti-dilutive. For details regarding the fair value measurement of the Convertible notes instruments — see Note 17.

Note 8 — Other Current Liabilities

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Accrued expenses	476	615
IIA royalties	94	69
	570	684

Note 9 — Commitments and Contingent Liabilities

IIA grants

During 2018, the Company received approval from the Israel Innovation Authority (“IIA”) for its participation in 50% of the research and development costs of the Company based on a budget approved by the IIA in the amount of approximately $720 thousand (NIS 2.7 million), subject to the fulfillment of specified milestones, for the period from August 2018 till July 2019. As of December 31, 2020, the Company received the entire amount it was entitled to, of approximately $362 thousand (NIS 1.3 million).

During 2019, the Company received an approval from the Israel Innovation Authority (“IIA”) for its participation in 30% of the research and development costs of the Company based on a budget approved by the IIA in the amount of approximately $1,296 thousand (NIS 4.5 million), subject to the fulfillment of specified milestones, for the period from September 2019 till August 2020. As of December 31, 2021, the Company received the entire amount it was entitled to of approximately $357 thousand (NIS 1.2 million).

The Company is committed to pay royalties to the IIA on proceeds from sale of products in the research and development of which the Government participates by way of grant. Under the terms of the Company’s funding from the Israeli Government, royalties of 3%-3.5% are payable on sales of products from projects so funded, up to 100% of the grant received by the Company, linked to the dollar with an additional interest of an annual rate based on LIBOR. In October 2023, it was published that the interest rate on the support grants will be replaced with the 12-month term SOFR published on the first trading day of each calendar year.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 9 — Commitments and Contingent Liabilities (cont.)

As of December 31, 2025, the total royalty amount that may be payable by the Company is approximately $411 thousands ($541 thousands including interest).

The Company recognized expenses for payment of royalties in the amount of $171 thousands and $144 thousands, respectively, for the year ended December 31, 2025 and 2024, respectively.

Note 10 — Redeemable Convertible Preferred Shares and Capital Deficiency

A. General

The Company’s Ordinary Shares, par value NIS 0.01 each, confer to their holders the right to receive notice to participate and vote in general meetings of the Company and the right to receive dividends, if declared.

The Company’s Redeemable Convertible Preferred Shares, par value NIS 0.01 each, confer to their holders the same rights as the Ordinary Shares and additional rights as set forth in the article of association.

	December 31, 2025		December 31, 2024		Carrying amount		Liquidation Preference
	Registered	Issued and Outstanding	Registered	Issued and Outstanding	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Ordinary Shares	7,192,608	836,512	8,796,571	651,571
Preferred A Shares	416,389	324,202	416,389	324,202	3,802	3,802	4,980	4,743
Preferred A-1 Shares	190,984	190,984	190,984	190,984	1,700	1,700	2,200	2,095
Preferred A-2 Shares	430,806	223,489	430,806	223,489	3,593	3,593	4,118	3,922
Preferred A-3 Shares	165,250	165,250	165,250	165,250	2,685	2,685	2,436	2,320
Preferred B Shares	800,000	—	—	—	—	—	—	—
Preferred C Shares	733,452	165,633	—	—	2,431	—	2,600	—
Preferred C-1 Shares	70,511	67,368	—	—	1,057	—	846	—
Total					15,268	11,780	17,180	13,080

The rights deriving from the Company’s Redeemable Convertible Preferred Shares A, A-1, A-2, A-3, B, C and C-1 grant standard voting rights for the holders of Redeemable Convertible Preferred Shares, together with the holders of Ordinary Shares. There are certain veto rights to the holders of Redeemable Convertible Preferred Shares based on regular majority threshold, as set forth in the Company’s articles of association.

The holders of Redeemable Convertible Preferred Shares have a preference to receive proceeds in the event of a distribution of dividends, liquidation, dissolution or winding up of the Company, a merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving entity, or a sale (or the commercial equivalent thereof, including an exclusive, long-term license) of all or substantially all the Company’s assets or share capital (a “Liquidation Event”), as follows: (i) first, the holders of the Series B Redeemable Convertible Preferred Shares and Series C Redeemable Convertible Preferred Shares will be entitled to receive, on a pari passu, pro rata basis, as applicable, a per share amount equal to the original price they have paid for each of their shares, plus an amount equal to all accrued but unpaid dividends thereon less any dividends and distributable proceeds of any kind previously paid in preference on such shares ; provided, however, that notwithstanding the above, in the event that the Closing of the Merger (both as defined in the Merger Agreement) does not take place within twelve (12) months of the Series C Closing, solely with respect to this subsection (i), the applicable original issue price of the holders of Series C Preferred Stock shall be deemed to be multiplied by 1.7. In the event that the distributable proceeds in such a Liquidation Event shall be insufficient to make payment of such an amount, all such distributable proceeds shall be distributed among the holders of Series B Redeemable Convertible Preferred Shares and Series C Redeemable Convertible Preferred Shares in proportion to their holdings in the Company; (ii) second, the holders of Series A-2 Redeemable Convertible Preferred Shares and Series A-3 Redeemable Convertible Preferred Shares shall be entitled to receive, on a pari passu, pro rata basis, as applicable, a per share amount equal to the original price they have paid for each of their shares, plus an amount equal to all accrued but unpaid dividends, and Preferred Dividends (as defined below) thereon less any dividends, Preferred Dividends and distributable proceeds of any kind previously paid in preference on such shares. In the event that after payment in full to the holders of Series B Redeemable Convertible Preferred Shares and Series C Redeemable Convertible Preferred Shares, as set forth above, the remaining distributable proceeds in such a Liquidation Event shall be insufficient to make payment of such an amount, all such distributable proceeds shall be distributed among the holders of Series A-2 Redeemable Convertible Preferred Shares and Series A-3 Redeemable Convertible Preferred Shares in proportion to their holdings in the Company; (iii) third, after the payment in full to the holders of Series B Redeemable Convertible Preferred Shares, Series C Redeemable Convertible Preferred Shares, Series A-2 Redeemable Convertible Preferred Shares and the Series A-3 Redeemable Convertible Preferred Shares, the same mechanism set forth in subsection (ii), with necessary adjustments shall apply to the holders of Series A Redeemable Convertible Preferred Shares and Series A-1 Redeemable Convertible Preferred Shares; and (iv) fourth, after the payment in full to the holders of Series A Redeemable Convertible Preferred Shares, Series A-1 Redeemable Convertible Preferred Shares, Series A-2 Redeemable Convertible Preferred Shares, Series A-3 Redeemable Convertible Preferred Shares, Series B Redeemable Convertible Preferred Shares and Series C Redeemable Convertible Preferred Shares, any remaining proceeds from such a Liquidation Event, shall be distributed pro rate among the holders of the Ordinary Shares. If the holders of Redeemable Convertible Preferred Shares would receive larger proceeds by converting to Ordinary Shares in a Liquidation Event, they shall be entitled to the amount they would have received had the conversion occurred immediately before the Liquidation Event, without actually converting the shares.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 10 — Redeemable Convertible Preferred Shares and Capital Deficiency (cont.)

The Redeemable Convertible Preferred Shares, except for Series B Redeemable Convertible Preferred Shares and Series C Redeemable Convertible Preferred Shares, entitle their holders the right, in preference to all other holders of equity securities (including Ordinary Shares), to receive for each Preferred Share (excluding the Series B Redeemable Convertible Preferred Shares and the Series C Redeemable Convertible Preferred Shares) an annual cumulative dividend of 5% per annum, compounded annually, on each Share’s original issue price, as applicable (the “Preferred Dividends”). Any unpaid Preferred Dividend (or a portion thereof)at the end of each fiscal year will continue to accrue with interest until paid.

Each Redeemable Convertible Preferred Share may be converted to an Ordinary Share, subject to the standard adjustment mechanism set forth in the Company’s articles of association.

The Redeemable Convertible Preferred Shares has anti-dilution rights based on standard broad based weighted average calculation in the event of share issuance in a lower price per share than the price that was actually paid for each such share of the Company, with standard exceptions, as set forth in the Company’s articles of association.

Some of the Company’s shareholders have some additional standard rights that are deriving from their holdings of the shares of the Company, such as preemptive rights, right of first refusal, and co-sale right, all as set forth in the Company’s articles of association.

B. Issuance of Share Capital

In June and September 2023, the Company entered into a Series A-2 Redeemable Convertible Preferred Share Purchase Agreement with several investors for a total consideration of approximately $3,593 thousand, net of issuance costs, and issued 223,489 Redeemable Convertible preferred A-2 Shares, nominal value NIS 0.01 each.

In parallel to the execution of the Series A-2 investment, the then outstanding SAFE amount was automatically converted into 165,250 Series A-3 Redeemable Convertible Preferred Shares, nominal value NIS 0.01 each.

In May 2025, the Company entered into a Series C Redeemable Convertible Preferred Share Purchase Agreement with several investors for a total consideration of approximately $2,600 thousand, net of issuance costs, and issued 165,633 Redeemable Convertible preferred C Shares, nominal value NIS 0.01 each.

In parallel to the execution of the Series C investment, the then outstanding SAFE amount was automatically converted into 67,368 Series C-1 Redeemable Convertible Preferred Shares, nominal value NIS 0.01 each.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 10 — Redeemable Convertible Preferred Shares and Capital Deficiency (cont.)

C. Share Based Compensation

In June 2020, the Company adopted the ‘2020 Share Option Plan’ (“ESOP”) for the Company’s officers, directors, employees, consultants and other service providers. The number of options reserved under the ESOP is 391,029 as of December 31, 2025.

Options granted under the ESOP expire on the earlier of: (1) 10 years from the date of grant; or (2) 90 days after termination of employment or engagement with the Company, as applicable. The options generally vest over a period of 2 to 4 years.

Grants to employees are made in accordance with the Plan and for Israeli employees, are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the employee benefits.

The stock-based expense recognized in the financial statements for services received is related to Research and Development, Sales and Marketing and General and Administrative expenses as shown in the following table:

	Year ended December 31, 2025	Year ended December 31, 2024
	USD thousands	USD thousands
Stock-based compensation expense – Research and development	1,094	577
Stock-based compensation expense – sales and marketing	555	51
Stock-based compensation expense – general and administrative	1,375	923
	3,024	1,551

The fair value of each option award is estimated on the date of grant using the Black and Scholes option-pricing model that used the assumptions in the following table.

The risk-free interest rate for grants is based on the yield from US treasury zero-coupon bonds with an equivalent term.

The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

	Granted in 2025	Granted in 2024
Dividend yield	0	0
Expected volatility(1)	62.27% – 63.01%	59.33% – 61.60%
Risk-free interest (%)	4.65 – 4.76	4.69 – 4.70
Expected term(2)	5 – 7 years	5 – 7 years
Exercise price ($)	0.57 – 27.19	0.57 – 10.62
Total fair value at the grant date (USD thousands)	4,617	1,268
Weighted average fair value at the grant date	$27.47	$17.89

Assumptions regarding the price of the underlying shares:
Probability of an IPO	90%	40%
Expected time to IPO (years)	0.5	1
Probability of liquidation event	10%	60%
Expected time to liquidation (years)	3	3

(1)	The annual expected volatility was applied, based on the average historical volatility of comparable companies for a period equal to the expected period, as of the valuation date.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 10 — Redeemable Convertible Preferred Shares and Capital Deficiency (cont.)

(2)	Expected term (years) — represents the period that the Company’s options granted are expected to be outstanding. There is not sufficient historical share exercise data to calculate the expected term of the share options. Therefore, the Company elected to utilize the simplified method to value option grants. Under this approach, the weighted-average expected life is presumed to be the average of the shortest vesting term and the contractual term of the option.

A summary of the Company’s share option plan activity is as follows:

	Year ended December 31, 2025
	Number of options	Weighted average exercise price (USD)	Aggregate Intrinsic Value (USD thousands)
Outstanding at beginning of year	324,353	1.59
Granted	192,800	8.61	5,438
Forfeited and expired	(35,148)	6.31
Exercised	(175,049)	0.02	3,931
Outstanding at end of year	306,956	6.35	9,351
Exercisable at end of year	174,699	5.41	5,486

	Year ended December 31, 2025	Year ended December 31, 2024
Weighted average remaining contractual term (years) of outstanding grants	8.17	8.38
Weighted average remaining contractual term (years) of exercisable grants	7.61	8.17
Aggregate Intrinsic Value, outstanding (USD thousands)	9,351	8,394
Aggregate Intrinsic Value, exercisable (USD thousands)	5,486	5,742

As of December 31, 2025, the total compensation cost related to non-vested awards not yet recognized was approximately $1,306 thousands, which is expected to be recognized over a period of up to 3.25 years.

During the second quarter of 2024, the Company issued warrants to finders. As those warrants can be converted to the Company’s preferred shares, which are included under “Redeemable Convertible Preferred Shares” on the Company’s balance sheet for December 2024, and are not included in the Company’s shareholders equity, the Company concluded that the warrants should also be classified in the temporary equity. The warrants are recognized as a share-based payment under ASC 718.

Note 11 — Segment Information

The Company operates as a single operating segment and addresses the threat of fake news for brands and the public sector and provide a software which identifies bad actors online and mitigates the threat in real-time. The company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. The CODM evaluates the Company’s performance and allocates resources by reviewing financial metrics like budget versus actual results and expenditures, as well as cash balances. This enables strategic adjustments to support operational and financial goals. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated cash and cash equivalents.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 11 — Segment Information (cont.)

Segment disclosures

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant expenses and cash and cash equivalents balances, as follow:

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Revenues	5,707	4,155
Less:
Cost of revenues	866	782
R&D expenses – excluding stock based compensation expenses	5,800	4,076
S&M expenses – excluding stock based compensation expenses	5,141	3,265
G&A expenses – excluding stock-based compensation expenses	2,846	3,679
Stock based compensation expenses	3,024	1,551
Operating loss	11,970	9,198

Interest expense	493	216
Other financial expenses	335	6,182
Taxes on Income	21	14
Net loss	12,819	15,610

Cash and cash equivalents	294	927

Note 12 — Revenues

Revenues per geographical locations:

The Company operates globally and generates revenues from a diversified customer base across various geographical regions. Revenue is attributed to regions based on the Company’s selling entity to customers and resellers, as follows:

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
USA	1,104	1,990
Israel	4,603	2,165
Total Revenue	5,707	4,155

Contract Assets and Liabilities

The following table provides information about accounts receivables and contract liabilities from contracts with customers:

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Accounts receivables	269	113
Contract liabilities (deferred revenues) – short term	2,816	2,423
Contract liabilities (deferred revenues) – long term	115	362

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 12 — Revenues (cont.)

For the year ended December 31, 2025, the Company recognized revenues in the following amounts from 2 single external customers: $593, $997 thousands. For the year ended December 31, 2024, the Company recognized revenues in the following amounts from 5 single external customers: $436, $455, $434, $447, $450 thousands.

Note 13 — Research and Development Expenses

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Salaries and related expenses	4,905	3,227
Share based payments	1,094	577
Software and storage	559	410
Consultants	26	76
Rent and office maintenance	292	345
Other	18	18
	6,894	4,653

Note 14 — Sales and Marketing Expenses

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Salaries and related expenses	3,535	2,443
Share based payments	555	51
Consultants	540	336
Travel and Conferences	412	162
Rent and office maintenance	116	—
Other	538	324
	5,696	3,316

Note 15 — General and Administrative Expenses

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Salaries and related expenses	1,359	663
Share based payments	1,375	923
Professional services	1,129	2,781
Travel	111	83
Other	247	152
	4,221	4,602

Note 16 — Finance Expense

	Year ended December 31 2025	Year ended December 31 2024
	USD thousands	USD thousands
Interest expenses	493	216
Bank fees	29	10
Revaluation of financial liabilities measured at fair value	125	6,149
Exchange rate differences	181	23
	828	6,398

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 17 — Financial Instruments

The following table sets forth the Company’s financial assets and liabilities that are measured at fair value, on a recurring basis:

	December 31, 2025 Fair value hierarchy
	Level 1	Level 2	Level 3	Total
	USD thousands	USD thousands	USD thousands	USD thousands
Financial liabilities
Liability for future equity (SAFE)	—	—	—	—
Convertible notes	—	—	12,869	12,869
Warrants liability	—	—	370	370
Total	—	—	13,239	13,239

	December 31, 2024 Fair value hierarchy
	Level 1	Level 2	Level 3	Total
	USD thousands	USD thousands	USD thousands	USD thousands
Financial liabilities
Liability for future equity (SAFE)	—	—	1,206	1,206
Convertible notes	—	—	11,649	11,649
Warrants liability	—	—	244	244
Total	—	—	13,099	13,099

2024 Simple Agreement for Future Equity

The fair value of the SAFE was based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy.

The SAFE were valued using a probability weighted expected return method (“PWERM”) valuation approach of two liquidation scenarios as follow: (1) a distribution in case of an IPO scenario, including a merger with a SPAC, with 90% probability, in which the Company’s capital will convert to common stocks and will be distributed at a price per stock equal to the Company value on the date of the IPO, divided by the total number of stocks and (2) a distribution in case of an M&A scenario, with 10% probability, in which the total consideration will be distributed in accordance with the Liquidation Preferences and SAFE terms of each class of the stocks. For the IPO scenario the valuation based on the management’s assumption for the Company’s equity value, and discounted the equity value by the Company’s WACC of 22%. For the M&A scenario, the valuation used the Monte Carlo simulation.

On April 24, 2025, upon the issuance of series C redeemable convertible preferred shares, the total Purchase Amount of the SAFEs was converted to 67,368 of series C-1 redeemable convertible preferred shares.

The change in the fair value of the SAFE was measured utilizing Level 3 inputs for the years ended December 31, 2024 and 2025, is summarized below:

USD thousands
SAFE liability at December 31, 2024	$1,206
Change in fair value of SAFE liability	(149)
Conversion of SAFE	(1,057)
SAFE liability at December 31, 2025	$—

Warrant liability

The fair value of the warrant liability was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 17 — Financial Instruments (cont.)

In 2024 and 2025, the warrants were valued using a probability weighted expected return method (“PWERM”) valuation approach of two liquidation scenarios as follow: (1) a distribution in case of an IPO scenario, including a merger with a SPAC, with 95% and 90% probability, respectively, as of December 31, 2025 and 2024, in which the Company’s capital will convert to common stocks and will be distributed at a price per stock equal to the Company value on the date of the IPO, divided by the total number of stocks and (2) a distribution in case of an M&A scenario, with 5% and 10% probability, respectively, as of December 31, 2025 and 2024, in which the total consideration will be distributed in accordance with the Liquidation Preferences and SAFE terms of each class of the stocks. For the IPO scenario the valuation based on the management’s assumption for the Company’s equity value, and discounted the equity value by the Company WACC of 25%. For the M&A scenario, the valuation used the Monte Carlo simulation. The Monte Carlo simulation included the following inputs:

	December 31, 2025	December 31, 2024
Expected term	3 years	3 years
Expected volatility	53.56%	59.44%
Risk-free interest rate	3.63%	4.42%
Expected dividend yield	0%	0%

The change in the fair value of the warrant liability measured utilizing Level 3 inputs is summarized below:

USD thousands
Warrant liability at December 31, 2024	244
Change in fair value of warrant liability	126
Warrant liability at December 31, 2025	$370

Convertible notes

The fair value of the 2024 Convertible Notes was based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy.

The 2024 Convertible Notes were valued using a probability weighted expected return method (“PWERM”) valuation approach of two liquidation scenarios as follow: (1) a distribution in case of an IPO scenario, including a merger with a SPAC, with 95% and 90% probability, respectively, as of December 31, 2025 and 2024, in which the Company’s capital will convert to common stocks and will be distributed at a price per stock equal to the Company value on the date of the IPO, divided by the total number of stocks and (2) a distribution in case of an M&A scenario, with 5% and 10% probability, respectively, as of December 31, 2025 and 2024, in which the total consideration will be distributed in accordance with the Liquidation Preferences and SAFE terms of each class of the stocks. For the IPO scenario, the valuation was based on the management’s assumption for the Company’s equity value, and discounted the equity value by the Company’s WACC of 25%. For the M&A scenario, the valuation used the Monte Carlo simulation. The Monte Carlo simulation included the following inputs:

	December 31, 2025	December 31, 2024
Expected term	3 years	3 years
Expected volatility	53.56%	59.44%
Risk-free interest rate	3.63%	4.42%
Expected dividend yield	0%	0%

The change in the fair value of the of the Convertible Notes measured utilizing Level 3 inputs is summarized below:

USD thousands
Convertible notes liability at December 31, 2024	11,649
Additional amount received	1,072
Change in fair value of convertible notes liability	148
Convertible notes liability at December 31, 2025	$12,869

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 17 — Financial Instruments (cont.)

The fair value of the Company’s loan to the Bank (see note 6.B) for disclosure purposes was estimated based on the discounted future cash flows, using the Company’s current borrowing rate for a similar loan. The fair value was $184 thousands and $1,326 thousands as of December 31, 2025 and 2024, respectively.

Note 18 — Income Taxes

A. The corporate Israeli tax rate is 23%.

B. The U.S. Federal income tax rate is 21%.

C. The Company has final tax assessments for all years up to and including the tax year ended December 31, 2020. The subsidiary has final tax assessments for all years up to and including the tax year ended December 31, 2021.

D. As of December 31, 2025 and 2024, the Company has accumulated carryforward net operating losses in Israel, amounting to approximately NIS 97,101 thousand (approximately $30,439 thousand) and NIS 73,186 thousand (approximately $20,066 thousand), respectively.

E. The Technological Enterprise Incentives Regime (Amendment 73 to the Investments Law):

The Israeli Law for Encouragement of Capital Investments, 1959 (the “Investments Law”) and Amendment 73 to the Law effective from January 1, 2017, introduced a benefit regime for “Preferred Technology Enterprises” (“PTE”), granting a 12% tax rate in central Israel on income deriving from benefited intangible assets, subject to a number of conditions being fulfilled, including a minimal amount or ratio of annual research and development expenditure and research and development employees, as well as having at least 25% of annual income derived from exports to large markets. PTE is defined as an enterprise which meets the aforementioned conditions and for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion. The Company believes it qualifies as a Preferred Technology Enterprise and accordingly is eligible for a tax rate of 12% on its qualifying preferred technology income, as defined in such regulations. The Company expects that it will continue to qualify as a Preferred Technology Enterprise in subsequent tax years. Income not eligible for Preferred Enterprise or Preferred Technology Enterprise benefits is taxed at the regular corporate tax rate, which remains 23%.

F. Deferred taxes:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Deferred tax assets:
Operating loss carryforwards	3,653	2,408
Accruals	55	46
Research and development expenses	664	452
Lease liability	57	69
Total deferred tax assets	4,429	2,975

Deferred tax liabilities:
ROU asset	(57)	(68)
Total deferred tax liabilities	(57)	(68)
Valuation allowance	(4,372)	(2,907)
Net deferred tax assets after valuation allowance	—	—

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 18 — Income Taxes (cont.)

The Company has provided a valuation allowance for the full amount of its deferred tax assets since realization of these future benefits was not sufficiently assured as of December 31, 2025 and 2024. Should the Company achieve profitability, these deferred tax assets may be available to offset future income tax liabilities and expense.

Roll forward of valuation allowance:

The following table presents the reconciliation of the beginning and ending valuation allowance:

USD thousands
Balance as of December 31, 2023	(1,975)
Additions	(932)
Balance as of December 31, 2024	(2,907)
Additions	(1,465)
Balance as of December 31, 2025	(4,372)

G. Theoretical tax

The following presents the adjustment between the theoretical income tax benefit that would result from applying the corporate Israeli tax rate to loss before income taxes amount and the reported tax on income included in the financial statements:

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Loss before income taxes	(12,798)	(15,596)
Statutory income tax rate	23%	23%
Computed “expected” income tax benefit	(2,944)	(3,587)
Foreign tax rate differences	(1)	(1)
Reduced taxes on preferred enterprises	1,228	1,702
Non deductible share-based compensation	358	185
Exchange rate differences	(103)	41
Nondeductible expenses	12	742
Other	6	—
Change in valuation allowance	1,465	932
Tax on income	21	14

Note 19 — Leases

A. Information regarding material lease agreements

On November 29, 2021, the Company entered into an office operating lease agreement in Tel Aviv starting January 1, 2022 for a period of one year. Monthly lease payments according to the lease are approximately $7 thousand, linked to the Israeli Consumer Price Index (“CPI”). On November 2022, the Company entered into an operating lease agreement for an additional office space at the same building for a period of one year, with monthly lease payments of approximately $5 thousand, linked to the CPI. Both agreements were extended several times for an additional period of one year- the first agreement ended in January 2025 and the second ended in October 2024. In June 2024, the Company entered into an operating lease agreement for an additional office space at the same building for a period of 15 months.

On November 1, 2024, the Company entered into an office operating lease agreement starting November 1, 2024 for a period of 2 years. Monthly lease payments according to the lease are approximately $18 thousand, linked to the Israeli Consumer Price Index (“CPI”). This lease agreement represents a modification of the previous lease and supersedes and terminates the previous lease agreements regarding the Company’s offices in Israel.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 19 — Leases (cont.)

The Company has the option to extend its lease agreement. In measuring the lease liability and the right-of-use asset, the Company took into account this option, since this option is reasonably certain to be exercised.

In February 2024, the Company entered into a lease of offices in New-York for a period shorter than 1 year, and has elected the short-term lease recognition exemption provided by ASC 842. The monthly lease payment is approximately $5 thousands. As a result, leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments for these short-term leases, are recognized as an expense on a straight-line basis over the lease term.

On November 6, 2024, the company entered into a car leasing agreement starting November 18, 2024 for a period of 3 years. Monthly lease payments according to the lease are approximately $1 thousand, linked to the Israeli Consumer Price Index (“CPI”).

On January 31, 2025, the company entered into a car leasing agreement starting January 31, 2025 for a period of 3 years. Monthly lease payments according to the lease are approximately $1 thousand, linked to the Israeli Consumer Price Index (“CPI”).

On April 30, 2025, the Company entered into a new lease of offices in New York for a period of two years. Monthly lease payments according to the lease are approximately $11 thousand.

B. Right-of-use asset and lease liability balances

	Year ended December 31, 2025	Year ended December 31, 2024
	USD thousands	USD thousands
Right of use asset	575	551
Lease liability	648	579

C. Lease liability

Maturity analysis of the Company’s lease liability:

	December 31, 2025	December 31, 2024
	USD thousands	USD thousands
Less than one year	380	190
One to two years	268	206
Two to three years	—	183
Total	648	579

D. Supplemental information related to operating leases:

	Year ended December 31, 2025	Year ended December 31, 2024
	USD thousands	USD thousands
Operating cash flows paid for operating leases	356	138
Weighted average of remaining lease term	20.54 months	36 months
Weighted average of discount rate	8.54%	9.56%

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 20 — Loss per Share

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its redeemable convertible preferred shares and redeemable preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of ordinary shares are anti-dilutive.

Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

	Year ended December 31, 2025	Year ended December 31, 2024
Net loss	(12,819)	(15,610)
Deduct redeemable convertible preferred stock cumulative dividend	(687)	(570)
Net loss attributable to ordinary shareholders	(13,506)	(16,180)
Weighted average number of ordinary shares (thousands of shares), basic and diluted	745,257	748,188
Net loss per share attributable to ordinary shareholders, basic and diluted	(18.12)	(21.62)

In computing diluted loss per share for the years ended December 31, 2025 and 2024, no account was taken of the potential dilution that could occur upon the exercise of warrants, options granted under employee stock compensation plans, and contingently issuable shares as well as the impact of the SAFE, Convertible notes and redeemable convertible preferred shares, amounting to 2,049,803 and 1,151,587 shares outstanding, as of December 31, 2025 and 2024, respectively, since they had an anti-dilutive effect on net loss per share.

Note 21 — Subsequent Events

A. On January 8, 2026, the Company received $200 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or January 22, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. As of the date of these financial statements, this note was due but was not yet repaid.

B. On February 5, 2026, the Company received $1,000 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or February 18, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. As of the date of these financial statements, this note was due but was not yet repaid.

Cyabra Strategy Ltd. and its subsidiary
Notes to Consolidated Financial Statements

Note 21 — Subsequent Events (cont.)

C. On January 14, 2026, the Company received a bridge loan from the Bank in the amount of $524 thousand. The loan bears interest of 10.50% per year and was repaid on January 31, 2026.

D. On February 5, 2026, Holdings entered into additional subscription agreements with certain investors providing for an additional $2.0 million private placement investment in Holdings. Such additional PIPE investment was entered into on substantially the same terms as the previously disclosed $6.0 million PIPE financing. As a result of the Additional PIPE Investment, the total committed PIPE financing has been increased to $8.0 million.

E. On February 10, 2026, the board of directors of the Company approved a grant of a total of 18,200 options to the Company’s employees.

F. On March 2, 2026, the Company received a bridge loan from the Bank in the amount of $131 thousand. The loan bears interest of 10.50% per year and will be repaid on March 16, 2026. The loan was repaid and received again, bearing an interest of 11% per year, and will be repaid on March 26, 2026.

G. On March 9, 2026, the Company received $450 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 19, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note.

H. On March 13, 2026, the Company received $350 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues of the Company or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 27, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note.

Condensed Consolidated Interim Balance Sheets (Unaudited)

U.S. dollars in thousands (except share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$3,122	$294
Restricted cash	193	22
Accounts receivable	216	269
Other current assets	241	152
Total current assets	3,772	737

Non-Current Assets
Operating right-of-use asset	493	575
Property and equipment, net	137	146
Other assets	125	-
Total non-current assets	755	721
Total Assets	4,527	1,458

Liabilities, Redeemable Convertible Preferred Shares and Capital Deficiency
Current liabilities
Trade accounts payable	2,484	1,775
Accrued expenses	4,700	476
Short term loans	2,237	5,768
Operating lease liability	390	380
Deferred revenues	2,288	2,816
Employees and related	2,944	1,298
Other current liabilities	1,180	94
Convertible notes	-	12,869
Liability with respect to warrants	142	-
Total current liabilities	16,365	25,476

Non-Current Liabilities
Operating lease liability	169	268
Long-term deferred revenues	41	115
Liability with respect to warrants	-	370
Total non-current liabilities	210	753
Total liabilities	16,575	26,229

Commitments and contingent liabilities

Redeemable Convertible Preferred Shares:
Redeemable Preferred A and A-1 shares, NIS 0.01 par value: 0 and 607,373 shares authorized as of March 31, 2026 and December 31, 2025, respectively, 0 and 515,186 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively. Aggregate liquidation preference of $0 and $7,180 as of March 31, 2026 and December 31, 2025, respectively; Redeemable Preferred A-2 and A-3 shares, NIS 0.01 par value: 0 and 596,056 shares authorized as of March 31, 2026 and December 31, 2025, respectively, and 0 and 388,739 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively. Aggregate liquidation preference of $0 and $6,554 as of March 31, 2026 and December 31, 2025, respectively. Redeemable Convertible Preferred C and C-1 shares, NIS 0.01 par value: 0 and 803,963 shares authorized as of March 31, 2026 and December 31, 2025, respectively, and 0 and 233,001 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively. Aggregate liquidation preference of $0 $3,446 as of March 31, 2026 and December 31, 2025, respectively.	-	15,268

Capital Deficiency:
Series A Convertible Preferred Stock of Holdings, $0.0001 par value per share, 2,177 and zero shares outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Series B Convertible Preferred Stock of Holdings, $0.0001 par value per share, 13,330 and zero shares outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Series C Convertible Preferred Stock of Holdings, $0.0001 par value per share, 10,660 and zero shares outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Class A common stock	2	2
Additional paid in capital	46,093	7,332
Accumulated deficit	(58,143)	(47,373)
Total capital deficiency	(12,048)	(40,039)
Total liabilities, redeemable convertible preferred shares and capital deficiency	$4,527	$1,458

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Condensed Consolidated Interim Statements of Operations (Unaudited)

U.S. dollars in thousands (except per share data)

	For the three months ended March 31,
	2026	2025
Revenues	$1,415	$1,260
Cost of revenues	192	196
Gross profit	1,223	1,064
Operating costs and expenses
Research and development expenses	5,508	1,851
Sales and marketing expenses	1,255	1,736
General and administrative expenses	6,284	1,515
Total operating loss	(11,824)	(4,038)

Finance income	1,054	724
Loss before taxes on income	(10,770)	(3,314)
Taxes on income	-	-
Net loss for the period	$(10,770)	$(3,314)

Loss per share attributable to ordinary shareholders
Basic and diluted loss per share	$(3.10)	$(1.47)

Weighted average number of ordinary shares outstanding used in computation of basic and diluted loss per share	3,471,031	2,356,837

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Condensed Consolidated Interim Statements of Changes in Redeemable Convertible Preferred Shares and Capital Deficiency (Unaudited)

	Redeemable Preferred										Additional
	A, A1,A2,A3, C and C-1 Shares		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Ordinary Shares		paid in capital	Accumulated deficit	Total
	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	USD thousands	USD thousands	USD thousands
Balance at December 31, 2025	1,136,926	15,268	-	-	-	-	-	-	3,019,557	2	7,332	(47,373)	(40,039)

Conversion of redeemable preferred shares	(1,136,926)	(15,268)	-	-	-	-	-	-	4,103,962	*-	15,268	-	15,268
Exercise of stock options and warrants	-	-	-	-	-	-	-	-	47,953	-	3	-	3
Shares issued in connection with loan agreement	-	-	-	-	-	-	-	-	2,751	-	-	-	-
Impact of closing of Business Combination	-	-	-	-	5,330	-	10,660	-	4,178,485	*-	(1,564)	-	(1,564)
Shares Issued to Advisors	-	-	-	-	-	-	-	-	1,105,000	*-	1,009	-	1,009
Conversion of convertible notes	-	-	3,061	-	-	-	-	-	1,356,459	*-	12,676	-	12,676
Issuance of the private investment into public equity (“PIPE”) shares	-	-	-	-	8,000	-	-	-	-	-	6,771	-	6,771
Conversion of Series A Preferred Stock to common stock	-	-	(884)	-	-	-	-	-	250,024	-	-		-
Reclassification of warrant to equity	-	-	-	-	-	-	-	-	-	-	390	-	390
Share based payments									-	-	4,208	-	4,208
Net loss	-	-	-	-	-	-	-	-	-	-	-	(10,770)	(10,770)
Balance at March 31, 2026	-	-	2,177	-	13,330	-	10,660	-	14,064,191	2	46,093	(58,143)	(12,048)

	Redeemable Preferred										Additional
	A, A1,A2,A3, C and C-1 Shares		Series A Preferred Stock		Serries B Preferred Stock		Series C Preferred Stock		Ordinary Shares		paid in capital	Accumulated deficit	Total
	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	Shares	USD thousands	USD thousands	USD thousands	USD thousands
Balance at December 31, 2024	903,925	11,780	-	-	-	-	-	-	2,351,976	2	4,132	(34,554)	(30,420)
Share based payments	-	-	-	-	-	-	-	-	-	-	1,389	-	1,389
Exercise of options	-	-	-	-	-	-	-	-	12,995	-	1	-	1
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,314)	(3,314)
Balance at March 31, 2025	903,925	11,780	-	-	-	-	-	-	2,364,971	2	5,522	(37,868)	(32,344)

*	Less than $1 thousand

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
	USD	USD
	thousands	thousands
Cash flows – operating activities
Net loss for the period	$(10,770)	$(3,314)
Adjustments:
Depreciation	14	14
Interest expense	173	-
Share based payments	4,208	1,389
Share based payments for advisory services	1,009	-
Exchange rate differences	32	15
Revaluation of financial liabilities accounted at fair value	(1,259)	(701)
Changes in operating assets and liabilities:
(Decrease) Increase in other current assets	(25)	27
Increase in accounts receivable	53	26
Increase (decrease) in trade accounts payable	709	157
Change in ROU asset and lease liability	(6)	(19)
(Decrease) Increase in deferred revenues	(603)	1,207
Increase in employees and related	1,645	46
Increase (decrease) in other current liabilities	2,222	(120)
Net cash used in operating activities	(2,598)	(1,273)

Cash flows – investing activity
Purchase of property and equipment	(5)	(12)
Net cash used in investing activity	(5)	(12)

Cash flows – financing activities
Receipt of loans	2,655	1,371
Repayment of loans	(6,370)	(312)
Exercise of options and warrants	3	1
Cash received from Merger Agreement upon the effectiveness of the Business Combination	1,336	-
Proceeds from PIPE, net of transaction costs	8,000	-
Net cash provided by financing activities	5,624	1,060

Increase (decrease) in cash, cash equivalents and restricted cash	3,021	(225)
Exchange rate differences on cash and cash equivalents and restricted cash	(22)	(15)
Cash, cash equivalents and restricted cash at the beginning of period	316	946
Cash, cash equivalents and restricted cash at the end of the period	3,315	706

Supplemental Disclosures of cash flow information:
Interest paid	$179	$31
Supplemental disclosure of non-cash activity:
Conversion of redeemable preferred shares	$15,268	$-
Conversion of convertible notes	$12,676	$-
Conversion of warrant liability to equity	$390	$-

Cash, cash equivalent and restricted cash at the end of the period:
Cash and cash equivalents	$3,122	$688
Restricted cash	$193	$19

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)

Note 1 — General

A. Cyabra Inc (the “Company”) is a newly formed entity that was formed for the purpose of effecting the Merger Agreement (see below) and now serves as a publicly-traded company. Its fully owned subsidiary is Cyabra Strategy Ltd. (“Legacy Cyabra”), an Israeli limited company.

From its formation until the consummation of the Merger Agreement on March 27, 2026, the Company had no operations and had been formed for the sole purpose of entering into the Merger Agreement and has been serving as the publicly-traded company following the Merger Agreement. Legacy Cyabra, on the other hand, as the accounting acquirer in the Merger Agreement and the predecessor entity to the Company from an accounting perspective, had active operations during earlier periods of time, prior to the Merger Agreement. Consequently, these financial statements reflect the information of Legacy Cyabra (as the predecessor entity to the Company) until March 27, 2026 and the information of the Company (as the combined company following the Merger Agreement) from that date forward.

B. The Company operates as a single operating segment and addresses the threat of fake news for brands and the public sector and provide a software which identifies bad actors online, and mitigates the threat in real-time.

On March 12, 2020, Legacy Cyabra established a wholly owned U.S. subsidiary Cyabra Strategy Inc. (the “subsidiary”), for marketing and distribution activity. The subsidiary commenced operations during 2020.

Since October 2023, Israel has been involved in significant military conflicts with Hamas and Hezbollah. In February 2026, hostilities escalated significantly into a direct military conflict involving Israel, the United States, and Iran. While a ceasefire between Israel and Hamas remains largely in effect following the October 2025 agreements, the subsequent outbreak of the conflict with Iran has introduced renewed volatility and uncertainty into the region. Although a partial two-week ceasefire regarding direct regional operations was announced on April 7, 2026, and subsequently extended, the security situation remains fluid.

The Company estimates that at this stage, based on the information it has as of the date of the approval of these financial statements, that current events do not have a material impact on the business results of the Company in the short term. Since this is an event that is beyond the control of the Company, and factors such as the resumption of the war or its cessation may affect the Company’s estimates, as of the date of the report the Company has no ability to estimate the extent of the impact of the war on its business activities and on its results in the medium and long term. The Company continues to regularly monitor the developments on the subject and examines the consequences for its activities and the value of its assets.

C. Reverse Recapitalization: On July 22, 2024, Legacy Cyabra entered into a merger agreement (the “Merger Agreement”) with Trailblazer Merger Corporation I (“Parent”), a blank-check special purpose acquisition company, Trailblazer Merger Sub, Ltd., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Trailblazer Holdings, Inc., a direct, wholly owned subsidiary of Parent (“Holdings”). Upon the consummation of the transactions contemplated by the Merger Agreement, (a) Parent will merge with and into Holdings and Holdings will be the survivor of such merger and (b) Merger Sub will merge with and into Legacy Cyabra, with Legacy Cyabra being the surviving entity, following which Merger Sub will cease to exist and Legacy Cyabra will become a wholly owned subsidiary of Parent and will be publicly listed on the Nasdaq.

The aggregate merger consideration to be received by Legacy Cyabra’ shareholders is 7,000,000 shares of Holdings common stock, par value $0.0001 per share (the “Holdings Common Stock”), calculated by dividing (a) $70,000,000 by (b) $10.00 (the “Aggregate Merger Consideration”). On November 7, 2025, Legacy Cyabra signed an amendment to the Merger Agreement, according to which, the Aggregate Merger Consideration was changed to $106,000,000 instead of $70,000,000.

On March 27, 2026, the parties completed the Merger Agreement pursuant to which Holdings merged with Parent, with Holdings continuing as the surviving company of such merger and Merger Sub merged with Legacy Cyabra, with Legacy Cyabra continuing as the surviving company of such merger and a wholly-owned subsidiary of Holdings (the “Merger”). Upon the Closing, three key employees of the Company received 400,000 RSUs of the Company in the aggregate, and are entitled to a one time transaction bonus of $400,000 each.

Upon the effectiveness of the Merger, each outstanding Parent Class A common stock and the sole outstanding Parent Class B common stock was converted into a common share of Holdings on a one-for-one basis. Upon the effectiveness of the Merger, each outstanding ordinary share of Legacy Cyabra was converted into 3.6097 common share of Holdings (the “Conversion Ratio”). Each outstanding Legacy Cyabra warrant and option to purchase one Legacy Cyabra share, was to become exercisable for such number of Holdings shares of Common Stock as were equal to the Conversion Ratio. The exercise price per Holdings common share of each such converted Legacy Cyabra option and warrant was to be adjusted based on dividing the existing per share exercise price by the Conversion Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options and warrants were to remain the same following such conversion.

Immediately prior to the closing, seven directors were elected to Holdings’s board of directors.

In connection with the closing of the Merger Agreement, the shares of Common Stock of Holdings are now listed on the Nasdaq Global Market and began trading under the symbol “CYAB”.

The Merger Agreement was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Legacy Cyabra was treated as the accounting acquirer and the Parent was treated as the “acquired” company for financial reporting purposes. Legacy Cyabra was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Cyabra’s shareholders were to hold approximately 61.8% of the outstanding common stock in Holdings upon the closing of the Merger Agreement;

●	Legacy Cyabra’s senior management were to comprise the senior management of Holdings;

●	The directors nominated by Legacy Cyabra were to constitute a majority of the board of directors of Holdings (six out of seven of the initial directors);

●	Legacy Cyabra’s operations were to comprise the ongoing operations of Holdings; and

●	Legacy Cyabra’s name was to be the name used by Holdings – Cyabra Inc. (in replacement of Trailblazer Holdings, Inc).

Under the reverse recapitalization accounting method, the Merger Agreement was deemed to be the equivalent of a capital transaction in which Legacy Cyabra issued shares for the net assets of the Parent. The net assets of the Parent were stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Merger Agreement are those of Legacy Cyabra.

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of Holdings’s shares of Common Stock, $0.0001 par value per share issued to Legacy Cyabra shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Cyabra shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the Conversion ratio established pursuant to the Merger Agreement. In conjunction with the reverse recapitalization, Legacy Cyabra’s Ordinary Shares underwent a 1-for-3.6097 conversion.

Underwriters Arrangements

On October 28, 2025, Trailblazer, Holdings, Legacy Cyabra, LifeSci (as defined below) and Ladenburg Thalmann & Co. Inc. (“Ladenburg” and together with LifeSci, the “Underwriters”) have agreed that, in lieu of the payment in cash of certain deferred underwriting commissions owed to the Underwriters in connection with the initial public offering (“IPO”), prior to the closing of the Business Combination Holdings will issue to the Underwriters 207,000 shares of Holdings Common Stock.

On October 28, 2025, Holdings entered into an advisory agreement with Legacy Cyabra and LifeSci Capital LLC (“LifeSci”) pursuant to which LifeSci will provide certain financial advisory and investment banking services to Cyabra. In connection with such engagement, LifeSci will receive a retainer fee of ordinary shares of Legacy Cyabra which will convert into 105,000 Holdings Shares upon the closing of the Business Combination and an advisory fee of $1,050,000 paid in Holdings Shares 90 days after the closing of the Business Combination.

On October 28, 2025, Holdings entered into an advisory agreement with Legacy Cyabra and Ladenburg pursuant to which Ladenburg will provide financial advisory and investment banking services to Cyabra. In connection with such engagement, Ladenburg will receive an advisory fee of $1,050,000 paid in Holdings Shares 90 days after the closing of the Business Combination.

Attorney Shares

In connection with the Business Combination, on December 18, 2025, Trailblazer, Holdings and Legacy Cyabra entered into a subscription agreement with Loeb & Loeb LLP (“Loeb”), pursuant to which Legacy Cyabra agreed to issue to Loeb, immediately prior to the Closing, a convertible promissory note (the “Loeb Note”) in payment for certain legal fees and expenses due and owing by Trailblazer to Loeb through the closing of the Business Combination. The Loeb Note is expected to initially be convertible into securities of Legacy Cyabra and, upon the Closing, be assumed by Holdings and automatically convert into 1,000,000 shares of Combined Company Common Stock (the “Loeb Shares”).

From and after the closing of the Business Combination, Loeb shall have the right to sell or otherwise dispose of the Loeb Shares in its sole discretion, at market prices, at prices related to such market prices, or at negotiated prices. Any net proceeds actually received from the sale of Loeb Shares shall be deemed to be payment, on a dollar for dollar basis, of fees owed to Loeb. To the extent that the total fee obligation is not fully paid from such net proceeds, Holdings and Legacy Cyabra shall be jointly and severally liable, pursuant to the terms of the note issuance agreement.

Upon payment in full of the total fee obligation and any premium, Loeb shall surrender to Holdings any unsold Loeb Shares.

In connection with the Business Combination, on December 18, 2025, Trailblazer, Holdings and Legacy Cyabra entered into a subscription agreement with Lowenstein Sandler LLP (“Lowenstein”), pursuant to which Legacy Cyabra agreed to issue to Lowenstein, immediately prior to the Closing, a convertible promissory note (the “Lowenstein Note”) in payment for certain legal fees and expenses due and owing by Legacy Cyabra to Lowenstein through the closing of the Business Combination. The Lowenstein Note is expected to initially be convertible into securities of Legacy Cyabra and, upon the Closing, be assumed by Holdings and automatically convert into 1,000,000 shares of Combined Company Common Stock (the “Lowenstein Shares”).

From and after the closing of the Business Combination, Lowenstein shall have the right to sell or otherwise dispose of the Lowenstein Shares in its sole discretion, at market prices, at prices related to such market prices, or at negotiated prices. Any net proceeds actually received from the sale of Lowenstein Shares shall be deemed to be payment, on a dollar for dollar basis, of fees owed to Lowenstein. To the extent that the total fee obligation is not fully paid from such net proceeds, Holdings and Legacy Cyabra shall be jointly and severally liable, pursuant to the terms of the note issuance agreement.

In consideration of Lowenstein’s agreement to enter into the note issuance agreement Lowenstein shall have the right to receive a premium if the total fee obligation is not paid in full by a certain date. Upon payment in full of the total fee obligation and any premium, Lowenstein shall surrender to Holdings any unsold Lowenstein Shares.

Sponsor Promissory Note

On December 4, 2025, Parent entered into an amendment to the Second Amended and Restated Promissory note with the Parent’ sponsor (“Sponsor”), which still provides that in the event that Parent completes an initial Business Combination, all of the outstanding principal balance will convert into new classes of preferred stock of Parent or its successor with a total stated value of such preferred stock equal to 300% (100% Series B + 200% Series C) of the outstanding principal amount.

Upon the closing of the Business Combination, the Second Amended and Restated Promissory Note from Trailblazer to the Sponsor (as amended as of February 11, 2026) in the principal amount of $5.33 million was converted into preferred shares of Holdings with a stated value of $15.99 million. The outstanding principal balance converted into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance converted into shares of Holdings Series B Preferred Stock with an aggregate stated value equal to 100% of the outstanding principal amount, and (b) the remaining 200% of the outstanding principal balance converted into Holdings Series C Preferred Stock with a total stated value equal to 200% of the outstanding principal amount, which is classified as permanent equity.

PIPE Financing

Concurrently with the closing of the Business Combination, Holdings raised $8,000 via a private placement (the “PIPE Financing”), in which the investors will receive Holdings Series B Preferred Stock and warrants.

D. Going Concern: The Company has a limited operating history and faces a number of risks, among them: uncertainties regarding demand and market acceptance of the Company’s products, the effects of technological changes, competition and the development of new products. Additionally, other risk factors exist such as the ability to manage growth, the loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

As from the date it commenced operations, the Company has devoted substantially all of its financial resources to develop its products and has financed its operations primarily through the issuance of equity securities and loans. The Company had accumulated losses in the amount of $58,143 thousand as of March 31, 2026. Cash flow used in operating activities was $2,598 thousand for the three months period ended March 31, 2026. In addition, the Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and with increased business development efforts. The amount of the Company’s future net profits or losses will depend, in part, on the rate of its future expenditures, its ability to generate significant revenues from the sale of its products, and its ability to obtain funding through the issuance of securities, strategic collaborations or grants. Based on the projected cash flows and cash balance as of March 31, 2026, management is of the opinion that without further fund raising it will not have sufficient resources to enable it to continue its operating activities, including the development and marketing of its products for a period of 12 months from the balance sheet date of these consolidated financial statements. As a result, there is a substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include continuing commercialization of the Company’s products and securing sufficient funding through the sale of additional equity securities. There are no assurances however, that the Company will be successful in obtaining the level of financing needed for its operations. If the Company is unsuccessful in commercializing its products and securing sufficient funding, it may need to reduce activities, curtail or even cease operations. The consolidated financial statements do not include any adjustments relating to the carrying amounts and classification of assets, liabilities, and reported expenses that might be necessary should the Company be unable to continue as a going concern.

Note 2 — Significant Accounting Policies

A. Unaudited condensed consolidated financial statements

The accompanying unaudited condensed consolidated interim financial statements included herein have been prepared by the Company in accordance with GAAP for interim financial information and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The unaudited condensed consolidated interim financial statements are comprised of the financial statements of the Company. In management’s opinion, the accompanying unaudited condensed financial statements contain all adjustments necessary for a fair statement if its financial position as of March 31, 2026, and its results of operations for the three months periods ended March 31, 2026 and 2025, and cash flows for the three months periods ended March 31, 2026 and 2025. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for any future period or for the year ending December 31, 2026. The condensed consolidated interim balance sheet at December 31, 2025, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. Certain amounts have been reclassified to a separate line item.

These unaudited condensed consolidated interim financial statements should be read in conjunction with the Legacy Cyabra’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2025.

The unaudited condensed consolidated balance sheet as of December 31, 2025 has been derived from the audited annual financial statements of Legacy Cyabra included in the definitive proxy statement/prospectus filed with the SEC on March 27, 2026, but does not include all of the information and footnotes required under GAAP for a complete set of financial statements.

Following the Closing, the financial information included in these unaudited condensed consolidated financial statements includes the balances and results of operations of Holdings, which has become the reporting entity, and consolidates the balances and activity of Legacy Cyabra. Prior to the Closing, all references to Cyabra are related to the balances and activity of Legacy Cyabra. All intercompany balances have been eliminated in consolidation.

B. Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Information about assumptions made by the Company with respect to the future and other reasons for uncertainty with respect to estimates that have a significant risk of resulting in a material adjustment to carrying amounts of assets and liabilities in the next financial year are included in the following notes:

-	Fair value measurement of financial instruments

The Company accounts for financial liabilities arising from warrants, safes and convertible notes at fair value through profit or loss. The fair values of these instruments are determined by using economic methods for evaluation. For information on details regarding fair value measurement and sensitivity analysis see Note 3 regarding financial instruments.

-	Share-based payment awards

The fair value of each option award is estimated on the date of grant using the Black and Scholes option-pricing model. For the assumptions used to measure the share-based payments awards — see note 3.

C. Fair value of financial Instruments

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and establishes a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price. In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company’s own credit risk.

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

●	Level 1 —Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. The financial instruments of the Company consist mainly of cash and cash equivalents, short-term restricted deposit, accounts receivable, other current assets, trade accounts payable, other current liabilities and loans. In view of their nature, the fair value of the financial instruments is usually identical or substantially similar to their carrying amounts.

D. Credit Risk

The Company’s cash and cash equivalents balance is denominated mainly in US dollars and New Israeli Shekels.

The Company does not have a significant concentration of credit risks. The cash of the Company is deposited in Israeli and U.S. banking corporations. In the estimation of the Company’s management, the credit risk for these financial instruments is low. In the estimation of the Company’s management, it does not have any material expected credit losses.

E. Recently Adopted accounting pronouncements

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Note 3 — Financial Instruments

The following table sets forth the Company’s financial assets and liabilities that are measured at fair value, on a recurring basis:

	As of March 31, 2026
	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
	thousands	thousands	thousands	thousands
Financial liabilities
Warrant Liability (PIPE)	$-	$-	$142	$142
Total	$-	$-	$142	$142

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
	thousands	thousands	thousands	thousands
Financial liabilities
2024 Convertible Notes	$-	$-	$12,869	$12,869
Warrants Liability	-	-	370	370
Total	$-	$-	$13,239	$13,239

Warrants liability

In May 2022, Legacy Cyabra signed a warrant agreement with Bank Hapoalim (the “Bank”) in the amount of $180 thousand, see note 6.A to the Legacy Cyabra’ audited financial statements for the year ended December 31, 2025.

Up until the Merger, the warrant is precluded from equity classification and is classified as a liability measured at fair value with changes in value recognized in the consolidated statement of operations.

The warrant’s liability’s fair value was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

As of December 31, 2025, the warrants were valued using a probability weighted expected return method (“PWERM”) valuation approach of two liquidation scenarios as follow: (1) a distribution in case of an IPO scenario, including a merger with a SPAC, with 95% probability as of December 31, 2025, in which the share capital will convert to common stocks and will be distributed at a price per stock equal to the Company value on the date of the IPO, divided by the total number of stocks and (2) a distribution in case of a merger and acquisition scenario, with 5% probability as of December 31, 2025, in which the total consideration will be distributed in accordance with the Liquidation Preferences and SAFE terms of each class of the stocks. For the IPO scenario the valuation based on the management’s assumption for its equity value, and discounted the equity value by the Company WACC of 25%. For the M&A scenario, the valuation used the Monte Carlo simulation. The Monte Carlo simulation included the following inputs:

December 31,
2025
Expected term	3 years
Expected volatility	53.56%
Risk-free interest rate	3.63%
Expected dividend yield	-

Upon the consummation of the Merger on March 27, 2026, the Company re-evaluated the terms of the Hapoalim Warrants in the context of the public company capital structure and finalized legal interpretations. Management determined that the Warrants met the requirements for equity classification under ASC 815-40 “Derivatives and Hedging — Contracts in Entity’s Own Equity”, as it is indexed to the Company’s own stock and is capable of settlement in shares within the Company’s control.

As a result, on the date of the Merger, the Hapoalim Warrant was remeasured to its fair value of $390 thousand, and the liability was reclassified to additional paid-in capital (permanent equity). No further remeasurement of the Hapoalim Warrant was required as of March 31, 2026.

The change in the fair value of the warrant liabilities measured utilizing Level 3 inputs for the three months ended March 31, 2026, is summarized below.

Warrant liability at December 31, 2025	$370
Change in fair value of warrant liability	20
Reclassification to equity	(390)
Warrant liability at March 31, 2026	$-

Convertible notes

On July 22, 2024, Legacy Cyabra entered into a Merger Agreement, see note 1.C.

On July 22, 2024, as part of the Merger Agreement, Alpha Capital Anstalt, a Liechtenstein Anstalt, an affiliate of the Sponsor, provided Legacy Cyabra a loan in an aggregate amount of $3,400 thousand in the form of convertible promissory notes (collectively, the “2024 Convertible Notes”) provided that Legacy Cyabra will have the ability to raise an additional $2,600 thousands (for a total aggregate amount of $6,000 thousands).

During the period from June until December 2024, and as a part of the 2024 Convertible Notes described above, Legacy Cyabra entered into agreements with several investors for issuance of convertible notes, for a total consideration of approximately $6,000 thousand.

In February 2025, Legacy Cyabra issued to Alpha Capital Anstalt, an affiliate of the Sponsor, a promissory note with a principal amount of $1,000 thousand. In December 2025, and since the promissory note was not repaid by then, Alpha Capital Anstalt and Legacy Cyabra signed an amendment to the promissory note, agreeing that it will be exchanged for a convertible note that is identical to the 2024 Convertible Notes.

The Convertible Notes converted as part of the Business Combination into Series B Preferred Stock of Legacy Cyabra, which were then converted to Holdings Series A Preferred Stock.

As of December 31, 2025, the 2024 Convertible Notes are in the legal form of a debt and thus in the scope of ASC 470. Legacy Cyabra elected the fair value option for the 2024 Convertible Notes. Thus, the 2024 Convertible Notes were measured at fair value with subsequent changes recognized in the consolidated statement of operations.

As of December 31, 2025, the 2024 Convertible Notes were valued using a PWERM valuation approach of two liquidation scenarios as follow: (1) a distribution in case of an IPO scenario, including a merger with a SPAC, with 95% probability as of December 31, 2025, in which the share capital will convert to common stocks and will be distributed at a price per stock equal to Legacy Cyabra’s value on the date of the IPO, divided by the total number of stocks and (2) a distribution in case of an M&A scenario, with 5% probability as of December 31, 2025, in which the total consideration will be distributed in accordance with the Liquidation Preferences and SAFE terms of each class of the stocks. For the IPO scenario, the valuation was based on the management’s assumption for its equity value, and discounted the equity value by the Company’s WACC of 25%. For the M&A scenario, the valuation used the Monte Carlo simulation. The Monte Carlo simulation included the following inputs:

December 31,
2025
Expected term	3 years
Expected volatility	53.56
Risk-free interest rate	3.63
Expected dividend yield	-

Upon the consummation of the Merger on March 27, 2026, the 2024 Convertible Notes were converted to equity. On the date of the Merger, the 2024 Convertible Notes were remeasured to its fair value of $12,676 thousand, and the liability was reclassified to additional paid-in capital (permanent equity). No further remeasurement of the 2024 Convertible Notes was required as of March 31, 2026.

The change in the fair value of the 2024 Convertible Notes liability measured utilizing Level 3 inputs for the three months ended March 31, 2026, is summarized below.

2024 Convertible Notes liability at December 31, 2025	$12,869
Change in fair value of convertible notes liability	(193)
Reclassification to equity	(12,676)
2024 Convertible Notes liability at March 31, 2026	$-

Series A, B and C Preferred Shares

The Company’s series A, B and C preferred shares (“Preferred Shares”) were issued as part of the Business Combination. Each Preferred Share has a par value of $0.0001 per share and a stated value of $1,000.

Holders are entitled to dividends equal to those paid on common stock, on an “as-if-converted-to-common-stock” basis.

No additional dividends are paid beyond those tied to common stock.

Preferred stock generally has no voting rights.

In the event of liquidation, holders are entitled to receive the stated value ($1,000 per share) plus accrued dividends before any distribution to common stockholders.

If assets are insufficient, distributions are made ratably among preferred stockholders.

Holders can convert their preferred stock into common stock at any time, based on the stated value divided by the conversion price.

The conversion price is subject to adjustments based on corporate actions like stock splits, dividends, or reclassifications.

Conversion is restricted to ensure holders do not own more than 9.99% of the Corporation’s outstanding common stock.

The Preferred Shares have standard adjustments and Protections, such as adjustments to the conversion price are made for stock dividends, splits, or reclassifications. Also- holders are entitled to participate in rights offerings and distributions as if their preferred stock had been fully converted to common stock.

Fundamental Transactions- in the event of mergers, asset sales, or other major corporate changes, holders are entitled to receive equivalent consideration as common stockholders.

If the Company issues common stock or equivalents at a price lower than the conversion price, the conversion price is adjusted downward, subject to a floor price.

In the event that, within 18 months following the closing date, the company issues any securities at an effective per-share price lower than the then-current conversion price of the Preferred Share, the conversion price will be adjusted to that lower price, and the number of shares issuable upon conversion of the preferred stock will increase accordingly. This adjustment is subject to a floor, which will be the greater of (i) USD 0.10, or (ii) 20% of the closing bid price of the common stock on the date immediately preceding the Merger date.

The Preferred Shares are classified as equity with all embedded features closely related to the host equity contract. The shares are presented within permanent equity under ASC 480-10-S99-3A “Classification and Measurement of Redeemable Securities”, since upon a liquidation event, holders of equally and more subordinated equity instruments would also be entitled to receive the same form of consideration.

PIPE Warrants

In connection with the PIPE Investment, Holdings will issue the warrants to the PIPE investors (the “PIPE Warrants”). Each PIPE Warrant will entitle the holder to purchase shares of Holdings Common Stock upon the terms summarized below.

Each PIPE Warrant will entitle the holder to purchase shares of Holdings Common Stock at an exercise price of $11.50 per share, subject to adjustment (as described below). The PIPE Warrants will be exercisable at any time beginning on the initial exercise date and will expire at 5:00 p.m. (New York City time) on the one-year anniversary of the initial exercise date, unless earlier terminated in accordance with their terms.

The warrant is precluded from equity classification and is classified as a liability measured at fair value with changes in value recognized in the consolidated statement of operations.

The warrant’s liability’s fair value was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

As of March 27, 2026 and March 31, 2026, the warrants were valued using the Monte Carlo simulation. The Monte Carlo simulation included the following inputs:

March 31,
2026
Expected term	Until September 25, 2026
Expected volatility	65.29%
Share price	$1.85

The change in the fair value of the PIPE warrant liabilities measured utilizing Level 3 inputs for the three months ended March 31, 2026, is summarized below.

PIPE warrant liability at March 27, 2026	1,229
Change in fair value of PIPE warrant liability	(1,087)
PIPE warrant liability at March 31, 2026	$142

Note 4 — Share Based Compensation

The stock-based expense recognized in the financial statements for services received is related to research and development (“R&D”), sales and marketing (“S&M” and general and administrative (“G&A”) expenses as shown in the following table:

	Three months ended March 31,
	2026	2025
	USD thousands	USD thousands
Stock-based compensation expense – Research and development	$2,693	$536
Stock-based compensation expense – sales and marketing	93	226
Stock-based compensation expense – general and administrative	1,422	627
Total	$4,208	$1,389

In June 2020, Legacy Cyabra adopted the 2020 Share Option Plan for Legacy Cyabra’s officers, directors, employees, consultants and other service providers.

On February 10, 2026, Legacy Cyabra granted of a total of 65,797 options to its employees.

Upon the closing of the Business Combination on March 27, 2026, and pursuant to the Merger Agreement, the Key Employees received a total of 400,000 restricted stock units (“RSUs”) to purchase shares of Holdings Common Stock pursuant to the 2026 Plan. The RSUs are fully vested as of the closing of the Business Combination. Accordingly, the Company recognized the full compensation expense based on the fair value of the RSUs at the grant date, with a corresponding credit to additional paid-in capital.

In addition to the above, the Company recognized stock-based expense of $1,009 thousands with connection to the shares granted to LifeSci, see note 1.C.

During the three months period ended March 31, 2026, 2,978 options were exercised and 20,638 options expired.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that used the weighted average assumptions in the following table.

2026 Grants
Dividend yield	$-
Expected volatility	60.78 – 61.84%
Risk-free interest	3.77 – 3.82%
Expected term	5.64 – 6.13 years
Exercise price	$0.16 – 9.37
Share price	$11
Total fair value (USD Thousands)	$626

Note 5 — Loss per Share

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its Series A, B and C convertible preferred shares and redeemable convertible preferred shares to be participating securities as the holders of the convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares on an as-if converted basis. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of ordinary shares are anti-dilutive.

Basic and diluted net loss per share attributable to common stockholders was calculated as follows:

	Three months ended March 31,
	2026	2025
Net loss attributable to Class A common stockholders	(10,770)	(3,314)
Deduct redeemable convertible preferred shares cumulative dividend	-	(139)
Net loss attributable to Class A common stockholders	(10,770)	(3,453)
Weighted average number of ordinary shares (thousands of shares), basic and diluted	3,471,031	2,356,837
Net loss per share attributable to ordinary shareholders, basic and diluted	$(3.10)	$(1.47)

In computing diluted loss per share for the three month ended March 31, 2026 and 2025, no account was taken of the potential dilution that could occur upon the exercise of warrants, options and RSUs granted under employee stock compensation plans, and contingently issuable shares as well as the impact of the Convertible notes and convertible preferred shares, amounting to 8,288 thousand and 6,231 thousand shares outstanding, as of March 31, 2026 and 2025, respectively, since they had an anti-dilutive effect on net loss per share.

Note 6 — Segment Information

The Company operates as a single operating segment and addresses the threat of fake news for brands and the public sector and provide a software which identifies bad actors online and mitigates the threat in real-time. The company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. The CODM evaluates the Company’s performance and allocates resources by reviewing financial metrics like budget versus actual results and expenditures, as well as cash balances. This enables strategic adjustments to support operational and financial goals. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated cash and cash equivalents.

Segment disclosures

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant expenses and cash and cash equivalents balances, as follow:

	Three months ended March 31,
	2026	2025
	USD thousands	USD thousands
Revenues	$1,415	$1,260
Less:
Cost of revenues	192	196
R&D expenses- excluding stock-based compensation expenses	2,815	1,315
S&M expenses- excluding stock-based compensation expenses	1,162	1,510
G&A expenses- excluding stock-based compensation expenses	3,853	888
Stock based compensation expenses	5,217	1,389
Operating loss	(11,824)	(4,038)
Finance expenses	(1,054)	(724)
Net loss	(10,770)	(3,314)
Cash and cash equivalents	$3,122	$688

Note 7 — Revenues

Contract Assets and Liabilities

The following table provides information about accounts receivables and contract liabilities from contracts with customers:

	March 31, 2026	December 31, 2025
	USD thousands
Accounts receivables	$216	$269
Contract liabilities (deferred revenues) – short term	$2,288	$2,816
Contract liabilities (deferred revenues) – long term	$41	$115

Remaining Performance Obligations

Remaining performance obligations represent contracted revenue that had not yet been recognized, and include billed deferred revenue, consisting of amounts invoiced to customers whether collected or uncollected which have not been recognized as revenue, as well as unbilled amounts that will be invoiced and recognized as revenue in future periods. As of March 31, 2026, the Company’s remaining performance obligations were $4,794 thousand, of which the Company expects to recognize $3,819 thousand and $975 thousand as revenue within one year and beyond one year, respectively.

Note 8 — Significant Events During the Reporting Period

A. On January 8, 2026, Legacy Cyabra received a $200 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or January 22, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. The note was repaid at the closing of the business combination.

B. On February 5, 2026, Legacy Cyabra received a $1,000 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or February 18, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. As of the date of these financial statements, this note was due but was not yet repaid.

C. On January 14, 2026, Legacy Cyabra received a bridge loan from the Bank in the amount of $524 thousand. The loan bears interest of 10.50% per year and was repaid on January 31, 2026.

D. On February 5, 2026, Holdings entered into additional subscription agreements with certain investors providing for an additional $2.0 million private placement investment in Holdings. Such additional PIPE Investment was entered into on substantially the same terms as the previously disclosed $6.0 million PIPE financing. As a result of the additional PIPE investment, the total committed PIPE financing has been increased to $8.0 million.

E. On March 2, 2026, Legacy Cyabra received a bridge loan from the Bank in the amount of $131 thousand. The loan bears interest of 10.50% per year and will be repaid on March 16, 2026. The loan was repaid and received again, bearing an interest of 11% per year, and was repaid on March 26, 2026.

F. On March 9, 2026, Legacy Cyabra received $450 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 19, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. As of the date of these financial statements, this note was due but was not yet repaid.

G. On March 13, 2026, Legacy Cyabra received $350 thousand promissory note from Alpha Capital Anstalt, bearing annual interest of 10%. The principal will be repaid with 50% of all gross revenues or proceeds from any financing, net of any reseller or broker fee, and the remaining unpaid principal will be repaid upon the earlier of the closing of the business combination with Trailblazer Merger Corporation I or March 27, 2026. The accrued interest will be repaid in cash in accordance with the terms of the note. The note was repaid at the closing of the business combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)		Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$294,000		$85,353		$2,650,000	A	$4,091,571
					(672,280)	C
					1,512,227	K
					(1,200,000)	M
					(147,875)	P
					1,903,146	R
					437,000	S
					(770,000)	T
Restricted cash	22,000		121,181		—		143,181
Accounts receivable	269,000		—		—		269,000
Other current assets	152,000		—		—		152,000
Prepaid expenses	—		6,150		—		6,150
Total current assets	737,000		212,684		3,712,218		4,661,902
Non-current assets
Operating right-of-use asset	575,000		—		—		575,000
Property and equipment, net	146,000		—		—		146,000
Prepaid expenses – long-term	—		125,000		—		125,000
Marketable securities held in Trust Account	—		3,973,290		(1,512,227)	K	—
					34,946	H
					(2,519,023)	U
					23,014	J
Total non-current assets	721,000		4,098,290		(3,973,290)		846,000
Total assets	$1,458,000		$4,310,974		$(261,072)		$5,507,902
LIABILITIES
Current liabilities
Bank overdraft	$—	$		$			$—
Trade accounts payable	1,775,000		—		(1,326,939)	C	448,061
Accounts payable and accrued expenses	—		2,162,452		(1,617,059)	C	545,393
Current maturities of long-term loans	5,768,000		—		(5,350,000)	A	1,579,519
					(91,000)	P
					1,981,519	R
					(729,000)	T
Operating lease liability	380,000		—		—		380,000
Deferred revenues	2,816,000		—		—		2,816,000
Other current liabilities	1,868,000		—		(306,709)	C	3,661,291
					1,050,000	G
					1,050,000	Q
Convertible notes	12,869,000		—		(12,869,000)	L	—
Current liability with respect to warrants	—		—		1,091,000	A	1,091,000
Promissory note – related party	—		11,007,174		34,946	H	—
					437,000	S
					(11,479,120)	O
Excise tax payable	—		912,593		—		912,593
Income taxes payable	—		85,968		—		85,968
Total current liabilities	25,476,000		14,168,187		(28,124,362)		11,519,825

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities
Operating lease liability	268,000	—	—		268,000
Long-term deferred revenues	115,000	—	—		115,000
Liability with respect to warrants	370,000	—	(370,000)	V	—
Deferred underwriting fee payable	—	2,070,000	(2,070,000)	B	—
Total non-current liabilities	753,000	2,070,000	(2,440,000)		383,000
Total liabilities	26,229,000	16,238,187	(30,564,362)		11,902,825

Redeemable convertible preferred shares	15,268,000	—	(15,268,000)	D	—
Trailblazer Class A common stock subject to possible redemption	—	4,013,703	(1,512,227)	F	—
			34,946	H
			(40,413)	I
			(2,519,023)	U
			23,014	J
SHAREHOLDERS’ DEFICIT
Cyabra Ordinary shares	2,000	—	(2,000)	D	—
Series A Preferred stock	—	—	87	L	87
Series B Preferred stock	—	—	80	A	133
			53	O
Series C Preferred stock	—	—	434	O	434
Class A common stock	—	212	21	B	1,211
			30	C
			717	D
			12	F
			10	G
			136	L
			73	N
Class B common stock	—	—	—		—
Additional paid-in capital	7,332,000	—	6,908,920	A	49,708,586
			2,069,979	B
			2,858,746	C
			15,269,283	D
			(16,009,884)	E
			1,512,215	F
			1,049,990	G
			12,868,778	L
			4,000,000	M
			(73)	N
			11,478,633	O
			370,000	V
Accumulated deficit	(47,373,000)	(15,941,128)	(280,349)	C	(56,105,374)
			16,009,884	E
			(2,100,000)	G
			(34,946)	H
			40,413	I
			(5,200,000)	M
			(56,875)	P
			(1,050,000)	Q
			(78,373)	R
			(41,000)	T
Total shareholders’ deficit	(40,039,000)	(15,940,916)	49,584,993		(6,394,923)
Total shareholders’ deficit and liabilities	$1,458,000	$4,310,974	$(261,072)		$5,507,902

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2025

	Cyabra (Historical)	Trailblazer (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$5,707,000	$—	$—		$5,707,000
Cost of revenues	(866,000)	—	—		(866,000)
Gross profit	4,841,000	—	—		4,841,000
Operating costs and expenses
Research and development	(6,894,000)	—	(3,466,667)	AA	(10,360,667)
Sales and marketing	(5,696,000)	—	—		(5,696,000)
General and administrative	(4,221,000)	(2,564,363)	(1,733,333)	AA	(8,799,045)
			(280,349)	BB
Operating loss	(11,970,000)	(2,564,363)	(5,480,349)		(20,014,712)
Financial (expense) income	(828,000)	943,846	(149,000)	CC	(829,000)
			148,000	DD
			(943,846)	EE
Loss on debt extinguishment of promissory note	—	(6,222,973)			(6,222,973)
Gain on change in fair value of promissory note	—	(217,470)	217,470	GG	—
Loss before income tax expense	(12,798,000)	(8,060,960)	(6,207,725)		(27,066,685)
Income tax expense	(21,000)	(229,187)	229,187	FF	(21,000)
Net loss	$(12,819,000)	$(8,290,147)	$(5,978,538)		$(27,087,685)

Basic and diluted net loss per share	$(18.12)
Basic and diluted weighted average number of shares outstanding	745,257
Basic and diluted net loss per share, Class A common stock subject to possible redemption		$(2.08)
Basic and diluted weighted average shares outstanding, Class A common stock		3,976,169
Basic and diluted net loss per share, Class B common stock		$—
Basic and diluted weighted average shares outstanding, Class B common stock		1
Pro forma weighted average number of shares outstanding – basic and diluted					13,814,125
Pro forma loss per share – basic and diluted					$(1.96)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 are based on the historical financial statements of Trailblazer and Cyabra. The transaction accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, assumes that the Business Combination occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Trailblazer’s audited consolidated balance sheet as of December 31, 2025 and the related notes for the year ended December 31, 2025, included elsewhere in registration statement; and

●	Cyabra’s audited consolidated balance sheet as of December 31, 2025, and the related notes for the year ended December 31, 2025 included elsewhere in this registration statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Trailblazer’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes included elsewhere in registration statement; and

●	Cyabra’s audited consolidated statements of operations for the year ended December 31, 2025, and the related notes included elsewhere in this registration statement.

The historical financial information has been adjusted to reflect the Pro Forma Adjustments giving effect to the Business Combination and related transactions as described in more detail below.

The Pro Forma Adjustments reflecting the consummation of the Business Combination and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The Pro Forma Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Trailblazer believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the Pro Forma Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions as described in more detail below. Trailblazer and Cyabra have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Surviving Corporation. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Surviving Corporation.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Trailblazer has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under US GAAP. Cyabra and Trailblazer have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Holdings shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

A.	Reflects an $8.0 million PIPE investment at the Closing of the Business Combination, comprised of $2.65 million of cash proceeds and $5.35 million of Cyabra loans cancelled and exchanged for participation in the PIPE Investment.

B.	Reflects the issuance of 207,000 shares of common stock, valued at $10.00 per share, to LifeSci in settlement of deferred underwriting commissions upon the Closing of the Business Combination.

C.	Reflects the preliminary estimated transaction costs expected to be incurred by Trailblazer and Cyabra of approximately $6.32 million as part of the Business Combination.

Of the estimated $2.89 million Trailblazer transaction costs, $1.20 million of fees have been paid and $1.62 million have been accrued as of the pro forma balance sheet date. The remaining amount of $0.07 million is reflected as an adjustment to accumulated deficit. Included in the total $2.89 million of transaction costs are 1.0 million Loeb Shares issued to legal counsel in settlement of estimated legal expenses of approximately $1.50 million.

Of the estimated $3.43 million Cyabra transaction costs, $1.47 million of fees have been paid, $1.63 million have been accrued as of the pro forma balance sheet date, $0.21 million is reflected as an adjustment to accumulated deficit and the remaining amount of $0.12 million is included as an adjustment to additional paid-in capital. Included in the total $3.43 million of transaction costs are 1.0 million Lowenstein Shares issued to legal counsel in settlement of estimated legal expenses of approximately $1.49 million. To the extent the total fee obligation due to each of Loeb and Lowenstein is not fully paid from the net proceeds received by such firms from any sales of Loeb Shares or Lowenstein Shares, as applicable, Holdings and Cyabra shall be jointly and severally liable for the remainder of such fees.

In addition, the remaining portion of the 2.0 million shares of Holdings Common Stock issued to such legal advisors, shall be surrendered by each such legal advisor if such legal fees are wholly satisfied from any sales of such shares.

D.	Reflects the conversion of Cyabra’s Ordinary Shares, Preferred Stock, and certain Warrants into Holding’s Common Stock at the Closing of the Business Combination.

E.	Represents the elimination of Trailblazer’s historical accumulated losses after recording the transaction costs to be incurred by Trailblazer as described in (C) above, the borrowings to fund the extension payments into the Trust Account subsequent to December 31, 2025 as described in (H) below, and the adjustment for interest withdrawn from the Trust Account to pay tax obligations subsequent to December 31, 2025 as described in (I) below.

F.	Reflects the reclassification of 122,547 Trailblazer shares in the aggregate amount of $1.5 million, or approximately $12.34 per share to permanent equity at the closing of the Business Combination.

G.	Reflects the advisory agreement entered into in October 2025 with LifesSci whereby Cyabra has agreed to (A) the issuance of Cyabra Ordinary Shares which will convert into 105,000 shares of Holdings Common Stock at the closing of the Business Combination and (B) an Advisory Fee of $1,050,000. The Advisory Fee will convert into shares of Holdings Common Stock ninety (90) days after the closing of the Business Combination (collectively, the “Advisor Shares”). The Advisor Shares were valued at $10.00 per share.

H.	Reflects borrowings from the Sponsor in order to fund extension payments into the Trust Account, subsequent to December 31, 2025.

I.	Reflects an adjustment for interest withdrawn from the Trust Account subsequent to December 31, 2025 to pay for tax obligations.

J.	Reflects an adjustment for interest earned in the Trust Account subsequent to December 31, 2025.

K.	Reflects the liquidation and reclassification of $1.5 million of funds held in the Trust Account to cash and bank balances that becomes available following the Business Combination.

L.	Reflects the conversion of the 2024 Convertible Notes in the aggregate principal amount of $7.0 million entered into by Cyabra in anticipation of the Closing of the Business Combination. The 2024 Convertible Notes are measured at fair value in the amount of $12.9 million. The adjustment represents the automatic conversion of the total cash amount of $7.0 million under the 2024 Convertible Notes into 1,357,300 shares of Holdings Common Stock issues to Alpha, 42,418 shares of Series A Preferred Stock issued to Alpha and 823,537 shares of Series A Preferred Stock issued to other investors upon the Closing of the Business Combination, at its fair value as of December 31, 2025 and will be classified as permanent equity.

M.	Reflects the one-time transaction bonus in the amount of $1.2 million payable in cash and $4 million payable in RSUs to the Key Employees upon the Closing of the Business Combination. The RSUs will be fully vested as of the closing of the Business Combination, however the shares will not be issued as of the closing of the Business Combination. Accordingly, the Company will recognize the full compensation expense at the closing of the Business Combination with a corresponding credit to additional paid-in capital until such time as the shares are issued. For purposes of these pro forma financial statements, it was assumed that the grant date fair value of the 400,000 RSUs granted to Key Employees was $10.00 per share.

shares of Class A common stock upon the closing of the Business Combination.

N.	To record the conversion of the related party promissory note into preferred stock upon consummation of the Business Combination. The outstanding principal balance will convert into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance shall automatically convert into shares of Series B preferred stock with an aggregate stated value equal to 100% of the outstanding principal amount, and (b) the remaining 200% of the outstanding principal balance shall automatically convert into Series C preferred stock with a total stated value equal to 200% of the outstanding principal amount, which will be classified as permanent equity.

O.	Reflects the cash payment of accrued interest at the closing of the Business Combination resulting from the cancellation and exchange of $2.5 million of working capital loans issued to Cyabra. These loans will be cancelled and exchanged for participation in the PIPE Investment, as noted in Entry (A) above.

P.	Reflects the agreement entered into in October 2025 with Ladenburg, whereby Cyabra has agreed to pay Ladenburg an advisory fee of $1,050,000. The advisory fee will be paid in shares of Holdings Common Stock ninety (90) days after the closing of the Business Combination.

Q.	During January, February and March 2026, Alpha entered into short-term promissory notes with Cyabra pursuant to which Alpha loaned Cyabra an aggregate of $2.0 million for working capital purposes. In connection with the closing of the Business Combination, $0.65 million of the promissory notes will be cancelled and exchanged for participation in the PIPE Investment and $1.35 million will remain outstanding post Business Combination.

R.	Reflects additional borrowings under the related party promissory note with the Sponsor, subsequent to December 31, 2025 (see Entry (O) above).

S.	Reflects payment of Cyabra working capital loans, inclusive of accrued interest, due to be repaid at the closing of the Business Combination.

T.	Reflects the redemption of 210,269 Trailblazer shares for a cash payment of $2.5 million, or $11.98 per share, in connection with the vote to approve the consummation of the Business Combination.

U.	Reflects the reclassification of the warrant liability on outstanding Cyabra warrants to equity at the closing of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

AA.	Reflects the one-time transaction bonus in the amount of $1.2 million payable in cash and $4 million payable in RSUs to Key Employees upon the Closing of the Business Combination.

BB.	Reflects the estimated transaction costs of approximately $0.28 million as if the Business Combination was consummated on January 1, 2025.

CC.	Reflects the elimination of the change in fair value of the SAFE during 2025 because this financing expense would not be incurred if the Business Combination was consummated on January 1, 2025.

DD.	Reflects the elimination of the change in fair value of the 2024 Convertible Notes during 2025 because this financing expense would not be incurred if the Business Combination was consummated on January 1, 2025.

EE.	Reflects elimination of interest income on the Trust Account.

FF.	Reflects the elimination of income tax expense related to interest income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2025.

GG.	Reflects the elimination of the change in fair value of the related party promissory note with the Sponsor because this change in fair value would not be incurred if the Business Combination was consummated on January 1, 2025 and the note was converted on such date.

4. Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions:

Year ended December 31, 2025
Pro forma net loss	$(27,087,685)
Pro forma weighted average shares outstanding of common stock(1)(2)	13,814,125
Pro forma net loss per share (basic and diluted)	$(1.96)
Pro forma weighted average shares outstanding – basic and diluted
Trailblazer Public Shareholders	812,547
Sponsor	2,158,949
Alpha, Sponsor affiliate	1,357,300
Cyabra shareholders	7,173,329
Third party shares	2,312,000
13,814,125

(1)	The pro forma basic and diluted weighted average shares outstanding of common stock exclude (i) 42,418 shares of Holdings Series A Preferred Stock issued to Alpha in connection with the 2024 Convertible Notes, (ii) 823,537 shares of Holdings Series A Preferred Stock issued to other investors in connection with the 2024 Convertible Notes, (iii) 4,335,954 shares of Holdings Series C Preferred Stock and 533,000 shares of Holdings Series B Preferred Stock issued to the Sponsor in connection with the conversion of the Sponsor’s promissory note and (iv) 800,000 shares of Holdings Series B Preferred Stock issued in connection with the PIPE Investment, as these are not deemed a loss participating security and their effect is antidilutive. If the holders were to choose to convert their Preferred Stock into Holdings common stock, the pro forma net loss per share (basic and diluted) for the year ended December 31, 2025 would be $(1.33).

(2)	The above calculation excludes the effects of approximately 5,003,416 shares of Holdings Common Stock underlying the 49,977 Holdings warrants, 400,000 RSUs, 400,000 PIPE Warrants, 3,000,000 Earnout Shares and 1,153,439 Converted Stock Options from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of shares of common stock outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the combined entity is the same.

Cyabra, Inc.

(f/k/a Trailblazer Holdings, Inc.)

Up to 150,621,827 Shares of Common Stock

PROSPECTUS

July 30, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$5,720.24
Legal fees and expenses	$25,000
Printing fees and expenses	$8,000
Accounting fees and expenses	$10,000
Total	$48,720

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers to the Registrant and its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify, to the fullest extent permitted by law, directors and officers of the Registrant against certain expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain threatened, pending or completed actions, suits or proceedings, subject to the standards and limitations set forth in the Amended and Restated Bylaws. The Amended and Restated Bylaws also provide that expenses incurred by a director or officer, or former director or officer, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Registrant. The rights conferred in the Amended and Restated Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancement by the Registrant of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Trailblazer and Holdings have not sold any securities within the past three years which were not registered under the Securities Act except as follows:

Private Placements in Connection with Trailblazer IPO

Simultaneously with the closing of the initial public offering (“IPO”) of Trailblazer Merger Corporation I (“Trailblazer IPO”), Trailblazer Merger Corporation I (“Trailblazer”) consummated the private placement (“Private Placement”) with Trailblazer Sponsor Group, LLC 394,500 units (the “Private Units”), generating total proceeds of $3,945,000. The Private Units are identical to the units sold in the Trailblazer IPO. The sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the IPO registration statement) until the completion of Trailblazer’s initial business combination. The holders of the Private Units were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

The PIPE Investment

The merger agreement provides that Trailblazer Holdings, Inc. (“Holdings”) will enter into subscription agreements (“Subscription Agreements”) with certain investors (“PIPE Investors”) providing for aggregate investments in the amount of no less than $6,000,000 in Holdings Series B Preferred Stock in a private placement that will close concurrently with the Closing known as the “PIPE Investment.”

Notwithstanding the foregoing, in the event that in excess of $3,500,000 remains in the trust account after redemption of the Trailblazer Class A Common Stock in connection with the Business Combination, the PIPE Investment shall be reduced by the amount by which the Trust Account exceeds $3,500,000.

In the Subscription Agreements, Holdings will agree to sell, and the PIPE Investors, severally and not jointly, will agree to purchase, up to an aggregate of $6,000,000 of (A) shares of Holdings Series B Preferred Stock with an aggregate Stated Value for each PIPE Investor equal to such investor’s subscription amount, and (B) a warrant to purchase up to a number of shares of Holdings Common Stock equal to 50% of such investor’s Conversion Shares, with an exercise price equal to 115% of the Conversion Price, or $11.50 subject to adjustment (the “PIPE Warrants”). The PIPE Warrants will be immediately exercisable and have a term of exercise equal to one year from the date of issuance.

For purposes of the PIPE Investment:

“Common Stock Equivalents” means any securities of Holdings or its subsidiaries which would entitle the holder thereof to acquire at any time Holdings Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Holdings Common Stock;

“Conversion Shares” means the shares of Holdings Common Stock issuable upon conversion of the Holdings Series B Preferred Stock;

“Conversion Price” means $10.00 (subject to adjustment for stock dividends, stock splits, certain subsequent sales of options, common stock or Common Stock Equivalents); and

“Stated Value” means $1,000 per share of Holdings Series B Preferred Stock.

The PIPE Subscription Agreements were executed and delivered on December 18, 2025.

On February 5, 2026, Holdings entered into additional subscription agreements with certain investors (the “2026 PIPE Investors”) providing for an additional $2.0 million private placement investment in Holdings Series B Preferred Stock and warrants (the “Additional PIPE Investment”). The Additional PIPE Investment was entered into with the 2026 PIPE Investors on substantially the same terms as the previously disclosed $6.0 million PIPE Investment. As a result of the Additional PIPE Investment, the total committed PIPE financing has been increased to $8.0 million.

The PIPE Investment closed simultaneously with the closing of the business combination.

The shares issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

July 2026 PIPE

On July 9, 2026, we entered into securities purchase agreements with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of 1,175,090 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 12,643,680 shares of Common Stock, at a purchase price of $0.435 per share and $0.4349 per Pre-Funded Warrant, Series A common warrants (the “Series A Warrants”) to purchase up to 13,818,770 shares of Common Stock at an exercise price of $0.50 and Series B common warrants (the “Series B Warrants”) to purchase up to 13,818,770 shares of Common Stock at an exercise price of $0.45. The Offering closed on July 10, 2026. The gross proceeds from the Offering, before deducting the placement agent fees and offering expenses, were approximately $6 million. We intend to use the net proceeds received from the Offering for working capital and other general corporate purposes.

The Pre-Funded Warrants are exercisable immediately upon issuance and remain exercisable until exercised in full. The Series A Warrants will be initially exercisable on the date a stockholder approval is obtained and will expire five years from the initial exercise date. The Series B Warrants will be initially exercisable on the date stockholder approval is obtained and will expire twelve months from the initial exercise date.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit	Description	Incorporated by Reference
		Schedule/ Form	File Number	Exhibit	File Date
2.1	Merger Agreement, as amended.	S-4/A	333-283153	2.1	January 13, 2026
3.1	Certificate of Incorporation of Holdings.	S-4	333-283153	3.1	November 12, 2024
3.2	Bylaws of Holdings.	S-4	333-283153	3.2	November 12, 2024
3.3	Proposed Certificate of Incorporation of the Combined Company.	S-4/A	333-283153	3.6	January 13, 2026
3.4	Proposed Bylaws of the Combined Company.	S-4/A	333-283153	3.7	January 13, 2026
3.5	Form of Certificate of Designation of Holdings relating to the Series A Convertible Preferred Stock.	S-4	333-283153	3.8	November 12, 2024
3.6	Form of Certificate of Designation of Holdings relating to the Series B Convertible Preferred Stock.	S-4/A	333-283153	3.9	December 19, 2025
3.7	Form of Certificate of Designation of Holdings relating to the Series C Convertible Preferred Stock.	S-4/A	333-283153	3.10	December 19, 2025
3.8	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	8-K	001-43214	3.1	July 10, 2026
3.9	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	8-K	001-43214	3.2	July 10, 2026
4.1	Specimen Unit Certificate.	S-1/A	333-265914	4.1	January 31, 2023
4.2	Specimen Common Stock Certificate.	S-1/A	333-265914	4.2	January 31, 2023
4.3	Specimen Right Certificate.	S-1/A	333-265914	4.3	January 31, 2023
4.4	Rights Agreement, dated March 28, 2023, by and between Trailblazer and Continental Stock Transfer & Trust Company, LLC.	8-K	001-41668	4.1	April 3, 2023
4.5	Form of Pre-Funded Warrant	8-K	001-43214	4.1	July 10, 2026
4.6	Form of Series A Common Warrant	8-K	001-43214	4.2	July 10, 2026
4.7	Form of Series B Common Warrant	8-K	001-43214	4.3	July 10, 2026
5.1*	Opinion of Sullivan & Worcester, LLP as to the validity of the securities of Holdings.

10.1	Letter Agreements, dated March 28, 2023, by and among Trailblazer and each of the Company’s officers, directors and initial stockholders.	8-K	001-41668	10.1	April 3, 2023
10.2	Investment Management Trust Agreement, dated March 28, 2023, by and between Trailblazer and Continental Stock Transfer & Trust Company, LLC.	8-K	001-41668	10.2	April 3, 2023
10.3	Registration Rights Agreement, dated March 28, 2023, by and among Trailblazer and certain security holders.	8-K	001-41668	10.3	April 3, 2023
10.4	Indemnity Agreements, each dated as of March 28, 2023, by and between Trailblazer and each of the officers and directors of the Registrant.	8-K	001-41668	10.4	April 3, 2023
10.5	Stock Escrow Agreement, dated March 28, 2023, by and among Trailblazer, Continental Stock Transfer & Trust Company and the initial stockholders of the Company.	8-K	001-41668	10.5	April 3, 2023
10.6	Private Placement Units Purchase Agreement, dated March 28, 2023, by and among Trailblazer and the initial stockholders of Trailblazer party thereto.	8-K	001-41668	10.6	April 3, 2023
10.7	Promissory Note, dated May 17, 2022.	S-1/A	333-265914	10.2	January 31, 2023
10.8	Amendment to Promissory Note, dated January 20, 2023.	S-1/A	333-265914	10.3	January 31, 2023
10.9	Amendment to Promissory Note, dated March 31, 2023.	8-K	001-41668	2.1	April 28, 2023
10.10	Amendment to Promissory Note, dated March 27, 2024.	10-K	001-41668	10.14	March 29, 2024
10.11	Amendment to Promissory Note, dated September 16, 2024.	8-K	001-41668	2.1	September 20, 2024
10.12	Amendment to Promissory Note, dated September 30, 2024.	8-K	001-41668	10.1	September 30, 2024
10.13	Subscription Agreement for Sponsor Shares, dated May 17, 2022.	S-1/A	333-265914	10.6	January 31, 2023
10.14	Share Exchange Agreement dated September 23, 2022.	S-1/A	333-265914	10.10	January 31, 2023
10.15	Sponsor Shares Forfeiture Agreement, dated January 20, 2023.	S-1/A	333-265914	10.11	January 31, 2023
10.16	Advisory Agreement, dated September 23, 2022, between the Trailblazer Sponsor Group, LLC and LifeSci Capital LLC.	S-1/A	333-265914	10.12	March 13, 2023
10.17	Amendment No. 1 to the Advisory Agreement, dated March 9, 2023, between the Trailblazer Sponsor Group, LLC and LifeSci Capital LLC.	S-1/A	333-265914	10.13	March 13, 2023
10.18	Parent Support Agreement, dated July 22, 2024.	8-K	001-41668	10.1	July 23, 2024
10.19	Company Support Agreement, dated July 22, 2024.	8-K	001-41668	10.2	July 23, 2024
10.20	Form of Lock-up Agreement.	8-K	001-41668	10.3	July 23, 2024

10.21†	Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.22	January 13, 2026
10.22	Form of Incentive Stock Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.23	December 20, 2024
10.23	Form of Non-Qualified Stock Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.24	December 20, 2024
10.24	Form of Restricted Stock Unit Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.25	December 20, 2024
10.25	Form of Restricted Stock Award Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan.	S-4/A	333-283153	10.26	December 20, 2024
10.26	Form of Section 3(i) Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan and 2026 Israeli Sub-Plan.	S-4/A	333-283153	10.27	December 20, 2024
10.27	Form of Section 102 Option Grant Agreement under the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan and 2026 Israeli Sub-Plan.	S-4/A	333-283153	10.28	December 20, 2024
10.28	Cyabra Share Option Plan.	S-4/A	333-283153	10.29	December 20, 2024
10.29	U.S. Addendum to Cyabra Share Option Plan.	S-4/A	333-283153	10.30	December 20, 2024
10.30	Facility Agreement, dated May 30, 2022, between Cyabra and Bank Hapoalim B.M.	S-4/A	333-283153	10.31	January 13, 2026
10.31	Offer of Employment, dated December 29, 2022 by and between Cyabra Strategy Inc. and Emmanuel Heymann.	S-4/A	333-283153	10.36	January 13, 2026
10.32	Employment Agreement dated June 18, 2024 by and between Cyabra Strategy Ltd. and Yael Sandler.	S-4/A	333-283153	10.37	January 13, 2026
10.33	Amendment to Offer of Employment, by and between Cyabra Strategy Inc. and Emmanuel Heymann, dated August 15, 2024.	S-4/A	333-283153	10.38	January 13, 2026
10.34	Form of Indemnification Agreement.	S-4/A	333-283153	10.39	January 13, 2026
10.35	Offer of Employment, dated February 10, 2025 by and between Cyabra Strategy Inc. and Dan Brahmy.	S-4/A	333-283153	10.40	January 13, 2026
10.36	Amendment to Employment Agreement dated February 10, 2025 by and between Yossef Daar and Cyabra Strategy Ltd.	S-4/A	333-283153	10.41	January 13, 2026
10.37	Amendment to Employment Agreement dated February 10, 2025 by and between Ido Shraga and Cyabra Strategy Ltd.	S-4/A	333-283153	10.42	January 13, 2026
10.38	Amended and Restated Promissory Note dated March 24, 2025.	10-K	001-41668	10.15	March 25, 2025
10.39	Promissory Note, dated February 28, 2025, issued by Cyabra Strategy Ltd.	S-4/A	333-283153	10.44	January 13, 2026
10.40	Securities Purchase Agreement dated December 18, 2025, between Trailblazer Holdings, Inc. and certain purchasers.	S-4/A	333-283153	10.45	January 13, 2026

10.41	Registration Rights Agreement dated December 18, 2025, between Trailblazer Holdings, Inc. and certain purchasers.	S-4/A	333-283153	10.46	January 13, 2026
10.42	Form of Common Stock Purchase Warrant.	S-4/A	333-283153	10.47	January 13, 2026
10.43	Deferred Fee Agreement, dated October 28, 2025.	8-K	001-41668	10.1	November 3, 2025
10.44	Amendment to Advisory Agreement, dated October 28, 2025,	8-K	001-41668	10.2	November 3, 2025
10.45	LifeSci Advisory Agreement, dated October 28, 2025.	8-K	001-41668	10.3	November 3, 2025
10.46	Ladenburg Advisory Agreement dated October 28, 2025.	8-K	001-41668	10.4	November 3, 2025
10.47	Note Issuance Agreement among Cyabra, Trailblazer Merger Corporation I, Trailblazer Holdings, Inc. and Lowenstein Sandler LLP.	S-4/A	333-283153	10.52	January 13, 2026
10.48	Note Issuance Agreement among Cyabra, Trailblazer Merger Corporation I, Trailblazer Holdings, Inc. and Loeb & Loeb LLP.	S-4/A	333-283153	10.53	January 13, 2026
10.49	Waiver and Consent Letter of Alpha Capital Anstalt dated March 19, 2026 and Side Letter with respect to Beneficial Ownership dated March 19, 2026.	S-1/A	333-293035	10.54	March 23, 2026
10.50	Form of Securities Purchase Agreement	8-K	001-43214	10.1	July 10, 2026
10.51	Placement Agent Agreement, dated July 9, 2026, by and between Cyabra, Inc. and A.G.P./Alliance Global Partners	8-K	001-43214	10.2	July 10, 2026
10.52	Form of Conversion Agreement	8-K	001-43214	10.3	July 10, 2026
10.53	Exchange Agreement, dated July 9, 2026, by and between Cyabra, Inc. and Alpha Capital Anstalt	8-K	001-43214	10.4	July 10, 2026
21.1	List of Subsidiaries.	S-4/A	333-283153	21.1	January 13, 2026
23.1*	Consent of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm of Cyabra Strategy, Ltd.
23.2*	Consent of CBIZ CPAs P.C.
23.3*	Consent of Marcum LLP.
23.4*	Consent of Sullivan & Worcester, LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
107*	Filing Fee Table

*	Filed herewith.
†	Indicates a management or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on July 30, 2026.

CYABRA, INC.

By:	/s/ Dan Brahmy
Name:	Dan Brahmy
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan Brahmy and Yael Sandler and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Brahmy	Chief Executive Officer and Director	July 30, 2026
Dan Brahmy	(Principal executive officer)

/s/ Yael Sandler	Chief Financial Officer	July 30, 2026
Yael Sandler	(Principal financial and accounting officer)

/s/ Yoseef Daar	Director	July 30, 2026
Yoseef Daar

/s/ Michael Pompeo	Director	July 30, 2026
Michael Pompeo

/s/ Sonny Vu	Director	July 30, 2026
Sonny Vu

/s/ Michael Madon	Director	July 30, 2026
Michael Madon

/s/ James Flanagan	Director	July 30, 2026
James Flanagan

/s/ Josette Sheeran	Director	July 30, 2026
Josette Sheeran